FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-193376-23

September 15, 2015

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$1,090,895,914

(Approximate Total Mortgage Pool Balance)

$999,533,000

(Approximate Offered Certificates)

COMM 2015-CCRE26

Deutsche Mortgage & Asset Receiving Corporation

Depositor

German American Capital Corporation

Cantor Commercial Real Estate Lending, L.P.

Jefferies LoanCore LLC

Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Cantor Fitzgerald & Co.

Joint Bookrunning Managers and Co-Lead Managers

Jefferies	CastleOak Securities, L.P.
Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-193376) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2015-CCRE26 Mortgage Trust

Capitalized terms used but not defined herein have the meanings assigned to them in the other Free Writing Prospectus expected to be dated September 15, 2015, relating to the offered certificates (hereinafter referred to as the “Free Writing Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Joint Bookrunners & Co-Lead Managers:	Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co.
Co-Managers:	Jefferies LLC and CastleOak Securities, L.P.
Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (52.0%), Cantor Commercial Real Estate Lending, L.P. (“CCRE”) (28.6%) and Jefferies LoanCore LLC (“JLC”) (19.4%). *An indirect wholly owned subsidiary of Deutsche Bank AG.
Master Servicer:	Wells Fargo Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Special Servicer:	CWCapital Asset Management LLC
Trustee:	Wilmington Trust, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Moody’s Investors Service, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Morningstar Credit Ratings, LLC
Determination Date:	6th day of each month, or if such 6th day is not a business day, the following business day, commencing in November 2015.
Distribution Date:	4th business day following the Determination Date in each month, commencing in November 2015.
Cut-off Date:	Payment Date in October 2015 (or related origination date, if later). Unless otherwise noted, all Mortgage Loan statistics are based on balances as of the Cut-off Date.
Settlement Date:	On or about October 20, 2015
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	October 2048
Minimum Denominations:	$10,000 (or $100,000 with respect to Class X-A) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “The Pooling and Servicing Agreement—Optional Termination” in the Free Writing Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance
German American Capital Corporation	20	48	$567,333,625	52.0%
Cantor Commercial Real Estate Lending, L.P.	27	36	$312,054,782	28.6%
Jefferies LoanCore LLC	13	14	$211,507,507	19.4%
Total:	60	98	$1,090,895,914	100.0%

Pooled Collateral Facts:

Initial Outstanding Pool Balance:	$1,090,895,914
Number of Mortgage Loans:	60
Number of Mortgaged Properties:	98
Average Mortgage Loan Cut-off Date Balance:	$18,181,599
Average Mortgaged Property Cut-off Date Balance:	$11,131,591
Weighted Average Mortgage Rate:	4.5156%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months):	118
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months):	115
Weighted Average Mortgage Loan Seasoning (months):	2
% of Mortgaged Properties Leased to a Single Tenant:	7.3%
Credit Statistics(1):
Weighted Average Mortgage Loan U/W NCF DSCR(2):	1.69x
Weighted Average Mortgage Loan Cut-off Date LTV(3):	66.3%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(3):	58.4%
Weighted Average U/W NOI Debt Yield:	10.1%
Amortization Overview:
% Mortgage Loans with Amortization through Maturity Date or ARD:	31.0%
% Mortgage Loans which pay Interest Only through Maturity Date or ARD:	15.8%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD:	53.2%
Weighted Average Remaining Amortization Term (months)(2)(4):	357
Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	88.1%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(5):	85.6%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	59.2%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(6):	92.0%
% Mortgage Loans with Upfront Engineering Reserves:	31.2%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	55.0%
% Mortgage Loans with In Place Hard Lockboxes:	71.1%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.10x:	78.1%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	92.3%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:	7.7%

(1)	With respect to the Prudential Plaza Mortgage Loan, 11 Madison Avenue Mortgage Loan and Heartland Industrial Portfolio Mortgage Loan the LTV, DSCR and Debt Yield calculations include the related pari passu companion loan(s), but not any related subordinate companion loan(s). With respect to the 2210 Main Street and 2010 Westgate Avenue cross-collateralized and cross-defaulted loans, LTV, DSCR and Debt Yield calculations are calculated on an aggregate basis unless otherwise specifically indicated.

(2)	With respect to the Crossroads Office Portfolio loan, representing approximately 4.1% of the initial outstanding pool balance, the loan amortizes based on a non-standard amortization schedule. For additional information, see Annex H to the Free Writing Prospectus.

(3)	With respect to the Heartland Industrial Portfolio Mortgage Loan, representing 3.2% of the initial outstanding pool balance, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on the portfolio appraised value, which attributes a premium to the aggregate value of the Heartland Industrial Portfolio properties as a whole. For additional information, see the Footnotes to Annex A-1 in the Free Writing Prospectus.

(4)	Excludes loans which are interest only for the full loan term.

(5)	Includes FF&E Reserves.

(6)	Represents the percent of the allocated initial outstanding principal balance of retail, office, industrial and mixed use properties only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA/Morningstar)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)

Class A-1	Aaa(sf)/AAAsf/AAA(sf)/AAA	$36,162,000	30.000%(6)	2.68	1 – 54	46.4%	14.4%
Class A-2	Aaa(sf)/AAAsf/AAA(sf)/AAA	$44,578,000	30.000%(6)	4.74	54 – 58	46.4%	14.4%
Class A-SB	Aaa(sf)/AAAsf/AAA(sf)/AAA	$76,831,000	30.000%(6)	7.30	58 – 114	46.4%	14.4%
Class A-3	Aaa(sf)/AAAsf/AAA(sf)/AAA	$225,000,000	30.000%(6)	9.63	114 – 117	46.4%	14.4%
Class A-4	Aaa(sf)/AAAsf/AAA(sf)/AAA	$381,056,000	30.000%(6)	9.80	117 – 118	46.4%	14.4%
Class X-A(7)	Aa1(sf)/AAAsf/AAA(sf)/AAA	$811,353,000(8)	N/A	N/A	N/A	N/A	N/A
Class A-M	Aa2(sf)/AAAsf/AAA(sf)/AAA	$47,726,000	25.625%	9.86	118 – 119	49.3%	13.6%
Class B	NR/AA-sf/AA(sf) /AA-	$72,272,000	19.000%	9.89	119 – 119	53.7%	12.5%
Class C	NR/A-sf/A(sf)/A-	$54,545,000	14.000%	9.89	119 – 119	57.0%	11.7%
Class D	NR/BBB-sf/BBB-(sf)/BBB-	$61,363,000	8.375%	9.89	119 – 119	60.7%	11.0%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA/Morningstar)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)

Class X-B(7)	NR/A-sf/AAA(sf)/AAA	$126,817,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-C(7)	NR/BBB-sf/BBB-(sf)/AAA	$61,363,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-D(7)	NR/NR/NR/AAA	$28,636,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-E(7)	NR/NR/NR/AAA	$28,636,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-F(7)	NR/NR/NR/AAA	$34,090,914(8)	N/A	N/A	N/A	N/A	N/A
Class E	NR/BB+sf/BB+(sf)/NR	$15,000,000	7.000%	9.89	119 – 119	61.7%	10.9%
Class F	NR/BB-sf/BB(sf)/NR	$13,636,000	5.750%	9.89	119 – 119	62.5%	10.7%
Class G	NR/NR/B-(sf)/NR	$28,636,000	3.125%	9.89	119 – 119	64.2%	10.4%
Class H	NR/NR/NR/NR	$34,090,914	0.000%	9.89	119 – 119	66.3%	10.1%

(1)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs or (iv) the weighted average of the net mortgage rates on the mortgage loans) (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, less a specified rate.

(2)	Approximate; subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates (collectively, the “Class X Certificates”) may vary depending upon the final pricing of the classes of Certificates whose Certificate Balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of any class of Class X Certificates would be equal to zero, such Class X Certificates may not be issued on the settlement date of this securitization.

(3)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of Certificates with a Certificate Balance is based on (i) modeling assumptions described in the Free Writing Prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and mortgage loans with anticipated repayment dates, if any, are repaid on the respective anticipated repayment dates.

(4)	“Certificate Principal to Value Ratio” for any class with a Certificate Balance is calculated as the product of (a) the weighted average Mortgage Loan Cut-off Date LTV of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Certificates and all other classes with a Certificate Balance, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(5)	“Underwritten NOI Debt Yield” for any class with a Certificate Balance is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all Certificates and the denominator of which is the total initial Certificate Balance of the related class of Certificates and all other classes with a Certificate Balance, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are represented in the aggregate.

(7)	As further described in the Free Writing Prospectus, the pass-through rate applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs over (ii)(A) with respect to the Class X-A Certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M Certificates (based on their Certificate Balances), (B) with respect to the Class X-B Certificates, the weighted average of the pass-through rates of the Class B and Class C Certificates (based on their Certificate Balances), (C) with respect to the Class X-C Certificates, the pass-through rate of the Class D Certificates, (D) with respect to the Class X-D Certificates, the weighted average of the pass-through rates of the Class E and Class F Certificates (based on their Certificate Balances), (E) with respect to the Class X-E Certificates, the pass-through rate of the Class G Certificates and (F) with respect to the Class X-F Certificates, the pass-through rate of the Class H Certificates.

(8)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balance of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M Certificates. The interest accrual amounts on the Class X-B Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balance of each of the Class B and Class C Certificates. The interest accrual amounts on the Class X-C Certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class D Certificates. The interest accrual amounts on the Class X-D Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balance of each the Class E and Class F Certificates. The interest accrual amounts on the Class X-E Certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class G Certificates. The interest accrual amounts on the Class X-F Certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class H Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-2	JLC	Mingo Marketplace Retail	Retail	$7,942,779	54	62.1%	1.73x	11.0%
A-2	CCRE	Park at Perimeter Center East	Office	$27,136,732	58	71.4%	1.20x	8.6%
A-2	CCRE	Wood Tavern Wynwood	Retail	$7,700,000	58	62.6%	1.49x	7.2%

(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date, or in the case of any mortgage loan with an anticipated repayment date, on such repayment date. See “Yield and Maturity Considerations—Yield Considerations” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Principal Payments:

Payments in respect of principal of the Certificates will be distributed, first, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to the planned principal balance for the related Distribution Date set forth on Annex A-3 to the Free Writing Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero. Notwithstanding the foregoing, if the total principal balance of the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the Certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, on a pro rata basis, based on the Certificate Balance of each such Class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in that order, in each case until the Certificate Balance of each such Class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each Class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M Certificates; (ii) the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B and Class C Certificates; (iii) the notional amount of the Class X-C Certificates will be reduced by the principal distributions and realized losses allocated to the Class D Certificates; (iv) the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class E and Class F Certificates; (v) the notional amount of the Class X-E Certificates will be reduced by the principal distributions and realized losses allocated to the Class G Certificates and (vi) the notional amount of the Class X-F Certificates will be reduced by the principal distributions and realized losses allocated to the Class H Certificates.

Interest Payments:

On each Distribution Date, interest accrued for each Class of the Certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such Class and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F Class G and Class H Certificates, in that order, in each case until the interest payable to each such Class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs or (iv) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, less a specified rate.

As further described in the Free Writing Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs over (ii) (A) with respect to the Class X-A Certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M Certificates (based on their Certificate Balances), (B) with respect to the Class X-B Certificates, the weighted average of the pass-through rates of the Class B and Class C Certificates (based on their Certificate Balances), (C) with respect to the Class X-C Certificates, the pass-through rate of the Class D Certificates, (D) with respect to the Class X-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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D Certificates, the weighted average of the pass-through rates of the Class E and Class F Certificates (based on their Certificate Balances), (E) with respect to the Class X-E Certificates, the pass-through rate of the Class G Certificates and (F) with respect to the Class X-F Certificates, the pass-through rate of the Class H Certificates.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing Classes of Certificates.

Loss Allocation:

Losses will be allocated to each Class of Certificates entitled to principal in reverse alphabetical order starting with Class H through and including Class A-M and then to Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates on a pro rata basis based on the Certificate Balance of each such Class. The notional amount of any Class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the Certificates that are components of the notional amount of such Class of Class X Certificates.

Prepayment Premiums:

A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such Class of Certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

(Pass-Through Rate - Discount Rate)	X	The percentage of the principal distribution amount to such Class as described in (a) above
(Mortgage Rate - Discount Rate)

The remaining percentage of the prepayment premiums will be allocated to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates in the manner described in the Free Writing Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates as Discount Rates decrease and a decrease in the percentage allocated to such Classes as Discount Rates rise.

Loan Combinations:

The Mortgaged Property identified on Annex A–1 to the Free Writing Prospectus as Prudential Plaza secures (i) a Mortgage Loan evidenced by a promissory note designated as Note A-1, with an outstanding principal balance as of the Cut–off Date of $115,000,000 (the “Prudential Plaza Mortgage Loan”), representing approximately 10.5% of the Initial Outstanding Pool Balance, (ii) a promissory note designated as Note A-2 (the “Prudential Plaza Note A-2 Companion Loan”), with an outstanding principal balance as of the Cut-off Date of $100,000,000, which is currently held by GACC or an affiliate, (iii) a promissory note designated as Note A-3 (the “Prudential Plaza Note A-3 Companion Loan”), with an outstanding principal balance as of the Cut-off Date of $100,000,000, which is currently held by GACC or an affiliate, (iv) a promissory note designated as Note A-4 (together with the Prudential Plaza Note A-2 Companion Loan and the Prudential Plaza Note A-3 Companion Loan, the “Prudential Plaza Companion Loans”), with an outstanding principal balance as of the Cut-off Date of $100,000,000, which is currently held by GACC or an affiliate. The Prudential Plaza Mortgage Loan and the Prudential Plaza Portfolio Companion Loans are pari passu in right of payment and are collectively referred to herein as the “The Prudential Plaza Loan Combination”.

The Prudential Plaza Loan Combination is being serviced pursuant to the COMM 2015-CCRE26 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Prudential Plaza Loan Combination, see “Description of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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the Mortgage Pool—Loan Combinations—Prudential Plaza Loan Combination” in the Free Writing Prospectus.

The Mortgaged Property identified on Annex A–1 to the Free Writing Prospectus as 11 Madison Avenue secures (i) a Mortgage Loan evidenced by a promissory note designated as Note A-1-C1 with an outstanding principal balance as of the Cut-off Date of $70,000,000 (the “11 Madison Avenue Mortgage Loan”), representing approximately 6.4% of the Initial Outstanding Pool Balance. The 11 Madison Avenue Loan Combination (as defined below) is evidenced by: (i) one promissory Note A-1-C1 that evidences the 11 Madison Avenue Mortgage Loan; (ii) nine pari passu promissory notes designated as Note A-1-S1, Note A-1-S2, Note A-1-S3, Note A-2-S1, Note A-2-S2, Note A-2-S3, Note A-3-S1, Note A-3-S2 and Note A-3-S3, respectively, having an aggregate outstanding principal balance as of the Cut-off Date of $397,530,000 (the “11 Madison Avenue Standalone Pari Passu Companion Loans”), each of which is generally pari passu in right of payment with the 11 Madison Avenue Mortgage Loan and the 11 Madison Avenue Non-Standalone Pari Passu Companion Loans (as defined below); (iii) six pari passu promissory notes designated as Note A-1-C2, Note A-1-C3, Note A-2-C1, Note A-2-C2, Note A-3-C1 and Note A-3-C2, respectively, having an aggregate outstanding principal balance as of the Cut-off Date of $296,800,000 (the “11 Madison Avenue Non-Standalone Pari Passu Companion Loans” and, together with the 11 Madison Avenue Standalone Pari Passu Companion Loans, the “11 Madison Avenue Pari Passu Companion Loans”), each of which is generally pari passu in right of payment with the 11 Madison Avenue Mortgage Loan and the 11 Madison Avenue Standalone Pari Passu Companion Loans; and (iv) three promissory notes designated as Note B-1-S, Note B-2-S and Note B-3-S, respectively, with an aggregate outstanding principal balance as of the Cut-off Date of $310,670,000 (together, the “11 Madison Avenue Subordinate Companion Loans” and, together with the 11 Madison Avenue Pari Passu Companion Loans, the “11 Madison Avenue Companion Loans”), which are subordinate in right of payment in respect of each of the 11 Madison Avenue Mortgage Loan and the 11 Madison Avenue Pari Passu Companion Loans. The 11 Madison Avenue Standalone Pari Passu Companion Loans and the 11 Madison Avenue Subordinate Companion Loans are collectively referred to as the “11 Madison Avenue Standalone Companion Loans”)

The 11 Madison Avenue Subordinate Companion Loans, together with the 11 Madison Avenue Mortgage Loan and the 11 Madison Avenue Pari Passu Companion Loans, are referred to as the “11 Madison Avenue Loan Combination”. Only the 11 Madison Avenue Mortgage Loan is included in the Issuing Entity. Each of the 11 Madison Avenue Standalone Pari Passu Companion Loans and 11 Madison Avenue Subordinate Companion Loans is expected to be included in the MAD 2015-11MD Mortgage Trust. The 11 Madison Avenue Non-Standalone Pari Passu Companion Loans are currently being held as follows: (i) Note A-1-C2 and Note A-1-C3 are currently being held by GACC, (ii) Note A-2-C1 and Note A-2-C2 are currently being held by Morgan Stanley Bank, N.A. and (iii) Note A-3-C1 and Note A-3-C2 are currently being held by Wells Fargo.

The 11 Madison Avenue Loan Combination is expected to be serviced pursuant to the MAD 2015-11MD pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the 11 Madison Avenue Loan Combination, see “Description of the Mortgage Pool—Loan Combinations—11 Madison Avenue Loan Combination” in the Free Writing Prospectus.

The portfolio of Mortgaged Properties identified on Annex A–1 to the Free Writing Prospectus as Heartland Industrial Portfolio secures (i) a Mortgage Loan evidenced by a promissory note designated as Note A-3, with an outstanding principal balance as of the Cut–off Date of $35,000,000 (the “Heartland Industrial Portfolio Mortgage Loan”), representing approximately 3.2% of the Initial Outstanding Pool Balance, (ii) a promissory note designated as Note A-1 (the “Heartland Industrial Portfolio Note A-1 Companion Loan”), with an outstanding principal balance as of the Cut-off Date of $120,000,000, which is currently included in the COMM 2015-CCRE25 Mortgage Trust and (iii) a promissory note designated as Note A-2 (together with the Heartland Industrial Portfolio Note A-1 Companion Loan, the “Heartland Industrial Portfolio Companion Loans”), with an outstanding principal balance as of the Cut-off Date of $95,000,000, which is currently included in the COMM 2015-CCRE24 Mortgage Trust. The Heartland Industrial Portfolio Mortgage Loan and the Heartland Industrial Portfolio Companion Loans are pari passu in right of payment and are collectively referred to herein as the “The Heartland Industrial Portfolio Loan Combination”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Heartland Industrial Portfolio Loan Combination is being serviced pursuant to the COMM 2015-CCRE25 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Heartland Industrial Portfolio Loan Combination, see “Description of the Mortgage Pool—Loan Combinations—Heartland Industrial Portfolio Loan Combination” in the Free Writing Prospectus.

The Prudential Plaza Loan Combination is referred to as a “Serviced Loan Combination”. The 11 Madison Avenue Mortgage Loan and the Heartland Industrial Portfolio Mortgage Loan are each referred to as a “Non-Serviced Mortgage Loan”, and the 11 Madison Avenue Loan Combination and the Heartland Industrial Portfolio Loan Combination are each referred to as a “Non-Serviced Loan Combination”.

Control Rights and Directing Holder:

Controlling Class Certificateholders will have certain control rights over servicing matters with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Loan Combinations. The majority owner or appointed representative of the Class of Control Eligible Certificates that is the Controlling Class (such owner or representative, the “Directing Holder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Loan Combinations. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to such Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Loan Combinations.

It is expected that Seer Capital Partners Master Fund L.P. or its affiliate will be the initial Directing Holder with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Loan Combination.

For a description of the directing holder for each Non-Serviced Loan Combination see “Description of the Mortgage Pool—Loan Combinations” and “Description of the Pooling and Servicing Agreement—The Directing Holder” in the Free Writing Prospectus.

Control Eligible Certificates:	Class E, Class F, Class G and Class H Certificates.
Controlling Class:

The Controlling Class will be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance of such Class.

The Controlling Class as of the Settlement Date will be the Class H Certificates.

Appraised-Out Class:	Any Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reductions Amounts allocable to such Class, to no longer be the Controlling Class.
Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of an Appraisal Reduction Amounts in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Mortgage Loan (other than Non-Serviced Mortgage Loans) for which an Appraisal Reduction Event has occurred. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the Appraisal Reduction Amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the Appraisal Reduction Amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

Control Termination Event:	Will occur with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Serviced Loan Combination when no Class of Control Eligible Certificates has an aggregate Certificate Balance (as notionally or actually reduced by any Appraisal Reduction Amounts and Realized Losses) equal to or greater than 25% of the initial Certificate Balance of such Class.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Upon the occurrence and the continuance of a Control Termination Event, the Directing Holder will no longer have any Control Rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Mortgage Loan.

Upon the occurrence and continuation of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Loan Combinations. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur with respect to any Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Loan Combinations when, without giving regard to the application of any Appraisal Reduction Amounts (i.e., giving effect to principal reduction through Realized Losses only), there is no Class of Control Eligible Certificates that has an aggregate Certificate Balance equal to 25% or more of the initial Certificate Balance of such Class.

Upon the occurrence and continuance of a Consultation Termination Event the Directing Holder will have no rights under the Pooling and Servicing Agreement other than those rights that all Certificateholders have.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and each Serviced Loan Combination as of the Settlement Date.  Prior to the occurrence and continuance of a Control Termination Event, the Directing Holder generally may replace the Special Servicer with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and each Serviced Loan Combination with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Loan Combinations) will occur based on a vote of holders of all voting eligible Classes of Certificates as described below. See “Description of the Mortgage Pool—Loan Combinations” and “Description of the Pooling and Servicing Agreement” in the Free Writing Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Loan Combinations.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to Non-Serviced Loan Combinations, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of Certificates evidencing not less than 25% of the voting rights of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement Special Servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the Certificates, the Certificate Administrator will be required to promptly provide written notice to all certificateholders of such request and conduct the solicitation of votes of all Certificates in such regard. Upon the written direction (within 180 days) of (i) Holders of at least 75% of a Certificateholder Quorum or (ii) the Holders of more than 50% of the voting rights of each Class of Non-Reduced Certificates, the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Loan Combinations).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all classes of Certificates entitled to principal, on an aggregate basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer (other than with respect to Non-Serviced Loan Combinations). The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Loan Combinations) must be confirmed by a majority of the voting rights of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the Certificates.

See “Description of the Mortgage Pool—Loan Combinations” and “Description of the Pooling and Servicing Agreement” in the Free Writing Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Loan Combinations.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the Pooling and Servicing Agreement will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the Pooling and Servicing Agreement will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the Pooling and Servicing Agreement (including in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Loan Combination, if any, and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Loan Combination, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly permitted in the Pooling and Servicing Agreement and other than commercially reasonable treasury management fees, banking fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any mortgage loan. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:

With respect to the Mortgage Loans (other than with respect to Non-Serviced Loan Combinations) and prior to the occurrence of a Control Termination Event, the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website but will not have any approval or consultation rights. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the Certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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to vote, provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

The Operating Advisor will not have consultation rights in respect of Non-Serviced Loan Combinations.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)(2)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
$2,693,395	-	$7,499,999	21	$95,103,205	8.7%	4.7299%	118	1.50x	68.1%	56.9%
$7,500,000	-	$14,999,999	20	$195,531,314	17.9%	4.6457%	113	1.56x	68.7%	58.6%
$15,000,000	-	$24,999,999	3	$56,925,000	5.2%	4.5535%	119	1.52x	66.1%	57.7%
$25,000,000	-	$49,999,999	12	$438,136,396	40.2%	4.5960%	114	1.66x	69.8%	62.2%
$50,000,000	-	$99,999,999	3	$190,200,000	17.4%	4.0209%	118	2.26x	55.7%	50.8%
$100,000,000	-	$115,000,000	1	$115,000,000	10.5%	4.6100%	118	1.29x	64.6%	58.0%
Total/Weighted Average			60	$1,090,895,914	100.0%	4.5156%	115	1.69x	66.3%	58.4%

Distribution of Mortgage Rates(1)(2)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
3.5602%	-	4.4999%	17	$422,442,589	38.7%	4.1258%	117	2.08x	61.1%	56.5%
4.5000%	-	4.7499%	20	$356,601,169	32.7%	4.6110%	117	1.46x	67.7%	57.8%
4.7500%	-	5.3900%	23	$311,852,156	28.6%	4.9343%	112	1.41x	71.6%	61.8%
Total/Weighted Average			60	$1,090,895,914	100.0%	4.5156%	115	1.69x	66.3%	58.4%

Property Type Distribution(1)(2)(4)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Rooms/ Pads/Units/ NRA	Weighted Averages
					Cut-off Date Balance per Room/Pad/ Unit/NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
Office	16	$432,651,216	39.7%	6,269,332	$200	4.5591%	115	86.8%	1.84x	62.8%	56.5%
CBD	4	$221,637,943	20.3%	4,880,155	$220	4.2036%	118	81.4%	2.29x	53.9%	50.3%
Suburban	10	$196,401,338	18.0%	1,307,365	$180	4.9386%	110	92.3%	1.36x	72.2%	63.4%
Medical	2	$14,611,934	1.3%	81,812	$179	4.8518%	119	94.6%	1.45x	71.9%	58.9%
Retail	21	$185,766,601	17.0%	1,626,497	$182	4.4068%	112	93.7%	1.52x	69.2%	61.1%
Anchored(5)	18	$169,292,842	15.5%	1,567,345	$148	4.3795%	114	93.3%	1.50x	69.8%	61.6%
Unanchored	3	$16,473,759	1.5%	59,152	$524	4.6879%	90	98.4%	1.70x	62.0%	56.0%
Hospitality	13	$149,131,890	13.7%	1,325	$153,436	4.5697%	117	77.4%	1.90x	66.7%	55.6%
Full Service	3	$79,705,433	7.3%	443	$205,186	4.6571%	118	81.3%	1.74x	67.9%	55.4%
Limited Service	10	$69,426,457	6.4%	882	$94,024	4.4694%	117	73.0%	2.08x	65.2%	55.9%
Industrial	31	$103,947,431	9.5%	8,459,983	$52	4.4968%	118	97.8%	1.50x	68.7%	59.8%
Mixed Use	3	$92,210,773	8.5%	336,482	$534	4.3388%	116	98.1%	1.73x	69.9%	64.9%
Office/Retail	2	$47,210,773	4.3%	287,379	$170	4.6627%	119	96.3%	1.38x	71.0%	61.4%
Office/Retail/Parking Garage	1	$45,000,000	4.1%	49,103	$916	3.9990%	114	100.0%	2.09x	68.7%	68.7%
Manufactured Housing Community	5	$72,042,599	6.6%	840	$157,633	4.6196%	118	95.5%	1.25x	66.4%	56.1%
Multifamily	7	$40,582,904	3.7%	679	$85,714	4.6715%	119	95.2%	1.39x	71.8%	62.8%
Leased Fee	2	$14,562,500	1.3%	201,493	NAP	4.3586%	115	NAP	1.36x	71.0%	60.5%
Total/Weighted Average	98	$1,090,895,914	100.0%			4.5156%	115	89.6%	1.69x	66.3%	58.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)(2)(4)

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
California	13	$170,064,283	15.6%	4.3460%	117	1.74x	65.5%	60.2%
Southern(6)	7	$151,938,061	13.9%	4.3241%	117	1.75x	65.5%	61.1%
Northern(6)	6	$18,126,222	1.7%	4.5297%	117	1.65x	65.5%	52.5%
Illinois	5	$128,676,640	11.8%	4.5975%	118	1.36x	64.8%	58.2%
New York	4	$121,954,004	11.2%	4.2336%	119	2.86x	50.1%	45.3%
New York City	1	$70,000,000	6.4%	3.5602%	119	3.89x	32.5%	32.5%
Remaining New York State	3	$51,954,004	4.8%	5.1409%	119	1.47x	73.7%	62.5%
Georgia	4	$113,287,175	10.4%	4.3737%	103	1.39x	72.0%	65.0%
Pennsylvania	3	$96,485,272	8.8%	4.8833%	119	1.32x	72.5%	63.8%
Other	69	$460,428,540	42.2%	4.5878%	116	1.60x	68.5%	58.6%
Total/Weighted Average	98	$1,090,895,914	100.0%	4.5156%	115	1.69x	66.3%	58.4%

Distribution of Cut-off Date LTV Ratios(1)(2)(3)
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	Maturity Date or ARD LTV
32.5%	-	54.9%	3	$78,622,753	7.2%	3.6486%	119	3.71x	34.7%	33.6%
55.0%	-	59.9%	4	$38,726,075	3.5%	4.4270%	118	1.89x	57.3%	49.8%
60.0%	-	64.9%	12	$285,699,398	26.2%	4.5046%	114	1.60x	63.6%	57.6%
65.0%	-	69.9%	14	$227,236,689	20.8%	4.4723%	117	1.70x	68.4%	58.8%
70.0%	-	74.9%	26	$454,348,499	41.6%	4.7000%	114	1.38x	73.0%	63.8%
75.0%	-	75.0%	1	$6,262,500	0.6%	4.6350%	116	1.25x	75.0%	64.3%
Total/Weighted Average			60	$1,090,895,914	100.0%	4.5156%	115	1.69x	66.3%	58.4%

Distribution of Maturity Date or ARD LTV Ratios(1)(2)(3)

Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	Maturity Date or ARD LTV
32.5%	-	49.9%	6	$108,578,828	10.0%	3.8733%	119	3.14x	41.0%	37.5%
50.0%	-	54.9%	8	$151,073,842	13.8%	4.5441%	118	1.58x	65.6%	54.0%
55.0%	-	59.9%	19	$300,440,083	27.5%	4.5970%	116	1.56x	66.6%	57.7%
60.0%	-	64.9%	23	$355,466,429	32.6%	4.7611%	117	1.48x	71.1%	62.9%
65.0%	-	69.3%	4	$175,336,732	16.1%	4.2514%	107	1.53x	72.0%	67.6%
Total/Weighted Average			60	$1,090,895,914	100.0%	4.5156%	115	1.69x	66.3%	58.4%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)(2)

Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
1.20x	-	1.39x	24	$546,815,450	50.1%	4.6005%	115	1.31x	69.6%	61.6%
1.40x	-	1.44x	1	$3,966,695	0.4%	5.3900%	118	1.43x	74.8%	62.4%
1.45x	-	1.54x	11	$137,787,070	12.6%	4.8681%	115	1.49x	72.4%	61.3%
1.55x	-	1.99x	16	$196,964,631	18.1%	4.5787%	115	1.70x	66.4%	55.0%
2.00x	-	2.49x	6	$126,592,068	11.6%	4.1823%	116	2.25x	63.9%	61.6%
2.50x	-	2.99x	1	$8,770,000	0.8%	4.3040%	119	2.77x	56.6%	56.6%
3.00x	-	3.89x	1	$70,000,000	6.4%	3.5602%	119	3.89x	32.5%	32.5%
Total/Weighted Average			60	$1,090,895,914	100.0%	4.5156%	115	1.69x	66.3%	58.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

COMM 2015-CCRE26 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Original Terms to Maturity or ARD(1)(2)

						Weighted Averages
Original Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
60			3	$42,779,511	3.9%	4.8307%	57	1.35	x	68.1%	63.7%
118			1	$45,000,000	4.1%	3.9990%	114	2.09	x	68.7%	68.7%
120			56	$1,003,116,404	92.0%	4.5253%	118	1.69	x	66.1%	57.8%
Total/Weighted Average			60	$1,090,895,914	100.0%	4.5156%	115	1.69	x	66.3%	58.4%

Distribution of Remaining Terms to Maturity or ARD(1)(2)

						Weighted Averages
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
54	-	60	3	$42,779,511	3.9%	4.8307%	57	1.35	x	68.1%	63.7%
114	-	117	14	$272,357,702	25.0%	4.2924%	116	1.70	x	69.9%	62.9%
118	-	119	43	$775,758,701	71.1%	4.5766%	118	1.70	x	64.9%	56.6%
Total/Weighted Average			60	$1,090,895,914	100.0%	4.5156%	115	1.69	x	66.3%	58.4%

Distribution of Underwritten NOI Debt Yields(1)(2)

						Weighted Averages
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
7.2%	-	8.9%	22	$500,012,452	45.8%	4.4983%	113	1.38	x	68.8%	62.2%
9.0%	-	9.9%	9	$122,394,528	11.2%	4.7646%	119	1.36	x	71.6%	61.4%
10.0%	-	12.4%	23	$340,126,865	31.2%	4.6728%	117	1.69	x	68.5%	57.9%
12.5%	-	14.9%	4	$91,724,126	8.4%	3.7990%	119	3.53	x	38.7%	37.2%
15.0%	-	16.0%	2	$36,637,943	3.4%	4.2532%	117	2.39	x	60.7%	56.6%
Total/Weighted Average			60	$1,090,895,914	100.0%	4.5156%	115	1.69	x	66.3%	58.4%

Amortization Types(1)(2)

						Weighted Averages
Amortization Type			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
Interest Only, then Amortizing			22	$580,550,000	53.2%	4.5345%	118	1.42	x	68.7%	61.1%
Amortizing Balloon			31	$338,475,914	31.0%	4.7765%	112	1.56	x	69.5%	57.4%
Interest Only			7	$171,870,000	15.8%	3.9376%	115	2.86	x	51.6%	51.6%
Total/Weighted Average			60	$1,090,895,914	100.0%	4.5156%	115	1.69	x	66.3%	58.4%

Footnotes:
(1)	With respect to the Prudential Plaza Mortgage Loan, 11 Madison Avenue Mortgage Loan and Heartland Industrial Portfolio Mortgage Loan, LTV, DSCR, Debt Yield, and Cut-off Date Balance per Room/Pad/Unit/NRA calculations include the related pari passu companion loan(s), but not any related subordinate companion loan(s). With respect to the 2210 Main Street and 2010 Westgate Avenue cross-collateralized and cross-defaulted loans, LTV, DSCR, Debt Yield and Cut-off Date Balance per Room/Pad/Unit/NRA calculations are calculated on an aggregate basis unless otherwise specifically indicated.
(2)	With respect to the Crossroads Office Portfolio loan, representing approximately 4.1% of the initial outstanding pool balance, the loan amortizes based on a non-standard amortization schedule. For additional information, see Annex H to the Free Writing Prospectus.
(3)	With respect to the Heartland Industrial Portfolio Mortgage Loan, representing 3.2% of the initial outstanding pool balance, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on the portfolio appraised value, which attributes a premium to the aggregate value of the Heartland Industrial Portfolio properties as a whole. For additional information, see the Footnotes to Annex A-1 in the Free Writing Prospectus.
(4)	Reflects allocated loan amount for properties securing multi-property mortgage loans.
(5)	Anchored retail includes anchored, shadow anchored and single tenant properties.
(6)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

COMM 2015-CCRE26 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Pad/NRA(1)	Cut-off Date LTV Ratio(1)(2)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
Prudential Plaza	GACC	Chicago, IL	Office	$115,000,000	10.5%	181	64.6%	1.29x	8.1%
11 Madison Avenue	GACC	New York, NY	Office	$70,000,000	6.4%	334	32.5%	3.89x	14.3%
Ashley Park	GACC	Newnan, GA	Retail	$68,200,000	6.3%	123	73.3%	1.38x	8.8%
Surf City Beach Cottages	JLC	Huntington Beach, CA	Manufactured Housing Community	$52,000,000	4.8%	203,125	63.8%	1.23x	7.5%
Devon Park Drive Corporate Campus	CCRE	Wayne, PA	Office	$47,250,000	4.3%	189	71.3%	1.34x	8.7%
Rosetree Corporate Center	CCRE	Media, PA	Office	$45,500,000	4.2%	170	74.0%	1.31x	9.0%
Portofino Plaza	JLC	Santa Monica, CA	Mixed Use	$45,000,000	4.1%	916	68.7%	2.09x	8.6%
Crossroads Office Portfolio	JLC	Various, NY	Office	$44,454,004	4.1%	113	74.1%	1.48x	10.4%
Chapel Square Retail	GACC	Avon, CO	Mixed Use	$36,000,000	3.3%	184	70.6%	1.35x	9.0%
Heartland Industrial Portfolio	GACC	Various, Various	Industrial	$35,000,000	3.2%	37	74.4%	1.36x	8.6%
Total/Weighted Average				$558,404,004	51.2%		65.0%	1.72x	9.3%
(1)	With respect to the Prudential Plaza Mortgage Loan, 11 Madison Avenue Mortgage Loan and the Heartland Industrial Portfolio Mortgage Loan, LTV, DSCR, Debt Yield and Cut-off Date Balance per Pad/NRA calculations include the related pari passu companion loan(s) but not any related subordinate companion loan(s).
(2)	With respect to the Heartland Industrial Portfolio Mortgage Loan, the Cut-off Date LTV Ratio has been calculated based on the portfolio appraised value, which attributes a premium to the aggregate value of the Heartland Industrial Portfolio as a whole.

Pari Passu Companion Loan Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loans Cut-off Date Balance	Loan Combination Cut-off Date Balance		Pooling & Servicing Agreement	Master Servicer	Special Servicer	Control Rights
Prudential Plaza	$115,000,000	$300,000,000	$415,000,000		COMM 2015-CCRE26	Wells Fargo	CWCapital	COMM 2015-CCRE26
11 Madison Avenue	$70,000,000	$694,330,000	$764,330,000	(1)	MAD 2015-11MD	KeyBank National Association	KeyBank National Association	NAP
Heartland Industrial Portfolio	$35,000,000	$215,000,000	$250,000,000		COMM 2015-CCRE25	Wells Fargo	CWCapital	COMM 2015-CCRE25
(1)	The Loan Combination Cut-off Date Balance excludes three subordinate companion loans in the aggregate original amount of $310.7 million as well as two mezzanine loans in the aggregate original balance of $325.0 million.

Existing Mezzanine Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance		Trust U/W NCF DSCR	Total Debt U/W NCF DSCR	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield
11 Madison Avenue	$70,000,000	$325,000,000	(1)	3.89x	1.97x(2)	32.5%	59.6%(2)	14.3%	7.8%(2)
Crossroads Office Portfolio	$44,454,004	$5,500,000		1.48x	1.14x	74.1%	83.3%	10.4%	9.2%
(1)	Consists of two mezzanine loans, a $150,000,000 Mezzanine A Loan, which is coterminous with the Mortgage Loan, accrues interest at a fixed per annum rate equal to 4.6500% and a $175,000,000 Mezzanine B Loan, which is coterminous with the Mortgage Loan, accrues interest at a fixed per annum rate equal to 4.8500%.
(2)	The Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and the Total Debt U/W NOI Debt Yield were calculated based on the total debt amount of $1.4 billion, which includes the 11 Madison Avenue Mortgage Loan and 15 senior pari passu companion loans in the aggregate original amount $764.33 million, three subordinate companion loans in the aggregate original amount of $310.7 million and two mezzanine loans in the aggregate original amount of $325.0 million.

Subordinate Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield
11 Madison Avenue	$70,000,000	$694,330,000	$310,670,000	3.89x	1.97x(1)	32.5%	59.6%(1)	14.3%	7.8%(1)
(1)	The Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and the Total Debt U/W NOI Debt Yield were calculated based on the total debt amount of $1.4 billion, which includes the 11 Madison Avenue Mortgage Loan and 15 senior pari passu companion loans in the aggregate original amount $764.33 million, three subordinate companion loans in the aggregate original amount of $310.7 million and two mezzanine loans in the aggregate original amount of $325.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 1 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 64.6% 1.29x 8.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 1 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 64.6% 1.29x 8.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Michael Silberberg; Mark Karasick
Borrower:	SL PRU LLC
Original Balance:	$115,000,000
Cut-off Date Balance:	$115,000,000
% by Initial UPB:	10.5%
Interest Rate:	4.6100%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	Interest only for first 48 months; 360 months thereafter
Additional Debt(1)(2):	$300,000,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection(3):	L(26), D(88), O(6)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly
Taxes:	$1,134,682	$1,134,682
Insurance:	$248,278	$82,759
Replacement:	$2,525,657	$47,671
Existing TI/LC:	$21,489,422	$0
Future Leasing:	$35,000,000	Springing
Rent Abatement:	$12,911,435	NAP

Financial Information(5)
Cut-off Date Balance / Sq. Ft.:	$181
Balloon Balance / Sq. Ft.:	$163
Cut-off Date LTV:	64.6%
Balloon LTV:	58.0%
Underwritten NOI DSCR(6):	1.31x
Underwritten NCF DSCR(6):	1.29x
Underwritten NOI Debt Yield:	8.1%
Underwritten NCF Debt Yield:	7.9%
Underwritten NOI Debt Yield at Balloon:	9.0%
Underwritten NCF Debt Yield at Balloon:	8.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Chicago, IL
Year Built / Renovated:	1955 / 1990, 2014-2015
Total Sq. Ft.:	2,288,098
Property Management(7):	SL PRU Property Manager LLC
Underwritten NOI(8):	$33,502,285
Underwritten NCF:	$32,982,074
“As-is” Appraised Value:	$642,000,000
“As-is” Appraisal Date:	June 24, 2015
“As Stabilized” Value(9):	$787,500,000
“As Stabilized” Date(9):	July 1, 2017

Historical NOI(10)
Most Recent NOI:	$19,616,818 (T-12 May 31, 2015)
2014 NOI:	$21,430,754 (December 31, 2014)
2013 NOI:	$22,042,511 (December 31, 2013)
2012 NOI:	NAV
2011 NOI:	NAV
2010 NOI:	NAV

Historical Occupancy(10)
Most Recent Occupancy:	71.0% (June 1, 2015)
2014 Occupancy:	60.3% (December 31, 2014)
2013 Occupancy:	69.6% (December 31, 2013)
2012 Occupancy:	NAV
2011 Occupancy:	NAV
2010 Occupancy:	NAV
(1)	The Prudential Plaza Loan Combination is evidenced by four pari passu notes in the aggregate original principal amount of $415.0 million. The controlling Note A-1, with an original principal balance of $115.0 million, will be included in the COMM 2015-CCRE26 mortgage trust. The non-controlling Note A-2, the non-controlling Note A-3 and the non-controlling Note A-4 with an aggregate original principal balance of $300.0 million, are pari passu companion loans and will not be included in the trust and are expected to be held by GACC or an affiliate. For additional information on the pari passu companion loans, see “The Loan” herein.

(2)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.

(3)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of September 6, 2015. Defeasance of the full $415.0 million Prudential Plaza Loan Combination is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) July 30, 2018. The assumed lockout period of 26 payments is based on the expected COMM 2015-CCRE26 securitization closing date in October 2015. The actual lockout period may be longer.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Prudential Plaza Loan Combination.
(6)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.73x and 1.70x, respectively.
(7)	The Prudential Plaza Property is sub-managed by Jones Lang LaSalle Americas (Illinois), LP.
(8)	The increase in Underwritten NOI is due to $5.8 million in recent leasing at the property since June 2015, $1.7 million in step rents taken through September 2016, a management fee cap of $1.0 million (vs. the T-12 management fee of $1.4 million), as well as the fact that T-12 NOI is net of free rent given to leases signed over the past 12 months. Excluding concessions, the T-12 NOI is approximately $22.9 million.
(9)	The As Stabilized Appraised Value assumes the Prudential Plaza Property has achieved an occupancy of 88.0%. Based on the As Stabilized Appraised Value, the Prudential Plaza Property has an As-Stabilized LTV of 52.7%.
(10)	The Prudential Plaza Property was acquired by the sponsor in 2013, therefore Historical NOI and Historical Occupancy prior to 2013 is unavailable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 1 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 64.6% 1.29x 8.1%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
McGraw Hill Financial, Inc.(2)(3)	NR/NR/BBB+	153,065	6.7%	$30.18	12.6%	11/30/2016
CBS Radio Holdings Corp. of Orlando(4)	BBB/Baa2/BBB	72,284	3.2%	$20.04	3.9%	4/30/2018
Leydig, Voit & Mayer, Ltd.(5)	NR/NR/NR	66,783	2.9%	$24.85	4.5%	9/30/2025
Cision US, Inc.(6)	NR/NR/NR	49,703	2.2%	$18.28	2.5%	1/31/2023
Optiver US LLC(7)	NR/NR/NR	49,048	2.1%	$20.23	2.7%	4/30/2023
Total Major Tenants		390,883	17.1%	$24.63	26.2%
High Office		348,662	15.2%	$23.54	22.3%
Mid Office		451,220	19.7%	$20.73	25.4%
Low Office		350,878	15.3%	$18.92	18.0%
Retail		58,737	2.6%	$30.90	4.9%
Storage		20,720	0.9%	$21.78	1.2%
Antenna		2,843	0.1%	$243.78	1.9%
Total Occupied Collateral		1,623,943	71.0%	$22.65	100.0%
Vacant		664,155	29.0%
Total		2,288,098	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	McGraw Hill Financial, Inc. is currently subleasing their space to two separate tenants, McDermott, Will & Emory and University of Chicago. For additional information on the terms of the subleases see “Major Tenants” herein.
(3)	McGraw Hill Financial, Inc. has one five-year renewal option, however, it is anticipated that McGraw Hill will not renew its lease as to all or most of its space.
(4)	CBS Radio Holdings Corp. of Orlando has two five-year renewal options each upon written notice no later than 12 months prior to the lease expiration date of April 30, 2018. The tenant has no termination options.
(5)	Leydig, Voit & Mayer, Ltd. has two renewal options each upon written notice no later than 18 months prior to the lease expiration date of September 30, 2025. The tenant holds the right to extend the term for either a five year or ten year term upon renewal. The tenant has no termination options.
(6)	Cision US, Inc. has two renewal options each upon written notice no later than 14 months prior to the lease expiration date of January 31, 2023. The tenant may terminate its lease on June 30, 2020 upon written notice no later than 12 months prior to June 30, 2020 and payment of the sum of (i) $1,483,920 and (ii) the unamortized lease concessions and leasing commissions associated with the Cision US, Inc. lease.
(7)	Optiver US LLC has two five-year renewal options upon written notice no later than 12 months prior to the lease expiration of April 30, 2018. The tenant has no termination options. Additionally, Optiver US LLC has signed a lease to occupy 23,199 sq. ft. of McGraw Hill Financial, Inc.’s space when McGraw Hill’s lease expires on November 30, 2016.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	6	14,584	0.6%	14,584	0.6%	$29.31	1.2%	1.2%
2016	36	227,495	9.9%	242,079	10.6%	$28.08	17.4%	18.5%
2017	24	115,434	5.0%	357,513	15.6%	$20.79	6.5%	25.0%
2018	64	254,935	11.1%	612,448	26.8%	$21.22	14.7%	39.8%
2019	14	77,877	3.4%	690,325	30.2%	$23.65	5.0%	44.8%
2020	17	53,894	2.4%	744,219	32.5%	$24.33	3.6%	48.3%
2021	16	79,616	3.5%	823,835	36.0%	$20.86	4.5%	52.8%
2022	17	80,527	3.5%	904,362	39.5%	$21.71	4.8%	57.6%
2023	15	173,046	7.6%	1,077,408	47.1%	$20.12	9.5%	67.1%
2024	10	45,529	2.0%	1,122,937	49.1%	$22.47	2.8%	69.8%
2025	25	213,722	9.3%	1,336,659	58.4%	$23.59	13.7%	83.5%
Thereafter	35	287,284	12.6%	1,623,943	71.0%	$21.07	16.5%	100.0%
Vacant	NAP	664,155	29.0%	2,288,098	100.0%	NAP	NAP
Total / Wtd. Avg.	279	2,288,098	100.0%			$22.65	100.0%
(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 1 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 64.6% 1.29x 8.1%

The Loan.    The Prudential Plaza loan (the “Prudential Plaza Loan”) is a $115.0 million fixed rate loan secured by the borrower’s fee simple interest in two Class A office towers totaling 2,288,098 sq. ft. located at 130 East Randolph Street and 180 North Stetson Avenue in Chicago, Illinois (the “Prudential Plaza Property”). The Prudential Plaza Loan is evidenced by the controlling Note A-1, with original principal balance of $115.0 million, which will be included in the COMM 2015-CCRE26 Mortgage Trust. The non-controlling Note A-2, the non-controlling Note A-3 and the non-controlling Note A-4 are pari passu companion loans (together with the Prudential Plaza Loan, the “Prudential Plaza Loan Combination”), with an aggregate original principal balance of $300.0 million, and are expected to be held by GACC or an affiliate.

Loan Combination Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$115,000,000	$115,000,000	COMM 2015-CCRE26	Yes
Note A-2	$100,000,000	$100,000,000	GACC	No
Note A-3	$100,000,000	$100,000,000	GACC	No
Note A-4	$100,000,000	$100,000,000	GACC	No
Total	$415,000,000	$415,000,000

The Prudential Plaza Loan Combination has a 10-year term and amortizes on a 30-year schedule after an initial 48-month interest only period. The Prudential Plaza Loan Combination accrues interest at a fixed rate equal to 4.6100%. Loan proceeds were used to pay off existing debt of approximately $327.8 million, fund upfront reserves of approximately $73.3 million, pay closing costs of approximately $3.0 million and provide approximately $10.8 million in working capital to the borrower. The borrower covenanted to use such working capital amount (which was deposited into a borrower account) to pay operating or capital expenses related to the property. Such amount is not being held by, and is not subject to disbursement conditions of the lender. Based on the “As-is” appraised value of $642.0 million, the cut-off date LTV ratio is 64.6%. Based on the “As Stabilized” value of $787.5 million, the cut-off date LTV ratio is 52.7%. The most recent prior financing of the Prudential Plaza Property was included in the JPMCC 2006-LDP7 and the JPMCC 2006-CB16 securitizations.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$415,000,000	100.0%	Loan Payoff	$327,845,504	79.0%
			Reserves	$73,309,474	17.7%
			Closing Costs	$3,025,042	0.7%
			Working Capital	$10,819,980	2.6%
Total Sources	$415,000,000	100.0%	Total Uses	$415,000,000	100.0%

The Borrower / Sponsor.    The borrower, SL PRU LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrower and nonrecourse carve-out guarantors are Michael Silberberg and Mark Karasick, on a joint and several basis.

Michael Silberberg is a principal of Berkley Properties, LLC, a privately owned real estate holding company that acquires, renovates and manages hotels, offices, retail and multifamily properties in the Northeast. Additionally, directly or through affiliated companies, Berkley Properties has holdings in New York, New Jersey, Chicago, Alabama, Tennessee and Texas. Berkley Properties, LLC is headquartered in New York City.

Mark Karasick is a principal of the 601W Companies (“601W”). 601W manages private real estate acquisition, ownership, development and management portfolios. Since its founding more than 15 years ago, 601W has acquired a number of commercial properties throughout the country, totaling 24 million sq. ft. with a collective value in excess of $5.0 billion. At 601W, Mark Karasick leads the acquisition, development and management of the 601W real estate portfolio.

Michael Silberberg and Mark Karasick have worked on numerous transactions in the Chicago central business district. In 2010, Berkley Properties LLC purchased, and later sold, 180 North La Salle Street in the East Loop submarket and 601W is currently holding 550 West Jackson Avenue, an approximately 400,000 sq. ft. office property in the West Loop submarket. The sponsors are also currently under contract to purchase the Aon Center, an office building located adjacent to the Prudential Plaza Property.

The Prudential Plaza Property was acquired by the prior sponsor of the property in 2006 for $525.0 million ($229/ sq. ft.) with $470.0 million of total debt, which included a $410.0 million first mortgage (split equally between the JPMCC 2006-LDP7 and JPMCC 2006-CB16 securitizations) and a $60.0 million original principal balance mezzanine loan provided by an affiliate of Northstar. In 2012, the first mortgage loan was transferred into special servicing. The property faced two impending lease expirations with two major tenants totaling approximately 19% of the total NRA, which ultimately vacated the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 1 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 64.6% 1.29x 8.1%

The current guarantors of the property reached an agreement with the prior sponsor for an equity recapitalization. The guarantors then reached an agreement with the special servicer of the prior loan, and in June 2013 the special servicer agreed to bifurcate the $410.0 million first mortgage into a $336.0 million A-note and a $74.0 million B-note (hope note). As part of the loan modification, the guarantors took control of the borrower and mortgaged property and contributed $76.5 million of new equity into the property (while the prior sponsor retained a minority interest). As part of such agreement, the N-Star CDO VIII securitization, as the holder of the $60.0 million original principal balance mezzanine loan, agreed to modify its mezzanine loan to require payments to be made only from excess cash flow remaining following the payment of amounts then due under the mortgage loan, and a Northstar affiliate agreed to contribute $8.5 million of new equity into the property. The guarantors and the mezzanine lender then allocated amounts payable under the modified mezzanine loan to the contributors of the new equity.

As part of the origination of the Prudential Plaza Loan Combination, (i) the hope note under the prior mortgage loan was cancelled without repayment and (ii) the mezzanine lender entered into a standstill agreement with GACC pursuant to which it agreed to terminate the existing mezzanine loan pledge. Additionally, the standstill agreement provides that no exercise of remedies may be undertaken under such loan until the Prudential Plaza Loan Combination is fully satisfied, and agreed that during any event of default or Trigger Period (defined below) no payments shall be made on such loan.

The Property.    The Prudential Plaza Property consists of two Class A office towers, One Prudential Plaza and Two Prudential Plaza, totaling 2,288,098 sq. ft. located in Chicago, Illinois. One Prudential Plaza is a 41-story, 1,268,998 sq. ft. building that was built in 1955 and renovated in 1990 and from 2014-2015. Two Prudential Plaza is a 64-story, 1,019,100 sq. ft. building that was completed in 1990. The two towers are connected by a public mezzanine level that contains approximately 60,000 sq. ft. of restaurant and retail space. The Prudential Plaza Property has a diverse tenant base of over 120 tenants including law firms, financial services, technology, media and marketing companies. No tenant accounts for greater than 6.7% of NRA. The Prudential Plaza Property also features a five-level, 608 space underground parking facility that is run by AMPCO Parking, a third party operator, an underground connection to the Randolph Street commuter rail station, a landscaped one acre plaza and a tenant amenity space on the 11th floor. The tenant amenity space features a 10,000 sq. ft. gym, a tenant lounge and an outdoor rooftop space that includes a bar and an outdoor fireplace and offers unobstructed views of Millennium Park.

In 2014, the sponsor invested over $30.0 million in capital expenditures and an additional approximately $26.6 million in tenant improvements for building renovations and upgrades to tenant spaces. Major projects included an elevator modernization and cab renovation, window replacements in vacant spaces, a convector replacement, the creation of the tenant amenity space on the 11th floor, exterior lighting renovations and a complete renovation of the lobby. The investments to upgrade the Prudential Plaza Property have resulted in positive leasing velocity in 2015 with 273,153 sq. ft. of leases signed since January 2015. The chart below summarizes recent leasing activity at the prudential plaza property since October 2014.

Recent Leasing(1)
Date of Lease Execution	Count	Sq. Ft.	Gross Rent	Gross Rent PSF
Oct-14	2	24,267	$828,078.05	$34.12
Nov-14	1	2,489	$78,766.50	$31.65
Dec-14	3	28,471	$931,610.18	$32.72
Jan-15	3	41,584	$1,131,699.20	$27.21
Feb-15	1	239	$6,029.97	$25.23
Mar-15	4	54,093	$1,938,020.38	$35.83
Apr-15	2	2,026	$75,926.04	$37.48
May-15	3	17,312	$583,241.67	$33.69
Jun-15	4	43,685	$1,676,617.37	$38.38
Jul-15	9	114,214	$4,147,726.85	$36.32
Total/Wtd. Avg.	32	328,380	$11,397,716.20	$34.71
(1)	Source: borrower

The Prudential Plaza Property is situated immediately north of Millennium Park and one block east of Michigan Avenue, a major north-south roadway in Chicago. The Prudential Plaza Property is accessible via Interstate 90 from the West, Lake Shore Drive from the South and Wacker Drive. The Prudential Plaza Property also has pedestrian access via underground pedestrian corridors that provide direct access to neighboring hotels, department stores, office buildings and cultural attractions throughout the city of Chicago.

Environmental Matters. The Phase I environmental report, dated June 30, 2015, recommended no further action at the Prudential Plaza Property other than to implement an operations and maintenance plan for asbestos, which is currently in place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 1 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 64.6% 1.29x 8.1%

Major Tenants.

McGraw Hill Financial, Inc. (“McGraw Hill”) (153,065 sq. ft., 6.7% of NRA, 12.6% U/W Base Rent, rated BBB+ by S&P). McGraw Hill is a technology company specializing in financial information and analytics. McGraw Hill is headquartered at 1221 Avenue of the Americas, New York, NY, and is the parent company of Standard & Poor’s Rating Services, S&P Capital IQ, Platts, J.D. Power and Associates, and is the majority owner of the S&P Dow Jones Indices joint venture. The firm had total assets of $6.8 billion as of December 31, 2014.

McGraw Hill has been a tenant in the building since 2000 and currently leases 153,065 sq. ft. on five floors. McGraw Hill is currently subleasing a portion of its space to two tenants, McDermott, Will & Emory and University of Chicago. The University of Chicago is currently subleasing 22,647 sq. ft. with an expiration date of November 30, 2016. McDermott, Will & Emory is currently subleasing 49,998 sq. ft. with an expiration date of November 30, 2016. Additionally, one floor of McGraw Hill’s space has been leased to Optiver US LLC, which is expected to take possession of the 14th Floor (25,450 sq. ft.) upon McGraw Hill’s lease maturity. McGraw Hill has one, five year renewal option, however, it is anticipated that McGraw Hill will not renew its lease as to all or most of its space. The borrower is in negotiations with three prospective tenants (including the two subtenants) to take over McGraw Hill’s space upon the expiration of its lease. It should be noted that McGraw Hill has no termination options.

CBS Radio Holdings Corp. of Orlando (“CBS Radio”) (72,284 sq. ft., 3.2% of NRA, 3.9% U/W Base Rent, rated BBB/Baa2/BBB by Fitch/Moody’s/S&P). CBS Radio is one of the largest major-market broadcast media operators in the United States and the leader in news and sports radio. CBS Radio reaches more than 72 million consumers nationwide each week and, as part of the CBS Corporation, owns and operates 117 radio stations in 26 markets (including the top 10 as ranked by Nielsen Audio), in addition to many other assets. CBS Corporation, the parent company, was founded in 1971, and specializes in commercial broadcasting, publishing, and television production in the United States. Viacom, Inc. was the predecessor of CBS until it went public in 2006.

CBS Radio has been a tenant in the building since 1994 and currently occupies 72,284 sq. ft. on six floors. CBS Radio’s current lease expires on April 30, 2018 and the tenant has two 5-year extension options upon written notice no later than 12 months prior to the lease expiration date. CBS Radio has no termination options. There is currently an LOI out for an early renewal of CBS Radio’s space on floors 9-11, totaling approximately 67,670 sq. ft. Under the terms of the LOI CBS Radio would give back one floor at the property in exchange for extending its lease at a higher rent of $22.50 PSF for an additional 10 years, through 2028. The lender underwrote to CBS’s current in place rent as the LOI has not yet been executed.

Leydig, Voit & Mayer, Ltd. (66,783 sq. ft., 2.9% of NRA, 4.5% of U/W Base Rent). Leydig, Voit & Mayer, Ltd. is an intellectual property law firm based in Chicago, IL. Leydig, Voit & Mayer, Ltd. has appeared in Fortune magazine as one of “The Go-To Law Firms of the World’s Leading Companies”. It serves clients in a wide range of industries including: pharmaceuticals, chemical engineering, software, computer, electronics, manufacturing, biotechnology, medical devices, financial services, and consumer products. The firm has offices in the U.S. and Germany and has over 90 attorneys and technical advisors, along with 100 staff professionals including patent agents, law clerks, paralegals, and administrative personnel.

Leydig, Voit, & Mayer, Ltd. has two extension options remaining. For each extension option, the tenant has the option to choose either a five year or ten year term upon written notice no later than 18 months prior to the lease expiration date. The tenant has no termination options.

The Market.    The Prudential Plaza Property is located in the city of Chicago, Illinois, one block east of North Michigan Avenue in the East Loop office submarket. Located adjacent to Millennium Park, the Prudential Plaza Property is within walking distance of the best of Chicago’s dining, shopping and cultural attractions. Notable nearby attractions include The Harold Washington Library, the world’s largest public library, popular downtown theatres, Lyric Opera Goodman Theatre and Adler & Sullivan’s Auditorium Theatre and the Magnificent Mile, one of the world’s premier shopping districts. Several hotels are also in walking distance, including the Palmer House, which is a block from the Prudential Plaza Property, a Hilton, Hyatt Regency, Sheraton, the Renaissance, Hotel Blake and the W Hotel, among others.

The East Loop office submarket contains 83 buildings totalling 27.7 million sq. ft., including 16 Class A buildings totalling 16.5 million sq. ft. The average quoted rent in the East Loop Class A submarket was $32.57 as of Q2 2015 and the vacancy was 17.8% in the same period. The East Loop Class A submarket also experienced positive net absorption of 72,750 sq. ft. from Q4 2014 to Q2 2015. Additionally, there is no new office construction underway or planned in the East Loop submarket. Current activity in the East Loop office sector is continued repositioning of the existing inventory. In July 2015, Kraft Heinz announced that it’s moving its corporate headquarters from Northfield, Illinois to the East Loop submarket of Chicago. Kraft Heinz will take over approximately 170,000 sq. ft. across five floors in the Aon Center, located next door to the Prudential Plaza Property.

The appraiser identified a set of six comparable properties in the downtown Chicago area that it considered directly competitive with the Prudential Plaza Property. The buildings range from 593,581 to 2,577,318 sq. ft. with an occupancy range of 61.0% to 95.0%. Leases signed at the competitive properties range from $15.50 to $28.53 PSF. The chart below summarizes the appraiser’s competitive set.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 1 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 64.6% 1.29x 8.1%

Competitive Set(1)
Property Name	Year Built	Net Rentable Area (sq. ft.)	Occupancy	Recent Leasing (PSF)
Prudential Plaza Property	1955	2,288,098(2)	71.0%(2)	$22.65(2)
Chicago Title and Trust Center I	1992	1,068,877	95.0%	$19.00 - $24.00
101 North Wacker	1980	593,581	92.0%	$19.00 - $28.53
Aon Center	1972	2,577,318	83.0%	$18.25 - $22.69
One Illinois Center Building	1970	1,048,495	78.0%	$15.50 - $17.00
Two Illinois Center 2000	1972	980,362	68.0%	$17.00 - $21.00
Three Illinois Center	1979	859,187	61.0%	$17.00 - $18.50
Total/Wtd. Avg.		1,187,970	80.1%
(1)	Source: Appraisal
(2)	Source: Underwritten Rent Roll dated June 1, 2015.

Using both the above market comparables and recent leasing in the nearby office market, the appraiser identified a market rent of $27.00 PSF for high-rise office space, $24.00 PSF for mid-rise office space, $22.00 PSF for low-rise office space, $35.00 PSF for interior retail space, $60.00 PSF for street-front retail space and $10.00 PSF for storage space.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2013	2014	T-12 5/31/2015	U/W	U/W PSF
Base Rent	$28,764,554	$28,473,086	$27,913,316	$36,786,774	$16.08
Rent Steps(2)	0	0	0	1,654,047	$0.72
Value of Vacant Space	0	0	0	23,533,625	$10.29
Gross Potential Rent	$28,764,554	$28,473,086	$27,913,316	$61,974,446	$27.09
Total Recoveries	20,442,385	18,888,044	17,860,720	22,937,261	$10.02
Total Other Income	3,318,520	2,915,164	3,016,006	3,016,006	$1.32
Less: Vacancy(3)	0	0	0	(23,563,584)	($10.30)
Effective Gross Income	$52,525,460	$50,276,294	$48,790,043	$64,364,129	$28.13
Total Operating Expenses	30,482,948	28,845,540	29,173,224	30,861,844	$13.49
Net Operating Income	$22,042,511	$21,430,754	$19,616,818	$33,502,285	$14.64
TI/LC	0	0	0	3,333,743	$1.46
Capital Expenditures	0	0	0	686,468	$0.30
Initial Reserve Credit	0	0	0	(3,500,000)	($1.53)
Net Cash Flow	$22,042,511	$21,430,754	$19,616,818	$32,982,074	$14.41
Average Annual Rent PSF(4)	$17.78	$19.46

(1)	The Prudential Plaza Property was acquired by the sponsor in 2013, therefore historical operating information prior to 2013 is unavailable.
(2)	Rent Steps are taken through September 2016.
(3)	Vacancy was underwritten at the in-place vacancy of 26.7% compared to the submarket vacancy rate of 17.8%.
(4)	Historical Average Annual Rent PSF is based on historical operating statements and occupancy rates provided by the borrower.

Property Management.   The Prudential Plaza Property is managed by SL PRU Property Manager LLC, a borrower affiliate. The Prudential Plaza Property is sub-managed by Jones Lang LaSalle. Jones Lang LaSalle is a financial and professional services firm that specializes in commercial real estate services and investment management.

Lockbox / Cash Management. The Prudential Plaza Loan Combination is structured with a hard lockbox and in place cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by the lender. All funds in the clearing account will be transferred on a daily basis into a deposit account controlled by the lender and disbursed in accordance with the Prudential Plaza Loan documents. Provided no Trigger Period (as defined herein) is continuing, excess cash in the deposit account will be disbursed to borrower, or if a mezzanine lender exists, to mezzanine lender, in accordance with the Prudential Plaza Loan Combination documents.

A “Trigger Period” will commence upon (i) the occurrence of an event of default under the loan documents or (ii) the DSCR being less than 1.15x as of any calendar quarter and will end if (a) with respect to clause (i) the event of default has been cured and (b) with respect to clause (ii) the DSCR is at least 1.20x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 1 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 64.6% 1.29x 8.1%

Initial Reserves. At closing, the borrower deposited (i) $1,134,682 into a tax reserve, (ii) $248,278 into an insurance reserve, (iii) $2,525,657 into a replacement reserve for capital expenditures at the Prudential Plaza Property, (iv) $21,489,422 into a TI/LC reserve for existing TI/LC obligations due to certain tenants, (v) $35,000,000 into a future leasing funds reserve and (vi) $12,911,435 into a rent abatement reserve.

Ongoing Reserves.   On a monthly basis, the borrower is required to deposit (i) $1,134,682 into a tax reserve, (ii) $82,759 into an insurance reserve and (iii) $47,671 into a replacement reserve for capital expenditures. In addition, if the future leasing reserve drops below $5,000,000, the borrower is required to deposit $238,344 monthly for so long as the future leasing reserve is less than $10,000,000.

Current Mezzanine or Subordinate Indebtedness. As discussed in “The Borrower / Sponsor” herein, there is an existing loan between Wells Fargo Bank, National Association, as Trustee for the Beneficial Owners of N-Star CDO VIII Grantor Trust and BFPRU II, LLC, which was initially structured as a mezzanine loan. This has been fully subordinated pursuant to a standstill, intercreditor and subordination agreement, and is not secured by a pledge.

Future Mezzanine or Subordinate Indebtedness. The borrower may obtain an approved mezzanine loan in a maximum amount of $20,000,000 provided, among other things, (i) no event of default or Trigger Period is then continuing, (ii) the future leasing reserve is drawn down to $12.5 million or less, (iii) the mezzanine loan results in a combined debt yield of no less than 9.00% and (iv) the proceeds from the mezzanine loan will be deposited into the mortgage lender’s TI/LC reserve, (v) the combined DSCR is not less than 1.40x on an amortizing basis and (vi) the LTV of the combined loans is not more than 64.6%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 1 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 64.6% 1.29x 8.1%

Chicago
Lake Michigan
Lakemoor
Gurnee
Woodstock
Mundelein
Lake Forest
Lincolnshire
Lakewood
Buffalo Grove
Hoffman Estates
Northbrook
Elgin
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Lisbon
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STREETERVILLE
RIVER NORTH DISTRICT
THE LOOP
LAKESHORE EAST
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Prudential Plaza
130 East Randolph Street &
180 North Stetson Avenue
Chicago, IL 60601
Chicago
W WALKER DR
E WACKER DR
W LAKE ST
E LAKE ST
W RANDOLPH ST
E RANDOLPH ST
W WASHINGTON ST
E WASHINGTON ST
W MADISON ST
E MADISON ST
W MONROE ST
E MONROE ST
W ADAMS ST
ADAMS ST
E ADAMS ST
W JACKSON BLVD
E JACKSON BLVD
VAN BUREN ST
E VAN BUREN ST
E CONGRESS PKWY
E ONTARIO ST
E OHIO ST
E GRAND AVE
E ILLINOIS ST
E HUBBARD ST
E KINZIE ST
N STETSON AVE
N WABASH AVE
State Street
Cloud Gate Sculpture
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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11 Madison Avenue New York, NY 10010	Collateral Asset Summary – Loan No. 2 11 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 32.5% 3.89x 14.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

11 Madison Avenue New York, NY 10010	Collateral Asset Summary – Loan No. 2 11 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 32.5% 3.89x 14.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Credit Assessment (Fitch/KBRA/Moody’s/Morningstar):	AAA/AAA/A2/AA+
Sponsor:	SL Green Realty Corp.
Borrower:

11 Madison Avenue Owner LLC;

11 Madison Avenue Owner 2 LLC;

11 Madison Avenue Owner 3 LLC;

11 Madison Avenue Owner 4 LLC;

11 Madison Avenue Owner 5 LLC;

11 Madison Avenue Owner 6 LLC;

11 Madison EAT Lender LLC

Original Balance(1):	$70,000,000
Cut-off Date Balance(1):	$70,000,000
% by Initial UPB:	6.4%
Interest Rate:	3.5602%
Payment Date:	6th of each month
First Payment Date:	October 6, 2015
Maturity Date:	September 6, 2025
Amortization:	Interest Only
Additional Debt(1):	$694,330,000 Pari Passu Debt; $310,670,000 Subordinate Secured Debt; $325,000,000 Mezzanine Debt
Call Protection(2):	L(25), D(88), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$81,152,102	Springing
Credit Suisse Sublease(4):	$36,500,000	$0
Sony Free Rent:	$18,847,898	$0
Endorsement:	$1,000	$0

Financial Information
	Senior Notes(5)	Total Debt(6)
Cut-off Date Balance / Sq. Ft.:	$334	$613
Balloon Balance / Sq. Ft.:	$334	$613
Cut-off Date LTV:	32.5%	59.6%
Balloon LTV:	32.5%	59.6%
Underwritten NOI DSCR:	3.97x	2.01x
Underwritten NCF DSCR:	3.89x	1.97x
Underwritten NOI Debt Yield:	14.3%	7.8%
Underwritten NCF Debt Yield:	14.1%	7.7%
Underwritten NOI Debt Yield at Balloon:	14.3%	7.8%
Underwritten NCF Debt Yield at Balloon:	14.1%	7.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple/Leasehold
Location:	New York, NY
Year Built / Renovated:	1932-1950 / 1994-1997, 2015
Total Sq. Ft.:	2,285,043
Property Management:	SL Green Management LLC
Underwritten NOI(7):	$109,493,598
Underwritten NCF:	$107,431,283
Appraised Value:	$2,350,000,000
Appraisal Date:	July 1, 2015

Historical NOI
Most Recent NOI(7):	$46,389,392 (T-12 May 31, 2015)
2014 NOI:	$46,705,749 (December 31, 2014)
2013 NOI:	$47,051,047 (December 31, 2013)
2012 NOI:	$52,397,490 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	97.8% (August 11, 2015)
2014 Occupancy:	94.0% (December 31, 2014)
2013 Occupancy:	87.5% (December 31, 2013)
2012 Occupancy:	99.1% (December 31, 2012)
(1)	The Original Balance and Cut-off Date Balance of $70.0 million represents the senior non-controlling Note A-1-C1 which, together with the remaining pari passu Senior Notes (defined herein) with an aggregate original principal balance of $694.33 million and the Junior Notes (defined herein) with an aggregate original principal balance of $310.67 million, comprises the 11 Madison Avenue Loan Combination with an aggregate original principal balance of $1.075 billion. For additional information regarding the pari passu Senior Notes and Junior Notes, see “The Loan” and “Current Mezzanine or Subordinate Indebtedness” herein.

(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of October 6, 2015. Defeasance of the full $1.075 billion 11 Madison Avenue Loan Combination is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) August 18, 2018. The assumed lockout period of 25 payments is based on the expected COMM 2015-CCRE26 securitization closing date in October 2015. The actual lockout period may be longer.

(3)	See “Initial Reserves” and “Ongoing Reserves” herein.

(4)	The borrower deposited an additional $2,500,000 associated with outstanding sublease payments in relation to the Credit Suisse Sublease which were subsequently paid at closing. See “Initial Reserves” and “Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Senior Notes only, which have an aggregate principal balance of $764.33 million.

(6)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the total debt in the amount of $1.4 billion.

(7)

The increase in Underwritten NOI over Most Recent NOI is due to the lender underwriting Credit Suisse’s higher contractual base rent beginning in 2017, for all floors except 11 and 13 and 8,770 sq. ft. of storage space, for which the in-place rent is reflected. The lender underwriting also includes WME’s expansion onto a portion of the 17th floor, which occurred in August 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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11 Madison Avenue New York, NY 10010	Collateral Asset Summary – Loan No. 2 11 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 32.5% 3.89x 14.3%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Gross Rent	Lease Expiration
Credit Suisse(2)(3)	A/A1/A	1,079,655	47.2%	$63.98	46.7%	5/31/2037
Credit Suisse (Option)(4)	A/A1/A	186,396	8.2%	$26.18	3.3%	5/31/2017
Sony	BB-/Ba1/BBB-	578,791	25.3%	$73.75	28.9%	1/31/2031
Yelp	NR/NR/NR	152,232	6.7%	$85.00	8.7%	4/30/2025
WME	NR/NR/NR	103,426	4.5%	$85.02	5.9%	9/30/2030
Young & Rubicam, Inc.	NR/NR/NR	99,107	4.3%	$74.65	5.0%	3/30/2019
Fidelity Brokerage Company	NR/NR/NR	21,999	1.0%	$76.59	1.1%	12/31/2028
Eleven Madison Park	NR/NR/NR	12,000	0.5%	$27.42	0.2%	12/31/2017
Subtotal / Wtd. Avg.		2,233,606	97.7%	$66.16	99.9%
Other(5)		572	0.0%	$230.04	0.1%
Total / Wtd. Avg. Occupied		2,234,178	97.8%	$66.21	100.0%
Vacant		50,865	2.2%
Total / Wtd. Avg.		2,285,043	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Credit Suisse pays $73.81 PSF for floors 3-10, $50 PSF for the second floor office space and $32.85 PSF for approximately 217,386 sq. ft. of concourse and lobby/storage space.

(3)	Credit Suisse has three partial termination options for one floor each, exercisable 5, 10 and 15 years into the lease term, upon 15 months written notice and subject to a termination fee.

(4)	Consists of the below market rents on floors 11 and 13 as well as a portion of the first floor storage space. Credit Suisse has an option on this space to extend through 2037 at $73.81 PSF, which must be exercised by April 1, 2016.

(5)	Consists of Martin’s News & Sundry, which pays $77.19 PSF for 570 sq. ft., as well as two antenna / satellite tenants paying $12,000 and $75,584 PSF respectively.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	2	2	0.0%	2	0.0%	$43,792.00	0.1%	0.1%
2017	3	198,966	8.7%	198,968	8.7%	$26.40	3.6%	3.6%
2018	0	0	0.0%	198,968	8.7%	$0.00	0.0%	3.6%
2019	1	99,107	4.3%	298,075	13.0%	$74.65	5.0%	8.6%
2020	0	0	0.0%	298,075	13.0%	$0.00	0.0%	8.6%
2021	0	0	0.0%	298,075	13.0%	$0.00	0.0%	8.6%
2022	0	0	0.0%	298,075	13.0%	$0.00	0.0%	8.6%
2023	0	0	0.0%	298,075	13.0%	$0.00	0.0%	8.6%
2024	0	0	0.0%	298,075	13.0%	$0.00	0.0%	8.6%
2025	1	152,232	6.7%	450,307	19.7%	$85.00	8.7%	17.4%
Thereafter	4	1,783,871	78.1%	2,234,178	97.8%	$68.52	82.6%	100.0%
Vacant	NAP	50,865	2.2%	2,285,043	100.0%	NAP	NAP
Total / Wtd. Avg.	11	2,285,043	100.0%			$66.21	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

11 Madison Avenue New York, NY 10010	Collateral Asset Summary – Loan No. 2 11 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 32.5% 3.89x 14.3%

The Loan.    The 11 Madison Avenue loan (the “11 Madison Avenue Loan”) is a fixed rate loan secured by the borrower’s fee simple interests in 27 condominium units and leasehold interests (with the reversionary right to the fee simple interests related to such leasehold interests) in 9 condominium units of the borrowers in a 29-story Class A office building consisting of approximately 2,285,043 sq. ft. and located at 11 Madison Avenue in New York, New York (the “Property” or “11 Madison Avenue”) with an original principal balance of $70.0 million. The 11 Madison Avenue Loan is comprised of the non-controlling Note A-1-C1 of a $1.075 billion whole loan that is evidenced by 19 promissory notes: 16 senior notes with an aggregate principal balance of $764,330,000 (the “Senior Notes”) and three junior notes with an aggregate principal balance of $310,670,000 (the “Junior Notes” and together with the Senior Notes the “11 Madison Avenue Loan Combination”). Only the $70.0 million non-controlling Note A-1-C1 will be included in the COMM 2015-CCRE26 trust. Nine of the Senior Notes with an aggregate principal balance of $397,530,000 along with the three Junior Notes are being contributed to the MAD 2015-11MD trust. The remaining Senior Notes are held by GACC, Morgan Stanley Bank, N.A. (“MSBNA”) or Wells Fargo Bank, National Association (“Wells Fargo Bank”) as summarized in the chart below.

The relationship between the holders of the Senior Notes and the Junior Notes will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – Loan Combinations – The 11 Madison Avenue Loan Combination” in the accompanying Free Writing Prospectus.

Mortgage Loan Combination Note Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-C1	$70,000,000	$70,000,000	COMM 2015-CCRE26	No
A-1-S1, A-1-S2, A-1-S3, A-2-S1, A-2-S2, A-2-S3, A-3-S1, A-3-S2, A-3-S3	$397,530,000	$397,530,000	MAD 2015-11MD	No
B-1-S, B-2-S, B-3-S	$310,670,000	$310,670,000	MAD 2015-11MD	Yes(1)
A-1-C2, A-1-C3	$139,600,000	$139,600,000	GACC	No
A-2-C1, A-2-C2	$91,700,000	$91,700,000	MSBNA	No
A-3-C1, A-3-C2	$65,500,000	$65,500,000	Wells Fargo Bank	No
Total	$1,075,000,000	$1,075,000,000

(1)	So long as the B Notes are included in the MAD 2015-11 MD Trust, there will be no controlling class or directing holder with respect to the loan.

The 11 Madison Avenue Loan Combination has a 10-year term and pays interest only for the term of the loan. The 11 Madison Avenue Loan Combination accrues interest at a fixed rate equal to 3.5602% and has a cut-off date balance of $70.0 million. Loan proceeds, in addition to approximately $1.1 billion of cash equity from the sponsor, were used to purchase 11 Madison Avenue for approximately $2.3 billion, pay approximately $139.6 million in costs associated with lease-stipulated improvements to the Property, fund upfront reserves of $100.0 million and pay transaction costs of approximately $22.7 million. Based on the appraised value of $2.35 billion as of July 1, 2015, the cut-off date LTV for the Senior Notes is 32.5%. The most recent prior financing of the Property was included in the CSMC 2006-C4 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses(1)	Proceeds	% of Total
Mortgage Loan	$1,075,000,000	42.2%	Purchase Price(2)	$2,285,000,000	89.7%
Mezzanine A Loan	$150,000,000	5.9%	Leasing/Base Building Costs	$139,562,788	5.5%
Mezzanine B Loan	$175,000,000	6.9%	Lease Costs Funds	$81,152,102	3.2%
Sponsor Equity	$1,147,232,451	45.0%	Sony Free Rent Reserve	$18,847,898	0.7%
			Closing Costs	$22,669,663	0.9%
Total Sources	$2,547,232,451	100.0%	Total Uses	$2,547,232,451	100.0%
(1)	SLG also delivered a guaranty at closing in the amount of $59,060,332 to partially collateralize leasing obligations at the Property.

(2)	Purchase Price includes the $39,000,000 CS Sublease Reserve, $2,500,000 of which was paid down at closing.

The Borrower / Sponsor.    The borrowers, 11 Madison Avenue Owner LLC, 11 Madison Avenue Owner 2 LLC, 11 Madison Avenue Owner 3 LLC, 11 Madison Avenue Owner 4 LLC, 11 Madison Avenue Owner 5 LLC and 11 Madison Avenue Owner 6 LLC (collectively the “TIC Owners”) and 11 Madison EAT Lender LLC, are each a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. Each of the TIC Owners is a tenant-in-common owner of the Property who collectively own 100% of the fee and/or leasehold interest in the Property and have subsequently master leased the Property to 11 Madison EAT Lender. The sponsor of the borrower and the non-recourse carveout guarantor is SL Green Realty Corp. (“SLG”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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11 Madison Avenue New York, NY 10010	Collateral Asset Summary – Loan No. 2 11 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 32.5% 3.89x 14.3%

SLG (rated BBB-/Baa3/BB+ by Fitch/Moody’s/S&P), an S&P 500 company and New York City’s largest office landlord, is a fully integrated REIT that is focused primarily on acquiring, managing, and maximizing value of Manhattan commercial properties. As of June 30, 2015, SL Green held interests in 120 Manhattan buildings totaling 44.1 million sq. ft. This included ownership interests in 29.0 million sq. ft. of commercial buildings and debt and preferred equity investments secured by 15.1 million sq. ft. of buildings. In addition to its Manhattan investments, SL Green held ownership interests in 37 suburban buildings totaling 5.9 million sq. ft. in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey.

As of June 30, 2015, SLG reported total assets of $17.3 billion, including cash and cash equivalents of $215.9 million. For fiscal year 2014, SLG reported total revenues of $1.5 billion, an increase of 10.9% over fiscal year 2013 revenues of approximately $1.4 billion. As of June 30, 2015, SLG reported a market capitalization of $10.7 billion, and, over a 52-week period, its stock price ranged from $109.45 to $131.99.

The Property. 11 Madison Avenue is a 29-story, 2,285,043 sq. ft., Class A office tower located directly east of Manhattan’s Madison Square Park. The Property enjoys full-block frontage on Madison Square Park and occupies an entire city “super block” between Park Avenue South, Madison Avenue, and East 24th and East 25th Streets. Developed by MetLife as part of its headquarters complex, the Property was constructed in three phases beginning in 1932: from 1932 to 1938, half of the building was built along Park Avenue between 24th and 25th Street; from 1938 to 1941, the northwest section of the building was completed; and from 1947 to 1950, the final phase, the southwest quadrant, was completed. 11 Madison Avenue was built to an international headquarters quality standard and features an art deco design. The Property is highlighted by an Alabama Limestone exterior and four vaulted entrances with terrazzo floors at each corner that lead to a double-height marble lobby. Both the floors and walls are comprised of Italian Cremo marble, Tennessee granite and travertine. Due to the Property’s unique and high quality construction, 11 Madison Avenue was added to the National Register of Historic Places in 1996.

Between 1994 and 1997, Credit Suisse and MetLife collectively modernized the Property at a cost exceeding $700.0 million. During that time, MetLife invested $400.0 million in technological enhancements at the Property and established the Property as a sought after headquarter location due to its modern building systems, large floor plates, landmark status, and amenity-rich park-fronting location. Furthermore, during that time, Credit Suisse invested an additional $300.0 million to create its North American headquarters, adding dedicated emergency generators, supplemental HVAC systems, its own UPS facility (additionally upgraded for $30.0 million in 2011), and other miscellaneous electrical upgrades. The Property is currently undergoing a number of base building projects totaling approximately $86.0 million, which, when combined with Sony’s and Credit Suisse’s landlord build-outs, will result in over $279.0 million of capital invested into the Property between 2015 and 2018. The capital is expected to be invested to modernize and update the Property to today’s headquarters standard, including a new BMS system, elevator modernization, chiller plant/cooling towers upgrade, increased ventilation capacity, private entrance and sky lobby for Sony, new 28th floor window line and a new usable rooftop garden.

The Property is 97.8% leased as of August 11, 2015 to 10 tenants including Credit Suisse (rated A/A1/A by Fitch/Moody’s/S&P) and Sony (rated BB-/Ba1/BBB- by Fitch/Moody’s/S&P). The Property has served as the North American headquarters for Credit Suisse since 1996 and is expected to be the U.S. headquarters for Sony starting in 2016. Credit Suisse recently renewed its lease at the Property through 2037 for 1,079,655 sq. ft. (which includes 862,269 sq. ft. of office space, 203,863 sq. ft. of concourse space and 13,523 sq. ft. of lobby/storage space. Credit Suisse currently occupies an additional 177,626 sq. ft. of office space and 8,770 sq. ft. of storage space that will expire in 2017. Credit Suisse has the option to extend its space on these floors through 2037. Sony is expected to relocate its headquarters to the Property from its previous location at 550 Madison Avenue in early 2016, signing a lease through 2031 for 578,791 sq. ft. (548,113 sq. ft. of office space on the top 11 floors of the Property, 17,555 sq. ft. of retail space and 13,123 sq. ft. of storage space). Other tenants include Yelp, Young & Rubicam, Inc., William Morris Endeavor (“WME”) and the Eleven Madison Park restaurant. Credit Suisse and Sony will occupy in the aggregate 1,844,842 sq. ft. (80.7% of NRA) at the Property.

Located in Manhattan’s Midtown South Neighborhood, the Property has direct access to the number 6 subway line which, along with the nearby N, R, Q, F and M lines, provides connections from the Upper East Side and Grand Central to Union Square, Downtown Manhattan and Brooklyn. Additionally, the Property is within walking distance of the Flatiron, Gramercy and Chelsea neighborhoods.

Environmental Matters. The Phase I environmental report dated April 30, 2015 recommended the continued implementation of an asbestos operation and maintenance plan at the Property, which is currently in place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

11 Madison Avenue New York, NY 10010	Collateral Asset Summary – Loan No. 2 11 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 32.5% 3.89x 14.3%

Major Tenants.

Credit Suisse (1,266,051 sq. ft.; 55.4% of NRA; 50.0% of U/W Base Rent; A/A1/A by Fitch/Moody’s/S&P) Credit Suisse is a multinational financial services company based in Zurich, Switzerland. Credit Suisse is organized as a stock corporation with four divisions: Investment Banking, Private Banking, Asset Management, and a Shared Services Group. Operating out of global headquarters in Zurich, London and New York, Credit Suisse has 45,800 employees in 344 branches and offices in over 50 countries. Credit Suisse has used the Property as its North American headquarters since 1996. In 2014, Credit Suisse vacated a portion of its space, which it subleased to the borrower to allow for Sony to take approximately 548,000 sq. ft. of office space on the Property’s top 11 floors. Credit Suisse currently occupies 1,266,051 sq. ft., which includes its office space on floors 2-11 and 13 as well as its space in the basement, the lobby and its concourse space.

Credit Suisse recently executed a new lease for 862,269 sq. ft. commencing in June 2017 through May 2037 for floors 2 through 10, as well as 217,386 sq. ft. of concourse space, mechanical and lobby space. Credit Suisse has two, 10-year extension options for the space that expires in 2037 as well as three partial termination options for one floor each, which are exercisable 5, 10 and 15 years into the lease term, upon 15 months written notice and subject to a termination fee as described in the lease documents. Credit Suisse’s space on floors 11 and 13 expires in 2017 (along with a small portion of storage space on the first floor) and the tenant has the option to extend these floors through 2037 at $73.81 PSF. This option must be exercised by April 1, 2016. Credit Suisse currently pays a blended base rent of $26.18 PSF for these floors, which is significantly below current market rents as the leases for these floors were signed over 15 years ago.

Sony (578,791 sq. ft.; 25.3% of NRA; 28.9% of U/W Base Rent; BB-/Ba1/BBB- by Fitch/Moody’s/S&P) Sony is a multinational electronics and entertainment company based in Tokyo, Japan. The company employs nearly 140,000 people worldwide and operates in four business segments: Sony Corporation (SONY Electronics in the US), SONY Pictures Entertainment, SONY Mobile Communications, and SONY Financial.

In 2015, Sony signed a 16-year lease at the Property for the top 11 floors, as well as retail space on the ground floor and mezzanine level. The Property is expected to serve as its U.S. headquarters as well as house its flagship store, the “SONY Experience.” Sony has made a significant financial commitment to the space, and is expected to spend approximately $150.0 million to complete its build-out, in addition to a TI allowance from the sponsor. Sony is leasing 548,113 sq. ft. in the top floors of the building (19-29) for its office space at a base rent of $74.00 PSF. Additionally, Sony is leasing 17,555 sq. ft. of retail space for its “SONY Experience” store, the ground floor of which has a base rent of $225.00 PSF and 13,123 sq. ft. of storage space. Sony has two successive extension options for all of its space, the first for 10 years and the second for either 5 or 10 years. Sony has not yet taken occupancy of the property as its space is still being built out. Substantially all of the Sony space is currently leased to Credit Suisse, which has subleased such space to the borrower, which has in turn leased such space to Sony (which converts to a direct lease upon expiration of the Credit Suisse lease for that space in 2017). Sony is entitled to free rent periods with respect to various portions of its space following the related lease commencement.

The Market. The Property is located in the midtown south office market - Manhattan’s smallest office market - housing 66.6 million sq. ft. of space. The market has a total of 35 Class A buildings totaling 17.3 million sq. ft. As of Q1 2015, the Midtown South office market exhibited a vacancy rate of 7.0% and a rental rate of $63.28 PSF. The Property is one of seven trophy office buildings in the midtown south office market.

The midtown south office market is geographically segmented into five major submarkets: SoHo, Greenwich Village/NoHo, Madison/Union Square, Hudson Square/West Village, and Chelsea. 11 Madison Avenue is located in the Madison/Union Square submarket. The Madison/Union Square submarket contains over 32.0 million sq. ft. of office space and is Midtown South’s largest submarket. The submarket contains 10.4 million sq. ft. of Class A space (including the Property at 2.3 million sq. ft.). As of Q1 2015, the Madison/Union Square submarket had an overall vacancy rate of 7.3% and an overall asking rent of $64.22 PSF.

The appraiser identified 34 comparable properties totaling approximately 19.3 million sq. ft. of space that exhibited a rental range of $40.00 PSF to $90.00 PSF with a weighted average occupancy of approximately 96.8%. However, according to the appraiser, the Property is directly competitive with ten Class A office properties located within the Madison/Union Square Submarket. The average direct occupancy rate for the directly competitive buildings is 100.0%, compared to 96.8% for the full competitive set and 95.90% for the Class A Midtown South market as a whole. The chart below summarizes the ten properties considered to be directly competitive to 11 Madison Avenue within the Madison/Union Square office submarket.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

11 Madison Avenue New York, NY 10010	Collateral Asset Summary – Loan No. 2 11 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 32.5% 3.89x 14.3%

Competitive Set(1)
Building	Net Rentable Area	Available Sq. Ft. (Direct)	Available Sq. Ft. (Sublease)	Direct Occupancy	Total Occupancy
One Madison Avenue	1,443,908	0	0	100.0%	100.0%
41 Madison Avenue	532,525	0	55,126	100.0%	89.7%
51 Madison Avenue	974,653	0	0	100.0%	100.0%
63 Madison Avenue	636,660	0	8,296	100.0%	98.7%
114 Fifth Avenue	287,804	0	19,326	100.0%	93.3%
160 Fifth Avenue	117,900	0	0	100.0%	100.0%
200 Fifth Avenue	594,089	0	0	100.0%	100.0%
770 Broadway	911,213	0	0	100.0%	100.0%
111 Eighth Avenue	2,300,000	0	0	100.0%	100.0%
51 Astor Place	307,839	0	0	100.0%	100.0%
Total / Wtd. Avg.	8,106,591	0	82,748	100.0%	99.0%

(1)	Source: Appraisal.

The appraiser identified 9 comparable transactions that are under contract or have occurred since June 2014. The transactions reflect a range of unadjusted price PSF from $713.02 to $1,819.33 PSF. After making adjustments including but not limited to location, age, condition, quality and appeal, the appraiser determined an adjusted price range of approximately $972.21 PSF to $1,107.94 PSF for the comparable sales transactions.

Comparable Retail Leases – Multi-Level(1)
Location	Net Rentable Area (Sq. Ft.)	Year Built/Renovated	No. Stories	Transaction Date	Price	Price/NRA	Occupancy at Sale
757 Third Avenue	504,893	1964	27	Mar-15	$360,000,000	$713	95.0%
230 Park Avenue	1,404,918	1928	34	Mar-15	$1,200,000,000	$854	90.0%
717 Fifth Avenue	352,951	1959/2001	26	Feb-15	$415,000,000	$1,176	92.0%
11 Times Square	1,107,839	2010	40	Feb-15	$1,400,000,000	$1,264	85.0%
601 Lexington Avenue (Allocated)	1,669,897	1977	61	Dec-14	$2,400,000,000	$1,437	99.0%
1045 Sixth Avenue/7 Bryant Park (Leasehold)	473,672	2015 (under construction)	28	Dec-14	$598,000,000	$1,262	0.0%
1095 Sixth Avenue	1,179,552	1973/2008	41	Nov-14	$2,146,000,000	$1,819	96.0%
1740 Broadway	620,928	1950/2007	26	Nov-14	$600,912,768	$968	98.0%
Park Avenue Tower	616,082	1986	36	Jun-14	$750,000,000	$1,217	96.0%

(1)	Source: Appraisal.

The appraiser concluded an average rental rate for 11 Madison Avenue in the mid $80s, as summarized in the chart below.

Office Market Rent(1)
Type	Market Rent PSF
Concourse	$30.00
Office Floors 2, 5-12	$80.00
Office Floors 3-4	$85.00
Office Floors 13-14, 16-20	$90.00
Office Floors 15	$70.00
Office Floors 21-24	$95.00
Office Floors 25-29	$100.00

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

11 Madison Avenue New York, NY 10010	Collateral Asset Summary – Loan No. 2 11 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 32.5% 3.89x 14.3%

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	T-12 5/31/2015	Sponsor Budget (3 Year)	U/W	U/W PSF
Base Rent(1)	$52,888,225	$52,592,579	$53,715,326	$159,869,968	$147,917,623	$64.72
Rent Abatements	0	0	0	(5,368,454)	0	$0.00
Straight Line Rents(2)	0	0	0	0	1,932,702	$0.85
Value of Vacant Space	0	0	0	0	4,796,680	$2.10
Gross Potential Rent	$52,888,225	$52,592,579	$53,715,326	$154,501,514	$154,647,005	$67.67
Total Recoveries	15,059,977	14,780,924	13,408,807	3,799,446	5,509,992	$2.41
Total Other Income	2,724,962	2,996,156	3,461,086	8,005,327	7,679,439	$3.36
Less: Vacancy/Bad Debt(3)	(725,384)	(488,860)	(319,721)	0	(4,796,680)	($2.10)
Effective Gross Income	$69,947,780	$69,880,799	$70,265,498	$166,306,287	$163,039,756	$71.34
Total Variable Expenses	13,213,979	12,999,874	13,312,685	31,651,567	31,569,448	$13.81
Total Fixed Expenses	9,682,754	10,175,176	10,563,422	21,976,710	21,976,710	$9.62
Net Operating Income	$47,051,047	$46,705,749	$46,389,392	$112,678,010	$109,493,598	$47.91
TI/LC	0	0	0	0	1,605,307	$0.70
Capital Expenditures	0	0	0	0	457,009	$0.20
Net Cash Flow	$47,051,047	$46,705,749	$46,389,392	$112,678,010	$107,431,283	$47.01

(1)	Base Rent includes Credit Suisse’s contractual base rent beginning in 2017 for all floors except 11 and 13 and 8,770 sq. ft. of storage space, for which the in-place rent is reflected. Base Rent also includes WME’s expansion onto a portion of the 17th floor, which occurred in August 2015.

(2)	Straight Line Rents is equal to the average rent for Sony’s space over the Loan term.

(3)	U/W Vacancy/Bad Debt is based on the in-place vacancy.

Property Management.    11 Madison Avenue is managed by SL Green Management LLC, a borrower affiliate.

Lockbox / Cash Management.     The 11 Madison Avenue Loan Combination is structured with a hard lockbox and springing cash management. At closing, the borrower was required to deliver tenant direction letters requiring all rents, revenues and receipts from the Property to be deposited directly by the tenants into a clearing account established by the borrower. Amounts on deposit in the clearing account are required to be transferred daily to a deposit account controlled by the lender, and provided no Trigger Period (defined herein) exists, automatic daily transfers of such deposits are required to be made from the deposit account into borrower’s operating account. During a Trigger Period, any transfers to borrower’s operating account shall cease and sums on deposit in the deposit account are required to be applied to payment of all monthly amounts due under the loan documents.

A “Trigger Period” will commence upon the occurrence or commencement, as applicable, of (i) an event of default, (ii) a Low Debt Yield Trigger Period (defined herein), (iii) a default by the borrower of any major lease obligation, (iv) a Lease Collateral Sweep Period (defined herein), (v) a Lease Sweep Period (defined herein), or (vi) a Mezzanine A, Mezzanine B or New Mezzanine loan default.

A “Low Debt Yield Trigger Period” will commence if, as of the last day of any quarter, the mortgage loan debt yield falls below 7.50% or the aggregate debt yield falls below 5.75% and will cease to exist if either (i) the mortgage loan debt yield exceeds 7.50% or the total debt yield exceeds 5.75% for two consecutive quarters, (ii) the borrower provides cash or a letter of credit to the lender in the amount that the outstanding principal balance would need to be reduced to cause the mortgage loan debt yield to be equal to or greater than 7.50% or the total debt yield to be equal to or greater than 5.75% (such cash or letter of credit are required to be released to the borrower upon the borrower meeting the conditions set forth in subsection (i) hereof).

A “Lease Collateral Sweep Period” will commence if the long-term unsecured credit rating of the guarantor under the Lease Costs Guaranty falls below the minimum credit rating requirement as further described in “Initial Reserves” below and will end if either (i) all lease costs have been fully funded in cash into the lease costs account or (ii) upon the subsequent date that Guarantor meets the minimum credit rating.

A “Lease Sweep Period” will commence upon a bankruptcy proceeding in which the tenant and/or guarantor under either the Credit Suisse Lease or the Sony Lease, or its respective parent entity, (each a “Major Tenant”) is the debtor and will end upon the earlier to occur of A) (i) in the event either of the Major Tenant leases are rejected in the applicable bankruptcy proceeding, the date on which a sufficient portion of the space occupied under the defaulted Major Tenant Lease is re-leased so as to achieve a mortgage loan debt yield of 7.50% or greater and an aggregate debt yield of 5.75%, (ii) the date of an assumption or assignment of the applicable Major Tenant lease out of bankruptcy or (iii) the date on which the amount of $75.00 per rentable square foot of the relevant space is deposited into a rollover reserve account for approved leasing costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

11 Madison Avenue New York, NY 10010	Collateral Asset Summary – Loan No. 2 11 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 32.5% 3.89x 14.3%

Initial Reserves.    At closing, the borrower deposited (i) $18,847,898 into the Sony free rent reserve account on account of free rent concessions with respect to the Sony lease, (ii) $39,000,000 in cash on account of outstanding payments with respect to the Credit Suisse sublease ($2,500,000 of the sublease payments were paid off at closing and the remaining $36,500,000 was deposited into the Credit Suisse Sublease Account), (iii) $1,000 into an endorsement reserve on account of outstanding disbursements to be made with respect to the delivery of updates to the title insurance policy and (iv) (a) deposited cash with the lender in the amount of $81,152,102 into the lease costs account to partially fund the lease costs, and, (b) delivered the Lease Costs Guaranty (defined below), the sum of which, represents the remaining $140,212,434 of lease costs owed by the borrower under existing leases. The lease costs consist of (1) outstanding TI/LC obligations with respect to the Credit Suisse, Sony, Yelp and WME leases (collectively, the “Outstanding TI/LC Expenses”) and (2) the outstanding base building work obligations, detailed in the chart below, with respect to the Credit Suisse, Sony, Yelp and WME leases (the “Base Building Work”).

On the origination date, the guarantor delivered a guaranty (the “Lease Costs Guaranty”) in the amount of $59,060,332. The Lease Costs Guaranty covers an amount equal to (i) the lease costs outstanding (including any cost overruns) minus (ii) the sum of (A) the reserve funds in the lease costs account and (B) the amount of any lease costs letters of credit. In the event that the long-term unsecured S&P credit rating of the guarantor is less than BB+, the borrower will be required to immediately deposit cash reserves into the lease costs account in the amount of (and in exchange for) any lease costs covered by the Lease Costs Guaranty; provided that in lieu of such cash collateralization, so long as no event of default exists, the borrower may elect to have all available cash applied to the lease costs account until all of the lease costs have been fully funded in cash.

Lease Cost Funds are required to be released and the Lease Costs Guaranty will be reduced, generally, on a pro rata basis as the borrower satisfies the leasing obligations and incurs the lease costs. In addition, amounts on reserve in the Sony Free Rent Reserve Account will be transferred to the lease costs account monthly in connection with the amortization of Sony’s free rent. The Lease Costs Guaranty will be reduced by such deposits into the lease costs account as well as deposits of any other reserve funds into the lease costs account.

Lease Costs
Lease Costs	Outstanding Amount
Credit Suisse Landlord Base Building Work	21,591,448
Sony Landlord Base Building Work	19,931,438
Credit Suisse Tenant Improvements(1)	43,898,724
Sony Tenant Improvements	43,641,509
Other Tenant Improvements	4,533,205
Credit Suisse Leasing Commissions	4,529,626
Sony Leasing Commissions	0
Other Leasing Commissions	2,086,484
Total Lease Costs	$140,212,434

(1)	Includes $33,806,313 in anticipated work allowance under the 2017 Credit Suisse Lease

Ongoing Reserves.    During the continuance of a Trigger Period, the borrower is required to deposit, on a monthly basis, 1/12 of the taxes payable in the next 12 months, (ii) provided an acceptable blanket policy is no longer in place, 1/12 of the insurance premiums payable in the next 12 months and (iii) $342,756 for annual capital expenditures.

Current Mezzanine or Subordinate Indebtedness.    Two Mezzanine Loans were funded concurrently with the closing of the 11 Madison Avenue Loan Combination. A $150,000,000 Mezzanine A Loan, which is coterminous with the Mortgage Loan, and accrues interest at a fixed per annum rate equal to 4.6500% and a $175,000,000 Mezzanine B Loan, which is coterminous with the Mortgage Loan, and accrues interest at a fixed per annum rate equal to 4.8500%. An Intercreditor agreement is in place with respect to the 11 Madison Avenue Loan and the related mezzanine loans.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

IDA Lease Units. A portion of the property consisting of the leasehold interests in 9 condominium units, the related fee simple interests of which are owned by the New York City Industrial Development Agency, (“IDA”) is subject to a certain overlease agreement dated December 22, 1995, by and between the borrower (as successor to tenant’s interest) and the IDA (as assigned and/or amended, the “11 Madison Avenue overlease”). The rent under the 11 Madison Avenue overlease is $10 for the full term and has been fully prepaid. The purpose of the 11 Madison Avenue overlease is to substitute real property tax obligations with payments in lieu of real estate taxes. Credit Suisse is required to pay all PILOT pursuant to a PILOT Agreement dated December 1, 1995 between the IDA and Credit Suisse; however, under the sublease described under “Major Tenants” above, the borrower has agreed to make such payments as to the subleased space. The IDA structure terminates on December 31, 2016. If the 11 Madison Avenue overlease terminates for any reason, the fee interest in the condominium units subject to the 11 Madison Avenue overlease reverts back to the borrower. The mortgage provides that upon any such reversion of condominium units to the borrower, such condominium units will automatically be subject to the mortgage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

11 Madison Avenue New York, NY 10010	Collateral Asset Summary – Loan No. 2 11 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 32.5% 3.89x 14.3%

11 MADISON AVE

29
Mechanical/Roof[1]
Sony 1/2031[2]
28
Sony 1/2031[2]
27
Sony 1/2031[2]
26
Sony 1/2031[2]
25
Sony 1/2031[2]
24
Sony 1/2031[2]
23
Sony 1/2031[2]
22
Sony 1/2031[2]
21
Sony 1/2031[2]
20
Sony 1/2031[2]
19
Sony 1/2031[2]
18
WME 9/2030
17
WME 9/2030
Vacant
16
Yelp 4/2025
15
Vacant
Mechanical
14
Yelp 4/2025
13
Credit Suisse 5/2017[3]
12
Young & Rubicam 3/2019
11
Credit Suisse 5/2017[3]
10
Credit Suisse 5/2037
9
Credit Suisse 5/2037
8
Credit Suisse 5/2037
7
Credit Suisse 5/2037
6
Credit Suisse 5/2037
5
Credit Suisse 5/2037
4
Credit Suisse 5/2037
3
Credit Suisse 5/2037
2
Sony 1/2031[2]
Credit Suisse 5/2037
M
Sony 1/2031[2]
Eleven Madison Park 12/2017
G
Fidelity 12/2028
Arcade[4]
Sony 1/2031[2]
Eleven Madison Park 12/2017
Credit Suisse 5/2037
1B
Credit Suisse 5/2037
2B
Credit Suisse 5/2037
3B
Sony 1/2031[2]
Credit Suisse 5/2037
Vacant
Eleven Madison Park 12/2017
Young & Rubicam 3/2019
4B
Mechanical
VACANT
MECHANICAL
ARCADE
2017
2019
2025
2028
2030+

NOTES:

[1] Includes two antenna tenants with leases expiring 4/2016.

[2] Space is subleased from Credit Suisse to the landlord through 5/2017 to accommodate the lease to Sony, who took possession 2/2015.

[3] Credit Suisse has the option to extend its lease on these floors through 5/2037, which must be exercised by 4/2016.

[4] Arcade Space: Martin's News and Sundry Shops 5/2017; Vacant retail.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

11 Madison Avenue New York, NY 10010	Collateral Asset Summary – Loan No. 2 11 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 32.5% 3.89x 14.3%

CARTIFACT
W 36TH STREET
W 35TH STREET
W 34TH STREET
W 33RD STREET
W 32ND STREET
W 31ST STREET
W 30TH STREET
W 29TH STREET
W 28TH STREET
W 27TH STREET
W 26TH STREET
W 25TH STREET
W 24TH STREET
W 23RD STREET
W 22ND STREET
W 21ST STREET
W 20TH STREET
W 19TH STREET
W 18TH STREET
W 17TH STREET
W 16TH STREET
W 15TH STREET
W 14TH STREET
W 13TH STREET
W 12TH STREET
E 36TH STREET
E 35TH STREET
E 34TH STREET
E 33RD STREET
E 32ND STREET
E 31ST STREET
E 30TH STREET
E 29TH STREET
E 28TH STREET
E 27TH STREET
E 26TH STREET
E 25TH STREET
E 24TH STREET
E 23RD STREET
E 22ND STREET
E 21ST STREET
E 20TH STREET
SEVENTH AVENUE
SIXTH AVENUE (AVENUE OF THE AMERICAS)
BROADWAY
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
SECOND AVENUE
UNIVERSITY PLACE
Macy's
Empire State Building
Madison Square Park
Flatiron Building
Gramercy Park
Union Square
NOMAD
11 Madison Avenue
11 Madison Avenue
New York, NY 10010
One Madison Avenue
New York Life Building
Upper East Side
Upper West Side
West New York
Astoria
Metropolitan Museum of Art
Central Park
Long Island City
Carnegie Hall
Rockefeller Center
Times Square
United Nations
Midtown
Empire State Building
Madison Sq Garden
Hoboken
JFK Stadium
New York
MANHATTAN
NYU
SoHo
Jersey City
Financial District
BROOKLYN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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39

312 Newnan Crossing Bypass Newnan, GA 30265	Collateral Asset Summary – Loan No. 3 Ashley Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,200,000 73.3% 1.38x 8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

312 Newnan Crossing Bypass Newnan, GA 30265	Collateral Asset Summary – Loan No. 3 Ashley Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,200,000 73.3% 1.38x 8.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Apollo U.S. Real Estate Fund II L.P.
Borrower:	Ashley Park Property Owner LLC
Original Balance:	$68,200,000
Cut-off Date Balance:	$68,200,000
% by Initial UPB:	6.3%
Interest Rate:	4.1400%
Payment Date:	6th of each month
First Payment Date:	July 6, 2015
Maturity Date:	June 6, 2025
Amortization:	Interest Only for the first 60 months, 360 months thereafter
Additional Debt:	Future Mezzanine Debt Permitted
Call Protection(1):	L(28), D(87), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$404,681	$57,812
Insurance:	$11,421	Springing
Replacement:	$0	$9,239
TI/LC:	$1,139,095	$34,387
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$123
Balloon Balance / Sq. Ft.:	$112
Cut-off Date LTV:	73.3%
Balloon LTV:	66.7%
Underwritten NOI DSCR(3):	1.51x
Underwritten NCF DSCR(3):	1.38x
Underwritten NOI Debt Yield:	8.8%
Underwritten NCF Debt Yield:	8.0%
Underwritten NOI Debt Yield at Balloon:	9.6%
Underwritten NCF Debt Yield at Balloon:	8.8%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Newnan, GA
Year Built / Renovated:	2004-2008 / NAP
Total Sq. Ft.:	554,364
Property Management:	Temco, LLC
Underwritten NOI:	$5,983,671
Underwritten NCF:	$5,470,897
Appraised Value:	$93,000,000
Appraisal Date:	May 6, 2015

Historical NOI
Most Recent NOI	$4,431,251 (T-12 July 31, 2015)
2014 NOI:	$4,664,003 (December 31, 2014)
2013 NOI:	$5,145,572 (December 31, 2013)
2012 NOI:	$4,940,372 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy(4):	91.6% (May 29, 2015)
2014 Occupancy:	86.8% (December 31, 2014)
2013 Occupancy:	86.6% (December 31, 2013)
2012 Occupancy:	82.7% (December 31, 2012)
(1)	Partial release is permitted. See “Partial Release and Substitution” herein.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.

(3)	Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.09x and 1.91x, respectively.

(4)	Most Recent Occupancy includes Kinnucan’s (9,327 sq. ft.) and Lotus (2,640 sq. ft.), which are expected to take occupancy in Fall 2015. An income bridge holdback reserve and free rent reserve were established at closing to cover rental payments for these tenants until they take occupancy and are no longer in a free rent period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

312 Newnan Crossing Bypass Newnan, GA 30265	Collateral Asset Summary – Loan No. 3 Ashley Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,200,000 73.3% 1.38x 8.8%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Collateral Sq. Ft.	Lease Expiration	Annual UW Base Rent PSF	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost(2)

Anchor Tenants
Dillards	BBB-/Baa3/BBB-	155,000	28.0%	1/31/2019	$4.11	NAV	NAV	NAV
Regal Cinemas(3)	B+/B3/B+	50,580	9.1%	11/30/2024	$18.75	$3,010	$214,995	31.5%
Dick’s Sporting Goods	NR/NR/NR	45,000	8.1%	1/31/2017	$11.50	NAV	NAV	NAV
Best Buy	BB/Baa2/BB	30,000	5.4%	1/31/2021	$13.50	NAV	NAV	NAV
Subtotal / Wtd. Avg.		280,580	50.6%		$8.94

Major Tenants (>10,000 sq. ft.)
Barnes & Noble	NR/NR/NR	27,012	4.9%	9/30/2017	$11.11	$4,388	$162	6.8%
DSW Shoes Warehouse	NR/NR/NR	15,300	2.8%	2/28/2018	$16.99	$3,337	$218	7.8%
Monkey Joe’s	NR/NR/NR	13,345	2.4%	1/31/2020	$12.00	$645	$48	24.8%
ULTA	NR/NR/NR	10,327	1.9%	9/30/2017	$25.85	NAV	NAV	NAV
Major Tenants Subtotal / Wtd. Avg.		65,984	11.9%		$14.96	$8,370	$150	8.6%

In-line Tenants (<10,000 sq. ft.)(4)		147,739	26.7%		$23.03	$20,761	$371	6.2%
Office		9,594	1.7%		$17.89	$0	NAP	NAP
Outparcel		4,170	0.8%		$44.35	$0	NAP	NAP
Total Occupied Collateral		508,067	91.6%
Vacant		46,297	8.4%
Total / Wtd. Avg.		554,364	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	Total Sales (000s), Sales PSF and Occupancy Cost provided by the borrower and represent the most recent trailing-12 months for tenants reporting sales.

(3)	Regal Cinemas sales represent T-12 July 2015 sales based on the 14 screens. Regal Cinemas sales equal $60 PSF.

(4)	In-line Tenants (<10,000 sq. ft.) Annual UW Base Rent PSF excludes American Eagle (7,520 sq. ft.) and LOFT (5,431 sq. ft.), which pay percentage rent in lieu of base rent.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	2	2,774	0.5%	2,774	0.5%	$24.66	1.0%	1.0%
2016	2	3,713	0.7%	6,487	1.2%	$17.28	0.9%	1.9%
2017	12	108,261	19.5%	114,748	20.7%	$16.27	25.3%	27.2%
2018	13	47,727	8.6%	162,475	29.3%	$21.40	12.4%	39.6%
2019	8	185,339	33.4%	347,814	62.7%	$7.03	18.7%	58.3%
2020	7	35,321	6.4%	383,135	69.1%	$18.22	9.3%	67.6%
2021	3	40,350	7.3%	423,485	76.4%	$17.11	9.9%	77.5%
2022	1	2,665	0.5%	426,150	76.9%	$15.95	0.6%	78.1%
2023	1	1,467	0.3%	427,617	77.1%	$22.00	0.5%	78.6%
2024	4	62,940	11.4%	490,557	88.5%	$18.75	15.5%	94.1%
2025	4	17,510	3.2%	508,067	91.6%	$23.43	5.9%	100.0%
Thereafter	0	0	0.0%	508,067	91.6%	$0.00	0.0%	100.0%
Vacant	NAP	46,297	8.4%	554,364	100.0%	NAP	NAP
Total / Wtd. Avg.	57	554,364	100.0%			$14.05	100.0%

(1)	A number of tenants including certain anchor tenants have lease termination options related to co-tenancy provisions, exclusivity provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the site plan.
(2)	Annual U/W Base Rent Per Sq. Ft. excludes American Eagle (7,520 sq. ft.) and LOFT (5,431 sq. ft.), which pay percentage rent in lieu of base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

312 Newnan Crossing Bypass Newnan, GA 30265	Collateral Asset Summary – Loan No. 3 Ashley Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,200,000 73.3% 1.38x 8.8%

The Loan. The Ashley Park loan (the “Ashley Park Loan”) is a $68.2 million fixed rate loan secured by the borrower’s fee simple interest in a 554,364 sq. ft. Class A, anchored retail center located at 312 Newnan Crossing Bypass in Newnan, Georgia (the “Ashley Park Property”). The Ashley Park Loan has a 10-year term and is interest only for the first 60 months of the term then amortizes on a 30-year schedule. The Ashley Park Loan accrues interest at a fixed rate equal to 4.1400%. Loan proceeds, along with approximately $25.8 million of equity from the sponsor, were used to purchase the property for approximately $89.6 million, fund upfront reserves of approximately $1.3 million and pay closing costs of approximately $2.9 million. Based on the “As-is” appraised value of $93.0 million as of May 6, 2015, the cut-off date LTV is 73.3%. The most recent prior financing of the Ashley Park Property was included in the WBCMT 2006-C29 securitization, which included a portion of the Ashley Park Property.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$68,200,000	72.7%	Purchase Price(2)	$89,569,644	95.3%
Sponsor Equity(1)	$25,785,705	27.4%	Reserves	$1,555,196	1.7%
			Closing Costs	$2,860,864	3.0%
Total Sources	$93,985,705	100.0%	Total Uses	$93,985,705	100.0%

(1) Sponsor Equity excludes approximately $4.2 million of seller credits due to the sponsor at closing.

(2) The purchase price is net of prorated 2015 real estate taxes of $180,356.

The Borrower / Sponsor.    The borrower, Ashley Park Property Owner LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantor is Apollo U.S. Real Estate Fund II L.P.

Apollo U.S. Real Estate Fund II L.P. is a subsidiary of Apollo Global Management, LLC (“Apollo”), a leading global alternative investment manager with $163 billion of assets under management as of June 30, 2015. Apollo raises, invests and manages funds on behalf of pension, endowment and sovereign wealth funds, as well as other institutional and individual investors. Formed in 2008, Apollo’s real estate group includes a team of multi-disciplinary real estate professionals whose investment activities are integrated and coordinated with Apollo’s private equity and credit business segments. As of June 30, 2015, Apollo’s real estate business had total assets under management of approximately $11 billion.

The Property. The Ashley Park Property consists of a 554,364 sq. ft. Class A, open-air anchored retail center located approximately 33 miles southwest of the Atlanta central business district in Newnan, Georgia. The Ashley Park Property was developed in phases from 2004 to 2008. The Ashley Park Property is anchored by Dillards, Best Buy, Dick’s Sporting Goods and the 14-screen Regal Cinemas and benefits from the surrounding phases of the Ashley Park development, including Belk, JC Penney and Target, which serves as a shadow anchors.

As of May 29, 2015, the Ashley Park Property is 91.6% leased to a broad mix of approximately 57 national and local tenants, including Lane Bryant, Rue21, Bath & Body Works, American Eagle and Kay Jewelers, among others. In addition, the Ashley Park Property includes approximately 30,370 sq. ft. of office space, all of which is part of the collateral, located above some of the retail storefronts. The Ashley Park Property also features a total of approximately 3,000 surface parking spaces, which equates to a ratio of 5.41 spaces per 1,000 sq. ft.

The below chart presents historical sales at the Ashley Park Property.

Historical Sales PSF(1)
	2011	2012	2013	2014	Trailing 12 Month

Anchor / Major Tenants
Regal Cinemas (2)	$210,086	$183,271	$193,385	$194,084	$214,995
Barnes & Noble(3)	$164	$167	$163	$164	$162
DSW Shoe Warehouse(4)	$179	$194	$206	$208	$218
Monkey Joe’s(5)	NAP	$46	$49	$48	$48

In-Line Tenant Sales PSF	$379	$363	$378	$369	$371
In-Line Tenant Occupancy Costs	6.4%	6.6%	6.2%	6.3%	6.2%

(1)	Sales figures were provided by the borrower and represent the most recent trailing-12 months for tenants reporting sales.

(2)	Regal Cinemas sales figures represent sales per screen and are based on 14 total screens. The Trailing 12 Month sales represent sales through July 2015.

(3)	The Barnes & Noble Trailing 12 Month sales represent sales through April 2015.

(4)	DSW Shoe Warehouse Trailing 12 Month sales represent sales through May 2015.

(5)	Monkey Joe’s Trailing 12 Month sales represent the 2014 sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

312 Newnan Crossing Bypass Newnan, GA 30265	Collateral Asset Summary – Loan No. 3 Ashley Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,200,000 73.3% 1.38x 8.8%

Environmental Matters. The Phase I environmental report dated April 14, 2015 recommended no further action at the Ashley Park Property.

The Market.     The Ashley Park Property is located approximately one-half mile west of Interstate 85 within the Atlanta, Georgia central business district (“Atlanta CBD”). Primary roads providing access through the neighborhood include U.S. Highways 29 and 129, Sharpsburg-McCollum Road (Georgia 154), and Bullsboro Drive (Georgia 34).

As of Q1 2015, the Atlanta retail market has approximately 349.6 million sq. ft. of retail with a vacancy rate of approximately 8.3%. In addition, the Ashley Park Property is located in the Coweta County Submarket, which has a Q1 2015 retail supply of approximately 7.1 million sq. ft. and an average occupancy rate of 94.0%. The Coweta County submarket vacancy has trended downward from its Q1 2012 vacancy of 9.1%. Year-end vacancy for 2012 to 2014 was 8.7%, 7.8% and 6.3% respectively. The submarket has also had positive absorption of 157,681 square feet over the prior 4 quarters. During the first quarter 2015, no new retail space was completed in the Coweta County submarket, and over the past four quarters, no new retail space has been delivered to the market.

New retail development began in the early 1990s and continued in phases through the past decade. Publix, Wal-Mart, and Lowe’s are located along the Highway 34 corridor, east of Interstate 85. Power centers with anchors Home Depot and Kohl’s are also along this corridor. Recent developments around the Ashley Park Property include the Cancer Treatment Centers of America, which is adjacent to the Ashley Park Property and originally opened in 2012. According to the appraisal, approximately 67% of residents within a one-mile radius of the Ashley Park Property are renters. The majority of the recent multifamily development in the neighborhood has occurred along the Bullsboro Road Corridor, in relatively close proximity to Interstate 85, including The Trees of Newnan, which is on the east side of the Ashley Park Property. The existing uses in the neighborhood are primarily Class A or B apartments, along with several Class AA properties. Single-family development is comprised of subdivisions located throughout the submarket. The neighborhood also has a good level of supportive developments, including schools, parks, and houses of worship.

The primary trade area of the Ashley Park Property is an approximately three to 10 mile radius. Within a three-mile radius of the Ashley Park Property, the median income is $51,842 with a population of 39,170. Within a three-mile and five-mile radius, the population increased 12.0% and 8.7% respectively from 2010 to 2015 and 107.6% and 65.7%, respectively, from 2000 to 2015.

The chart below summarizes the Ashley Park Property’s competitive set.

Competitive Set(1)
Name	Ashley Park Property	Newnan Crossing I & II	Newnan Crossing	Newnan Pavilion	The Avenue Peachtree City	McIntosh Village
Distance from Subject	NAP	1.2 miles	1.8 miles	1.8 miles	11.0 miles	10.6 miles
Property Type	Anchored Retail	Retail Power Center	Retail Power Center	Retail Power Center	Retail Lifestyle Center	Retail Neighborhood Center
Year Built	2004-2008	1999	1993	1991	2001	2003
Occupancy	91.6%(2)	99.0%	99.0%	87.0%	98.0%	95.0%
Size (Sq. Ft.)	554,364(2)	476,368	452,811	468,523	183,188	191,181
Anchors / Major Tenants	Dillards, Dick’s Sporting Goods, Best Buy, Regal Cinemas(2)	Target, BJ’s Wholesale Club, Office Depot, TJ Maxx	Wal-Mart, Lowe’s, Hobby Lobby	Kohl’s, Home Depot, Academy Sports	Books-A-Million, Gap, Williams Sonoma, Ann Taylor Loft	Wal-Mart Supercenter, Best Buy, Home Depot, Office Depot
(1)	Source: Appraisal
(2)	Based on the May 29, 2015 rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

312 Newnan Crossing Bypass Newnan, GA 30265	Collateral Asset Summary – Loan No. 3 Ashley Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,200,000 73.3% 1.38x 8.8%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 July 2015	U/W	U/W PSF
Base Rent(1)	$5,425,869	$5,514,141	$5,599,886	$6,747,603	$6,988,539	$12.61
Value of Vacant Space	0	0	0	0	882,184	1.59
Gross Potential Rent	$5,425,869	$5,514,141	$5,599,886	$6,747,603	$7,870,722	$14.20
Total Recoveries	1,360,011	1,237,483	982,359	1,402,871	1,869,941	$3.37
Total Other Income	409,076	332,863	203,202	296,545	195,120	$0.35
Less: Vacancy & Credit Loss(2)	0	0	0	(256,709)	(882,184)	($1.59)
Effective Gross Income	$7,194,956	$7,084,487	$6,785,447	$8,190,310	$9,053,600	$16.33
Total Operating Expenses	2,254,584	1,938,915	2,121,444	3,759,059	3,069,929	5.54
Net Operating Income	$4,940,372	$5,145,572	$4,664,003	$4,431,251	$5,983,671	$10.79
TI/LC	0	0	0	0	429,619	0.77
Capital Expenditures	0	0	0	0	83,155	0.15
Net Cash Flow	$4,940,372	$5,145,572	$4,664,003	$4,431,251	$5,470,897	$9.87

(1)	U/W Base Rent includes $33,224 in contractual step rent through February 2016.
(2)	U/W Vacancy represents 8.9% of total gross income and is based on the current economic vacancy rate. The submarket vacancy rate as of Q1 2015 is 6.0%.

Property Management.    The Ashley Park Property is managed by Temco, LLC.

Lockbox / Cash Management.    The Ashley Park Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. Provided no Trigger Period (as defined herein) exists, all funds in the lockbox account are swept daily to the borrower’s operating account. Upon the occurrence and during the continuance of a Trigger Period, amounts on deposit in the clearing account are required to be swept to a cash management account established and maintained by the lender, and applied to payment of all required payments and reserves as set forth in the Ashley Park Loan documents.

A “Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) a Lease Sweep Period (as defined herein), (iii) the DSCR falling below 1.20x as of the last day of any calendar quarter and will end upon (a) with respect to clause (i), such event of default is cured, (b) with respect to clause (ii) such Lease Sweep Period has ended and (c) with respect to clause (iii), the DSCR is at least 1.25x for two consecutive quarters.

A “Lease Sweep Period” will commence on the first monthly payment date following the giving of notice from Dillards that such tenant (i) fails to give notice to renew its lease 12 months prior to the expiration of the then-current lease, (ii) exercises its right to terminate, cancel or surrenders its lease, (iii) goes dark, (iv) defaults under its lease or (v) becomes subject to bankruptcy proceedings. A Lease Sweep Period will be cured when, (a) with respect to clauses (i), (ii) and (iii), the entirety of the Dillards space is leased pursuant to one or more Qualified Leases (defined below) and the replacement tenant(s) are in occupancy and paying full unabated rent, (b) with respect to clause (iv) such default has been cured, and (c) with respect to clause (v), such insolvency proceeding has been terminated and the Dillards lease has been affirmed, assumed or assigned in a manner satisfactory to lender. In addition, a Lease Sweep Period will end if the amount on deposit in the lease sweep reserve is at least equal to $2.0 million.

A “Qualified Lease” means either: (A) the original Dillards lease or (B) a replacement lease (i) which satisfies the co-tenancy requirements of the then existing leases at the Ashley Park Property related to the original Dillards lease, (ii) with an initial term of at least ten years; (iii) entered into in accordance with the Ashley Park Loan documents and (iv) on market terms with respect to base rent, additional rent and recoveries and tenant improvement allowances.

Initial Reserves.    At closing, the borrowers deposited (i) $404,681 into a tax reserve account, (ii) $11,421 into an insurance reserve account, and (iii) $1,139,095 into a TI/LC reserve account, which includes (a) $612,922 for approved leasing expenses (of which $480,950 has since been released), (b) $255,008 for bridge payments allocated to the borrower from the previous owner to cover bridge lease payments through January 2016, (c) $111,946 for outstanding free rent for the bridge leases and (d) $159,218 which represents three months rent from Dillards.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

312 Newnan Crossing Bypass Newnan, GA 30265	Collateral Asset Summary – Loan No. 3 Ashley Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,200,000 73.3% 1.38x 8.8%

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $57,812, into a tax reserve account, (ii) $9,239 into a replacement reserve account, subject to a replacement reserve cap of $332,618 and (iii) $34,387 into a TI/LC reserve account, subject to a TI/LC reserve cap of $1,000,000. Additionally, during a Lease Sweep Period, all excess cash will be deposited into a lease sweep account subject to a reserve cap of $2,000,000, and if an acceptable blanket insurance policy is no longer in place the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    The borrower is permitted to obtain future mezzanine financing provided that, among other conditions, (i) the mezzanine loan can only be made from and after the earlier of (a) 60 days after the final securitization date or (b) 12 months after the closing date, (ii) the mezzanine loan is secured only by collateral which is not collateral for the Ashley Park Loan and (iii) the principal amount of such mezzanine loan when combined with the principal amount of the Ashley Park Loan will result in a (x) combined LTV of no more than 72.9%, (y) combined debt service coverage ratio of no less than 1.30x and (z) debt yield of no less than 7.5%.

Partial Release and Substitution.  The borrower may obtain the release of one or more vacant, non-income producing parcels or outlots upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the parcel subject to the release is not necessary for the remaining Ashley Park Property to comply with zoning or legal requirements, (iii) the borrower has delivered to lender a fully executed anti-poaching agreement, with respect to the tenants at the Ashley Park Property and their affiliates, in form and substance reasonably satisfactory to lender by and between the borrower and the transferee of the release parcel (to which lender and its successors and assigns shall be a third party beneficiary) and (iv) the release will not result in an LTV ratio that does not comply with REMIC guidelines.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

312 Newnan Crossing Bypass Newnan, GA 30265	Collateral Asset Summary – Loan No. 3 Ashley Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,200,000 73.3% 1.38x 8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

312 Newnan Crossing Bypass Newnan, GA 30265	Collateral Asset Summary – Loan No. 3 Ashley Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,200,000 73.3% 1.38x 8.8%

Atlanta
DOWNTOWN
Austell
Decatur
Lithia Springs
Douglasville
East Point
HARTSFIELD JACKSON ATLANTA INT'L AIRPORT
Forest Park
Union City
Fairburn
Riverdale
Morrow
Palmetto
Jonesboro
Tyrone
Irondale
Fayetteville
Bonanza
Lovejoy
Peachtree City
Hampton
Newnan
Sharpsburg
Woolsey
Ashley Park
312 Newnan Crossing Bypass
Newnan GA, 30265
K-Mart Distribution Center
University of West Georgia Newnan Center
Yamaha Motor Manufacturing
J Wendell Whitlock Recreation Park
Sullivan Crossroads
Summit Healthplex and YMCA
Grenzebach Corporation
Newnan Pavilion
Newnan Promenade
Walmart Supercenter
Pearl Springs Apartments
Shenandoah Plaza
Eastgate Shopping Center
Newnan Crossing
Newnan Village Crossing
Cancer Treatment Centers Of America
Stonebridge Home Community
Merchants Crossing
Piedmont Newnan Hospital
Coweta County Recreation Department
Newnan
DOWNTOWN
CJ Smith Park
Stillwood Pavilion
Summergrove Golf Club
Carl Miller Park
Orchard Hills Golf Club
MILLARD FARMER INDUSTRIAL BLVD
BULLSBORO DR
JACKSON ST
TEMPLE AVE
BOONE DR
4TH ST
GREENVILLE ST
PINSON ST
POPLAR RD
NEWNAN CROSSING BYPASS
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

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49

80 Huntington Street Huntington Beach, CA 92648	Collateral Asset Summary – Loan No. 4 Surf City Beach Cottages	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 63.8% 1.23x 7.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

80 Huntington Street Huntington Beach, CA 92648	Collateral Asset Summary – Loan No. 4 Surf City Beach Cottages	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 63.8% 1.23x 7.5%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsor:	John Saunders
Borrower:	Surf City Beach Cottages, LP
Original Balance:	$52,000,000
Cut-off Date Balance:	$52,000,000
% by Initial UPB:	4.8%
Interest Rate:	4.4850%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	Interest Only for the first 24 months, 360 months thereafter
Additional Debt:	None
Call Protection(1):	L(26), D(90), O(4)
Lockbox / Cash Management:	Soft / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$335,000	$47,340
Insurance:	$0	$4,000
Replacement:	$0	$1,067

Financial Information
Cut-off Date Balance / Pad:	$203,125
Balloon Balance / Pad:	$173,414
Cut-off Date LTV:	63.8%
Balloon LTV:	54.5%
Underwritten NOI DSCR(3):	1.23x
Underwritten NCF DSCR(3):	1.23x
Underwritten NOI Debt Yield:	7.5%
Underwritten NCF Debt Yield:	7.4%
Underwritten NOI Debt Yield at Balloon:	8.8%
Underwritten NCF Debt Yield at Balloon:	8.7%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Manufactured Housing Community
Collateral:	Fee Simple
Location:	Huntington Beach, CA
Year Built / Renovated:	1953 / 2015
Total Pads:	256
Property Management:	M.A. Cirillo & Associates d.b.a. Star Mobilehome Park Management
Underwritten NOI:	$3,884,687
Underwritten NCF:	$3,871,887
Appraised Value:	$81,500,000
Appraisal Date:	June 1, 2015

Historical NOI
Most Recent NOI:	$3,502,274 (T-12 July 31, 2015)
2014 NOI:	$2,945,078 (December 31, 2014)
2013 NOI:	$2,602,765 (December 31, 2013)
2012 NOI:	$2,154,010 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	95.3% (August 1, 2015)
2014 Occupancy:	93.9% (December 31, 2014)
2013 Occupancy:	95.7% (December 31, 2013)
2012 Occupancy:	95.7% (December 31, 2012)
(1)	Partial release is permitted. See “Partial Release and Substitution” herein.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.

(3)	Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.64x and 1.64x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

80 Huntington Street Huntington Beach, CA 92648	Collateral Asset Summary – Loan No. 4 Surf City Beach Cottages	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 63.8% 1.23x 7.5%

The Loan. The Surf City Beach Cottages loan (the “Surf City Beach Cottages Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 256-pad manufactured housing community located in Huntington Beach, California (the “Surf City Beach Cottages Property”) with an original principal balance of $52.0 million. The Surf City Beach Cottages Loan has a 10-year term and is interest only for the first 24 months of the term and amortizes on a 30-year schedule thereafter. The Surf City Beach Cottages Loan accrues interest at a fixed annual rate equal to 4.4850% and has a cut-off date balance of $52.0 million. The Surf City Beach Cottages Loan proceeds were used to retire existing debt of approximately $40.7 million, pay closing costs of approximately $0.3 million, fund reserves of approximately $0.3 million and return approximately $10.7 million of equity to the borrower. Based on the appraised value of approximately $81.5 million as of June 1, 2015, the cut-off date LTV ratio is 63.8%. The most recent prior financing of the Surf City Beach Cottages Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$52,000,000	100.0%	Loan Payoff	$40,658,856	78.2%
			Reserves	$335,000	0.6%
			Closing Costs	$316,113	0.6%
			Return of Equity	$10,690,031	20.6%
Total Sources	$52,000,000	100.0%	Total Uses	$52,000,000	100.0%

The Borrower / Sponsor. The borrower, Surf City Beach Cottages, LP is a single purpose Delaware limited partnership with two independent directors in its organizational structure. The sponsor and nonrecourse carve-out guarantor is John Saunders, the CEO of Saunders Property Company.

Mr. Saunders is an Orange County-based real estate investor with 25 years of real estate experience who has acquired and operated more than 100 real estate properties. Mr. Saunders currently owns interests in 55 properties with an estimated overall value of approximately $326.8 million, including industrial, office, multifamily, retail and vacant land properties.

The Property. The Surf City Beach Cottages Property is a manufactured housing community totaling 256 pads on 18.2 acres located less than a quarter mile from the Huntington Beach Pier in Huntington Beach, California. The Surf City Beach Cottages Property was developed in 1953 and was recently renovated for a total cost of approximately $1.96 million after the sponsor’s acquisition in 2013. As of August 1, 2015, the Surf City Beach Cottages Property has average in place rents of $1,586 per pad, 20.4% below the appraiser’s concluded market rent of $1,908 per pad. In addition, 128 tenants (50.0% of total occupied pads) have signed five-year leases with contractual 4.0% annual rent bumps, providing additional contractual income each January 1st.

Environmental Matters. The Phase I environmental report dated June 10, 2015 recommended no further action.

The Market. The Surf City Beach Cottages Property is located in a dense infill location in the Huntington Beach submarket, which is within the Orange County metropolitan statistical area. The Pacific Ocean is located directly across the street and is a significant demand driver and amenity for tenants. Huntington Beach is approximately 35 miles southeast of Los Angeles and boasts the longest uninterrupted stretch of beaches on the west coast of the United States. The immediate area consists of upscale apartments, a 290-key Hilton Waterfront Beach Resort to the south, various single family residential developments to the east and multifamily complexes to the north. To the west of the Surf City Beach Cottages Property is an 11 acre land parcel that is currently under development to become Pacific City, a mixed use development that is expected to include a 250-room boutique hotel, a 35,825 sq. ft. public market, national retail and restaurant tenants and apartments. Pacific City is anticipated to open in early 2016 and is part of a revitalization effort by the city of Huntington to increase tourism and establish the location as a desirable destination for both locals and visitors. The estimated 2015 population within a three-mile radius of the Surf City Beach Cottages Property was approximately 106,860 and the average household income was approximately $107,237.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

80 Huntington Street Huntington Beach, CA 92648	Collateral Asset Summary – Loan No. 4 Surf City Beach Cottages	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 63.8% 1.23x 7.5%

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	T-12 7/31/2015	T-6 7/31/2015 Ann.	T-3 7/31/2015 Ann.	U/W	U/W per Pad
Gross Potential Rent(1)	$3,041,166	$3,765,064	$4,329,600	$4,673,474	$4,782,320	$4,986,256	$19,478
Less: Vacancy(2)	0	0	0	0	0	(249,313)	(974)
Other Income	15,061	14,534	21,201	26,094	26,064	26,094	102
Laundry/Vending/Utility Income	249,142	272,773	283,805	294,120	264,228	294,120	1,149
Effective Gross Income	$3,305,369	$4,052,371	$4,634,606	$4,993,688	$5,072,612	$5,057,157	$19,755
Total Operating Expenses	702,604	1,107,293	1,132,332	1,132,332	1,132,332	1,172,470	4,580
Net Operating Income	$2,602,765	$2,945,078	$3,502,274	$3,861,356	$3,940,280	$3,884,687	$15,175
Capital Expenditures	0	0	0	0	0	12,800	50
Net Cash Flow	$2,602,765	$2,945,078	$3,502,274	$3,861,356	$3,940,280	$3,871,887	$15,125

(1)	U/W Gross Potential Rent is based on the in-place rent rolls as of August 1, 2015 including contractual rent steps occurring on January 1, 2016 for tenants on 5-year lease terms and vacant units grossed up at market rents.

(2)	U/W Vacancy represents 5.0% of Gross Potential Rent.

Property Management. The Surf City Beach Cottages Property is managed by M.A. Cirillo & Associates d.b.a. Star Mobilehome Park Management.

Lockbox / Cash Management. The Surf City Beach Cottages Loan is structured with a soft lockbox and springing cash management. The borrower and property manager are required to deposit all rents into a clearing account maintained by the borrower. Unless a Cash Management Period (as defined below) has occurred, all amounts on deposit in the clearing account will be swept into the borrower’s account. From and after the commencement of a Cash Management Period, the borrower is required to instruct each tenant to deposit rents directly into a lockbox account and all amounts on deposit in the clearing account will be swept daily into a lender controlled account.

A “Cash Management Period” will occur (i) upon an event of default, (ii) on the stated maturity date or (iii) if the debt service coverage ratio falls below 1.10x.

Initial Reserves. At closing, the borrower deposited $335,000 into a tax reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $47,340, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $4,000 and (iii) $1,067 into a replacement reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release and Substitution.     The borrower has the right to obtain the free release from the lien of the mortgage of nine pads that were identified for potential condemnation, which pads were not included in the underwriting. These pads, together with the related homes, were identified by the city of Huntington to be necessary for condemnation in connection with the widening of an adjacent street. According to the borrower, the city has already purchased eight of the nine homes on these pads (none of which were owned by the borrower) and is expected to purchase the remaining home (owned by an affiliate of the borrower) and all nine of these pads in the future. No portion of any condemnation proceeds will be due to the lender.  In addition, regardless of whether the condemnation occurs, the borrower is permitted to obtain a free release of the same nine pads, provided, among other things, the conveyance of such pads do not adversely affect the operation of the remaining mortgaged property and the borrower is in compliance with the REMIC requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

80 Huntington Street Huntington Beach, CA 92648	Collateral Asset Summary – Loan No. 4 Surf City Beach Cottages	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 63.8% 1.23x 7.5%

CARTIFACT
Surf City Beach Cottages
80 Huntington Street
Huntington Beach, CA 92648
Huntington
Beach
Pacific City
(191,000 SQ FT Retail)
(165 Room Hotel)
(516 Unit Condominiums)
Retail Development
Hotel Development
Hilton
Waterfront
Beach Hotel
Hyatt
Regency
Hotel
Cucina
Alessa
Steve's
Liquor
Market
Jax Bicycle
Center
Electric
Chair
Sushi
On Fire
Beach
Front 301
Avila's El
Ranchito
Bulldog
Lounge
Pete's
Mexican Food
Luggatti's
Italian Grill
Sanchos
Tacos
The Strand
Skechers
USA
Huntington
Beach Beer
Hurricane
Bar & Grill
BJ's
Restaurant
Jack's
Surfboards
Johnny
Rockets
Gallagher's
Pub & Grill
Fred's
Mexican
Cafe
Spark
Woodfire
Grill
Duke's
Huntington
Beach
Huntington State
Beach
Huntington
Beach Pier
Savannah at
the Beach
Huntington Beach
Community Services
Huntington Beach Bike Trail
PACIFIC COAST HIGHWAY
PACIFIC VIEW AVE
FRANKFORT AVE
ELMIRA AVE
DETROIT AVE
CHICAGO AVE
BALTIMORE AVE
ATLANTA AVE
CORAL LN
BLUE FIN
DRIFTWOOD DR
BEACHCOMBER DR
LORENZO DR
HORABITO DR
MAIN ST
LAKE ST
5TH ST
PECAN AVE
ORANGE AVE
OLIVE AVE
WALNUT AVE
HUNTINGTON ST
CALIFORNIA ST
DELAWARE ST
SUNDOWN LN
POOLSIDE LN
COAST WATCH LN
Manning
Park
PACIFIC OCEAN
Huntington State
Beach
Burbank
Pasadena
Glendale
Azusa
Arcadia
Irwindale
Beverly
Hills
West
Hollywood
Alhambra
Santa
Monica
Los Angeles
DTLA
Monterey
Park
West
Covina
Walnut
Culver
City
Montebello
Industry
Vernon
Marina
Del Rey
Whittier
LAX
South Gate
Santa Fe
Springs
La Habra
El Segundo
Downey
Brea
Norwalk
Manhattan
Beach
Lynwood
Fullerton
Carson
Cerritos
Lakewood
Buena Park
Torrance
LGB
Anaheim
Cypress
Lomita
Long
Beach
Garden Grove
Rancho
Palos Verdes
Westminster
Seal Beach
Santa Ana
Huntington
Beach
Fountain
Valley
SNA
Costa Mesa
Newport
Beach

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

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55

1170, 1180 & 1190 Devon Park Drive Wayne, PA 19087	Collateral Asset Summary – Loan No. 5 Devon Park Drive Corporate Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,250,000 71.3% 1.34x 8.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

1170, 1180 & 1190 Devon Park Drive Wayne, PA 19087	Collateral Asset Summary – Loan No. 5 Devon Park Drive Corporate Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,250,000 71.3% 1.34x 8.7%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Acquisition
Sponsor:	Mark I. Solomon
Borrower:	Devon Park CC Partners, L.P.
Original Balance:	$47,250,000
Cut-off Date Balance:	$47,250,000
% by Initial UPB:	4.3%
Interest Rate:	4.7695%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	Interest only for first 48 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(1)
	Initial	Monthly
Taxes:	$48,017	$48,017
Insurance:	$0	Springing
Replacement:	$0	$748
TI/LC:	$0	$12,509
USLI TI/LC Reserve(2):	$941,544	$0
Occupancy Reserve:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$189
Balloon Balance / Sq. Ft.:	$170
Cut-off Date LTV:	71.3%
Balloon LTV:	64.2%
Underwritten NOI DSCR(3):	1.39x
Underwritten NCF DSCR(3):	1.34x
Underwritten NOI Debt Yield:	8.7%
Underwritten NCF Debt Yield:	8.4%
Underwritten NOI Debt Yield at Balloon:	9.7%
Underwritten NCF Debt Yield at Balloon:	9.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral(4):	Fee Simple/Leasehold
Location:	Wayne, PA
Year Built / Renovated:	1980 / 1995, 2010, 2014
Total Sq. Ft.:	250,185
Property Management:	Newmark Grubb Knight Frank
Underwritten NOI:	$4,120,404
Underwritten NCF:	$3,961,313
Appraised Value:	$66,300,000
Appraisal Date:	July 1, 2015

Historical NOI
2014 NOI:	$3,544,917 (December 31, 2014)
2013 NOI:	$3,356,863 (December 31, 2013)
2012 NOI:	$4,085,139 (December 31, 2012)
2011 NOI:	$4,185,464 (December 31, 2011)

Historical Occupancy(4)
Most Recent Occupancy:	100.0% (August 1, 2015)
2014 Occupancy	98.7% (December 31, 2014)
2013 Occupancy:	80.2% (December 31, 2013)
2012 Occupancy:	95.7% (December 31, 2012)
2011 Occupancy:	97.0% (December 31, 2011)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	In 2014, the prior owner renovated the Devon Park Drive Property and re-leased the space to USLI as part of its expansion. At closing, the borrower deposited $941,544 into a recent leasing reserve for existing TI/LC obligations due to USLI in connection with the expansion.
(3)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 1.80x and 1.73x, respectively.
(4)	A portion of the Devon Park Drive Property is ground leased by the borrower pursuant to a ground lease, which expires in 2087. Rent under the ground lease has been fully pre-paid.
(5)	The Devon Park Drive Property has averaged 94.5% occupancy since 2008. In 2013, a tenant vacated its space due to company consolidation after a merger.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

1170, 1180 & 1190 Devon Park Drive Wayne, PA 19087	Collateral Asset Summary – Loan No. 5 Devon Park Drive Corporate Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,250,000 71.3% 1.34x 8.7%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Office Tenants
U.S. Investment Corp.	AA-/Aa2/AA	205,286	82.1%	$18.61	85.0%	Various(2)
Clinical Financial Services, LLC(3)	NR/NR/NR	31,026	12.4%	$15.80	10.9%	12/31/2023
MTPCS	NR/NR/NR	8,048	3.2%	$10.00	1.8%	10/31/2017
AGC Networks Inc. (4)	NR/NR/NR	5,640	2.3%	$17.75	2.2%	6/14/2021
Telecom	NR/NR/NR	185	0.1%	$16.22	0.1%	12/10/2017
Total Occupied Tenants		250,185	100.0%	$17.96	100.0%
Vacant		0	0.0%
Total		250,185	100.0%

(1)   Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)   USLI occupies seven spaces with various lease expirations. 7,914 sq. ft. (3.9% of USLI sq. ft.) expires in September 2018 and 197,372 sq. ft. (96.1% of USLI sq. ft.) expires in July 2025. The leases for approximately 46,821 sq. ft. were recently executed and the tenant is in the process of building out this space. With respect to the expansion space, rent commencement will occur between December 1, 2015 and January 1, 2016. An excess cash flow sweep will occur upon the earlier of (i) 12 months prior to any USLI lease expiration or (ii) the date on which USLI delivers notices of lease termination, goes dark, file bankruptcy or indicate its intention not to renew its lease.

(3)   Clinical Financial Services, LLC has the right to terminate its lease effective December 31, 2020 subject to 12 months’ written notice and a termination fee equal to three months’ rent and operating expenses. Clinical Financial Services, LLC has one, five-year extension option remaining.

(4)   AGC Networks Inc. has one, five-year extension option remaining.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	2	8,233	3.3%	8,233	3.3%	$10.14	1.9%	1.9%
2018	1	7,914	3.2%	16,147	6.5%	$14.45	2.5%	4.4%
2019	0	0	0.0%	16,147	6.5%	$0.00	0.0%	4.4%
2020	0	0	0.0%	16,147	6.5%	$0.00	0.0%	4.4%
2021	1	5,640	2.3%	21,787	8.7%	$17.75	2.2%	6.6%
2022	0	0	0.0%	21,787	8.7%	$0.00	0.0%	6.6%
2023	1	31,026	12.4%	52,813	21.1%	$15.80	10.9%	17.5%
2024	0	0	0.0%	52,813	21.1%	$0.00	0.0%	17.5%
2025(2)	6	197,372	78.9%	250,185	100.0%	$18.78	82.5%	100.0%
Thereafter	0	0	0.0%	250,185	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	250,185	100.0%	NAP	NAP
Total / Wtd. Avg.	11	250,185	100.0%			$17.96	100.0%

(1)   Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(2)   Leases expiring in 2025 include six leases to USLI, totaling 197,372 sq. ft. (96.1% of USLI sq. ft.). An excess cash flow sweep will occur upon the earlier of (i) 12 months prior to any USLI lease expiration or (ii) the date on which USLI delivers notices of lease termination, goes dark, files bankruptcy or indicates its intention not to renew its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

1170, 1180 & 1190 Devon Park Drive Wayne, PA 19087	Collateral Asset Summary – Loan No. 5 Devon Park Drive Corporate Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,250,000 71.3% 1.34x 8.7%

The Loan.    The Devon Park Drive Corporate Campus loan (the “Devon Park Drive Loan”) is a $47.3 million fixed rate loan secured by the borrower’s fee simple interest in a 250,185 sq. ft. Class A office property located at 1170, 1180 & 1190 Devon Park Drive in Wayne, Pennsylvania (the “Devon Park Drive Property”). The Devon Park Drive Loan has a 10-year term and is interest only for the first 48 months of the term and amortizes on a 30-year schedule thereafter. The Devon Park Drive Loan accrues interest at a fixed rate equal to 4.7695%. Loan proceeds along with approximately $18.3 million in equity from the borrower, were used to acquire the Devon Park Drive Property for approximately $63.5 million, fund upfront reserves of approximately $1.0 million and pay closing costs of approximately $1.1 million. Based on the appraised value of $66.3 million as of July 1, 2015, the cut-off date LTV ratio is 71.3%. The most recent prior financing of the Devon Park Drive Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$47,250,000	72.0%	Purchase Price	$63,500,000	96.8%
Borrower Equity	$18,342,832	28.0%	Reserves	$989,561	1.5%
			Closing Costs	$1,103,272	1.7%

Total Sources	$65,592,832	100.0%	Total Uses	$65,592,832	100.0%

The Borrower / Sponsor.    The borrower is Devon Park CC Partners, L.P., a single purpose Pennsylvania limited partnership structured to be bankruptcy-remote, with two independent directors in its organizational structure. The borrower’s general partner is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the non-recourse carve out guarantor is Mark I. Solomon.

Mark I. Solomon is the founder of CMS Companies, a financial services firm that was founded in 1969 and is located in Wynnewood, Pennsylvania, approximately 8.3 miles from Philadelphia. CMS Companies invests in real estate, private equity, and special situations on behalf of the partners of the firm and the firm’s clients. In total, CMS Companies has invested $3.5 billion of equity on behalf of themselves and their clients.

The Property. The Devon Park Drive Property consists of 250,185 sq. ft. of rentable space located in three, 3-story, Class A office buildings located in Wayne, Pennsylvania. The Devon Park Drive Property was constructed in 1980 and renovated in 1995, 2010 and 2014. The Devon Park Drive Property is situated on 9.81 acres of land at the end of Devon Park Drive, proximate to the interchange of I-76 and US 202, which provides access to Center City and Philadelphia. There are 1,049 available parking spaces which equates to a parking ratio of approximately 4.2 spaces per 1,000 sq. ft. Property amenities include a 7,500 sq. ft. café, 10,000 sq. ft. fitness center and a 6,700 sq. ft. field house featuring a basketball court, aerobic room and locker rooms.

As of August 1, 2015, the Devon Park Drive Property is 100.0% leased to five tenants.

Environmental Matters. The Phase I environmental report dated July 21, 2015 recommended no further action at the Devon Park Drive Property.

Major Tenants.

U.S. Investment Corp. (205,286 sq. ft., 82.1% of NRA, 85.0% of U/W Base Rent). U.S. Investment Corp. (“USLI”) is a wholly owned subsidiary of Berkshire Hathaway (rated AA-/Aa2/AA by Fitch/Moody’s/S&P). USLI is a leading commercial and specialty lines insurance group that conducts business in all 50 states. USLI offers 112 different products through various commercial, professional, personal, nonprofit and hospitality & liquor insurance lines. USLI was founded in 1951 and was acquired by Berkshire Hathaway in August 2000. The company is also rated A++ by AM Best, the second highest rating in the insurance industry.

USLI has been headquartered at the Devon Park Drive Property for 16 years. Since taking occupancy, USLI has expanded four times and is currently in the process of expanding into two additional spaces (approximately 22,172 sq. ft.). The tenant is in the process of building out its expansion space and is required to commence rent payments on this space in December 2015. Prior expansions include 1180 Devon Park Drive, which was built-to-suit for the company in 2010.

USLI currently leases seven spaces, which expire in September 2018 (3.9% of USLI’s NRA) and July 2025 (96.1% of USLI’s NRA). USLI does not have any termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

1170, 1180 & 1190 Devon Park Drive Wayne, PA 19087	Collateral Asset Summary – Loan No. 5 Devon Park Drive Corporate Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,250,000 71.3% 1.34x 8.7%

Clinical Financial Services, LLC (31,026 sq. ft., 12.4% of NRA, 10.9% of U/W Base Rent). Clinical Financial Services, LLC (“CFS”) is the leading stand-alone provider of investigator grant payments with over $1 billion in grants paid around the world, and a major provider of contract and regulatory document management services. DrugDev acquired CFS in 2013. By integrating CFS’ payment platform with DrugDev’s investigator network, DrugDev created the first and only centralized solution for finding, engaging and paying over 80,000 investigators around the world. The Devon Park Drive Property serves as CFS’s corporate US headquarters. CFS has one five year extension option. CFS has the right to terminate its lease 12 months prior to December 31, 2020 with a termination fee equal to three months’ rent and operating expenses.

The Market. The Devon Park Drive Property is located in the Montgomery County submarket, within the Philadelphia-Camden-Wilmington metropolitan statistical area (“MSA”). Montgomery County is the third most populous county in Pennsylvania. The Devon Park Drive Property is located on Devon Park Drive bordered by US 202 (West Dekalb Pike) and I-76 (Pennsylvania Turnpike). Additionally, the Devon Park Drive Property is located within 1.5 miles of the King of Prussia Mall, the second largest shopping mall in the country. The Devon Park Drive Property’s submarket benefits from an above-average income demographic with the surrounding area within a one, three and five mile radius reporting a 2015 median household income of $105,857, $91,525 and $83,348, respectively.

The vacancy rate in the Montgomery County submarket area decreased to 11.3% at the end of Q2 2015, representing a 0.6% decline from the previous quarter. The appraiser identified six comparable properties with an average vacancy rate of 5.0% and an average asking rent of $24.78 PSF. Asking rents for available office space averaged $26.17 PSF as of Q2 2015, an approximately 1.9% increase over Q4 2014 asking rents. Asking rents in the Philadelphia-Camden-Wilmington MSA was $26.45 PSF, at the end of Q2 2015, an approximately 0.5% PSF increase over Q4 2014 PSF asking rent. The Montgomery County submarket accounts for approximately 21.1% of the total office inventory in the Philadelphia-Camden-Wilmington MSA.

The appraisal identified no office space under construction in the Montgomery County submarket area. The appraiser analyzed a set of six comparable properties within the immediate competitive area of the Devon Park Drive Property. The below chart summarizes the competitive set as determined by the appraisal.

Comparable Set(1)
Building	City, State	Year Built / Renovated	Total Size (Sq. Ft.)	Base Rent	Base Rent
Devon Park Drive Property	Wayne, PA	1980 / 1995, 2010, 2014	250,185(2)	$17.96(2)	Triple Net
Germantown Pike Building	Plymouth Meeting, PA	1987 / 2012	154,392	$28.00	Modified Gross
Triad Building	King of Prussia, PA	1985 / 2006	176,156	$24.00	Modified Gross
Penn Business Campus	Horsham, PA	2000 / NAP	105,000	$13.50	Triple Net
Citizen’s Gateway Center	Plymouth Meeting, PA	2001 / NAP	83,538	$26.50	Full Service Gross
Westlakes 3	Berwyn, PA	1990 / NAP	118,487	$22.00	Modified Gross
CrossPoint At Valley Forge	Wayne, PA	NAV / 2014	272,665	$28.50	Modified Gross
Total / Wtd. Avg.(3):			910,238	$24.78(4)
(1)	Source: Appraisal.
(2)	Based on rent roll dated August 1, 2015.
(3)	Total / Wtd. Avg. excludes the Devon Park Drive Property.
(4)	The appraiser concluded a triple net market rent of $17.50 PSF for the Devon Park Drive Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

1170, 1180 & 1190 Devon Park Drive Wayne, PA 19087	Collateral Asset Summary – Loan No. 5 Devon Park Drive Corporate Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,250,000 71.3% 1.34x 8.7%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2011	2012	2013	2014	U/W	U/W PSF
Base Rent	$4,077,616	$4,026,459	$3,528,019	$3,691,874	$4,030,756	$16.11
Value of Vacant Space	0	0	0	0	463,814	1.85
Gross Potential Rent(2)	$4,077,616	$4,026,459	$3,528,019	$3,691,874	$4,494,570	$17.96
Total Recoveries	2,372,583	2,172,338	1,868,237	1,989,143	2,131,339	8.52
Total Other Income	182,646	132,742	97,446	89,648	89,648	0.36
Less: Vacancy(3)	0	0	0	0	(463,814)	(1.85)
Effective Gross Income	$6,632,845	$6,331,539	$5,493,702	$5,770,665	$6,251,744	$24.99
Total Operating Expenses	2,447,381	2,246,400	2,136,839	2,225,748	2,131,339	8.52
Net Operating Income	$4,185,464	$4,085,139	$3,356,863	$3,544,917	$4,120,404	$16.47
TI/LC	0	0	0	0	150,111	0.60
Capital Expenditures	0	0	0	0	8,980(4)	0.04
Net Cash Flow	$4,185,464	$4,085,139	$3,356,863	$3,544,917	$3,961,313	$15.83
(1)	The Devon Park Drive Property has averaged 94.5% occupancy since 2008. In 2013, a tenant vacated its space due to company consolidation after a merger. In 2014, the prior owner renovated the Devon Park Drive Property and re-leased the space to USLI as part of its expansion.
(2)	UW Gross Potential Rent is based on in-place rents as per leases and $332,580 of straight line average rent increases for the remaining lease term for USLI.
(3)	UW Vacancy represents 7.0% of gross rent and recoveries, which is greater than the appraiser’s vacancy rate conclusion of 5.0%. The physical occupancy as of August 1, 2015 is 100.0%.
(4)	Per the terms of its lease, USLI is responsible for all repairs in its space. USLI currently occupies approximately 82.1% of the net rentable area of the Devon Park Drive Property. The property condition report concluded an annual replacement reserve collection of $0.03 PSF.

Property Management.  The Devon Park Drive Property is managed by Newmark Grubb Knight Frank.

Lockbox / Cash Management.     The Devon Park Drive Loan is structured with a hard, in place lockbox and in place cash management. The tenants have been instructed to deposit all rents into the lockbox account controlled by the lender that was established at closing. Unless a Cash Trap Period (as defined below) has occurred, all amounts of excess cash in the clearing account will be swept into the borrower’s account.

A “Cash Trap Period” will occur upon (i) an event of default (ii) bankruptcy of borrower, general partner of the borrower, guarantor or property or (iii) if the DSCR falls below 1.15x at the end of any calendar quarter until the DSCR is at least equal to 1.30x for four consecutive calendar quarters.

Initial Reserves.    At loan closing, the borrower deposited (i) $48,017 in a tax reserve account and (ii) $941,544 into a USLI TI/LC reserve account (which amount relates to existing TI/LC obligations due to USLI as of the loan closing date).

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit (i) 1/12 of the estimated annual real estate taxes, which currently equates to $48,017, into a tax reserve account, (ii) $748 into a replacement reserve account, (iii) $12,509 into a rollover reserve account and (iv) upon the occurrence of a Lease Trigger Period (as defined below), all excess cash into the occupancy reserve account. Monthly deposits of insurance premiums are waived provided an acceptable blanket insurance policy is in effect. As of the loan closing date, an acceptable blanket insurance policy was in effect.

A “Lease Trigger Period” will occur upon the earlier of (i) 12 months prior to any USLI lease expiration or (ii) the date on which USLI delivers notices of lease termination, goes dark, files bankruptcy or indicates its intention not to renew its lease.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Ground Lease. A portion of the Devon Park Drive Property’s parking is ground leased by the borrower pursuant to a ground lease with PECO (Philadelphia Electric Company). The lease expires in 2087 and all ground rent has been pre-paid in full for the entire term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

1170, 1180 & 1190 Devon Park Drive Wayne, PA 19087	Collateral Asset Summary – Loan No. 5 Devon Park Drive Corporate Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,250,000 71.3% 1.34x 8.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

1170, 1180 & 1190 Devon Park Drive Wayne, PA 19087	Collateral Asset Summary – Loan No. 5 Devon Park Drive Corporate Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,250,000 71.3% 1.34x 8.7%

Devon Park Drive
Corporate Campus
1170, 1180, & 1190 Devon Park Drive
Wayne, PA 19087
East Norriton
Blue Bell
West Norriton
Norristown
King of Prussia
Bridgeport
Chesterbrook
Conshohocken
Wayne
Paoli
Berwyn
Montgomery County Community College
Center Square Plaza
Mercy Suburban Hospital
Northtowne Plaza
Norristown State Hospital
Logan Square
Montgomery Hospital
Plymouth Meeting Mall
Audubon Village Shopping Center
Valley Forge National Historic Park
King Of Prussia Plaza
The Village at Valley Forge
University Of Penn Graduate School
Plymouth Square Shopping Center
Chesterbrook Village Center
Gateway Shopping Center
Swedesford Plaza Shopping Center
Calvary Cemetery
Cabrini College
Berwyn Shopping Center
Paoli Shopping Center
Villanova University
Bryn Mawr College
Haverford College
Suburban Square
Newtown Square Shopping Center
POTTSTOWN EXPY
PENNSYLVANIA TURNPIKE NORTHEAST EXTENSION
PENNSYLVANIA
SCHUYLKILL
MID COUNTY
Philadelphia
Trenton
Wilmington
Norristown
Doylestown
Boyertown
Harleysville
Phoenixville
Chester Springs
Malvern
Wayne
Havertown
West Chester
Rose Tree
Chester
Blue Bell
Southampton
Woodside
Levittown
Willow Grove
Bristol
Cheltenham
Mt. Holly
Medford
Voorhees
Berlin
Marlton
Gloucester Township
Shamong
Glassboro
Pilesgrove
PENNSYLVANIA
NEW JERSEY
DELAWARE
CARTIFACT

63

1400 North Providence Road Media, PA 19063	Collateral Asset Summary – Loan No. 6 Rosetree Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,500,000 74.0% 1.31x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

1400 North Providence Road Media, PA 19063	Collateral Asset Summary – Loan No. 6 Rosetree Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,500,000 74.0% 1.31x 9.0%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	PA Portfolio K3 Investments, LLC
Borrower:	Rosetree KPG III, LLC
Original Balance:	$45,500,000
Cut-off Date Balance:	$45,500,000
% by Initial UPB:	4.2%
Interest Rate:	5.0145%
Payment Date:	6th of each month
First Payment Date:	October 6, 2015
Maturity Date:	September 6, 2025
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	NAP
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / In Place

Reserves(1)
	Initial	Monthly
Taxes:	$201,777	$67,259
Insurance:	$25,471	$4,245
Replacement:	$1,075,000	Springing
TI/LC(2):	$2,624,083	Springing
Foamex(2):	$1,200,000	NAP
Free Rent:	$167,173	NAP
Special Rollover Reserve:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$170
Balloon Balance / Sq. Ft.:	$147
Cut-off Date LTV:	74.0%
Balloon LTV:	64.0%
Underwritten NOI DSCR(3):	1.39x
Underwritten NCF DSCR(3):	1.31x
Underwritten NOI Debt Yield:	9.0%
Underwritten NCF Debt Yield:	8.4%
Underwritten NOI Debt Yield at Balloon:	10.3%
Underwritten NCF Debt Yield at Balloon:	9.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Media, PA
Year Built / Renovated:	1986, 1990 / 2013-2015
Total Sq. Ft.:	268,156
Property Management:	Keystone Property Group, L.P.
Underwritten NOI:	$4,073,616
Underwritten NCF:	$3,832,276
Appraised Value:	$61,500,000
Appraisal Date:	August 15, 2015

Historical NOI
Most Recent NOI:	$3,943,042 (T-12 May 15, 2015)
2014 NOI:	$3,804,745 (December 31, 2014)
2013 NOI:	$3,701,262 (December 31, 2013)
2012NOI:	$4,092,684 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	88.5% (July 31, 2015)
2014 Occupancy	86.5% (December 31, 2014)
2013 Occupancy(4):	81.7% (December 31, 2013)
2012 Occupancy:	99.4% (December 31, 2012)
2011 Occupancy:	96.4% (December 31, 2011)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	TI/LC reserve includes $2,250,000 for future leasing costs and $374,083 for owed tenant allowances for recently executed leases. FXI, Inc. reserve of $1,200,000, is required to be transferred into the TI/LC reserve account if, after a un-interrupted 24-month period, FXI, Inc. is in good standing on its lease and in full occupancy of its space it occupies as of the closing of the loan.
(3)	Based on amortizing debt service payments. Based on current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 1.76x and 1.66x, respectively.
(4)	The decrease in occupancy in 2013 is due to two tenants (approximately 12% of NRA) vacating due to the inability to expand within the Rosetree Corporate Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

1400 North Providence Road Media, PA 19063	Collateral Asset Summary – Loan No. 6 Rosetree Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,500,000 74.0% 1.31x 9.0%

Tenant Summary

Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Office Tenants
FXI, Inc.(1)(2)	NR/NR/NR	43,252	16.1%	$25.25	19.2%	9/30/2019
United States of America(3)	AAA/Aaa/AA+	13,120	4.9%	$25.57	5.9%	Various(2)
Vista Underwriting Partners	NR/NR/NR	11,922	4.4%	$23.59	4.9%	4/30/2019
Erie Indemnity Co.(4)	NR/NR/NR	11,080	4.1%	$23.50	4.6%	10/31/2016
TerraSource Global, Inc. (5)	NR/NR/NR	9,413	3.5%	$22.31	3.7%	7/31/2024
Total Major Office Tenants		88,787	33.1%	$24.54	38.3%
Remaining Office Tenants		148,543	55.4%	$23.62	61.7%
Total Occupied Office Tenants		237,330	88.5%	$23.97	100.0%
Vacant Office		30,826	11.5%
Total		268,156	100.0%

(1)	FXI, Inc. has one, five-year extension option remaining.
(2)	FXI, Inc. is currently subleasing approximately 14,400 sq. ft. of its space to Pilot Air Freight Corp., under a sublease that is co-terminous with the FXI lease at a rent of $17.00 PSF.
(3)	The space leased to United States of America consists of 8,241 sq. ft. leased to the IRS through 5/12/2017 and 4,879 sq. ft. leased to the Social Security Administration leased through 11/28/2019.
(4)	Erie Indemnity Co. has one, five-year extension option remaining.
(5)	TerraSource Global, Inc. has two, five-year extension options remaining.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	2	0	0.0%	0	0.0%	$3,000	0.1%	0.1%
2015	3	5,490	2.0%	5,490	2.0%	$23.28	2.2%	2.3%
2016	7	27,327	10.2%	32,817	12.2%	$23.20	11.1%	13.4%
2017	11	45,336	16.9%	78,153	29.1%	$25.73	20.5%	34.0%
2018	6	19,085	7.1%	97,238	36.3%	$23.40	7.9%	41.8%
2019	12	91,711	34.2%	188,949	70.5%	$25.17	40.6%	82.4%
2020	2	7,466	2.8%	196,415	73.2%	$24.04	3.2%	85.5%
2021	5	18,236	6.8%	214,651	80.0%	$22.35	7.2%	92.7%
2022	1	9000	3.4%	223,651	83.4%	$22.75	3.6%	96.3%
2023	0	0	0.0%	223,651	83.4%	$0.00	0.0%	96.3%
2024	1	9,413	3.5%	233,064	86.9%	$22.31	3.7%	100.0%
2025	0	0	0.0%	233,064	86.9%	$0.00	0.0%	100.0%
Thereafter	5	4,266	1.6%	237,330	88.5%	$0.00	0.0%	100.0%
Vacant	NAP	30,826	11.5%	268,156	100.0%	NAP	NAP
Total / Wtd. Avg.	55	268,156	100.0%			$23.97	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

1400 North Providence Road Media, PA 19063	Collateral Asset Summary – Loan No. 6 Rosetree Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,500,000 74.0% 1.31x 9.0%

The Loan. The Rosetree Corporate Center loan (the “Rosetree Corporate Center Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in two Class A office buildings located at 1400 North Providence Road in Media, Pennsylvania (the “Rosetree Corporate Center Property”) with an original principal balance of $45.5 million. The Rosetree Corporate Center Loan has a 10-year term and is interest only for the first 24 months of the term and amortizes on a 30-year schedule thereafter. The Rosetree Corporate Center Loan accrues interest at a fixed rate equal to 5.0145% and has a cut-off date balance of $45.5 million. Loan proceeds were used to retire existing debt of approximately $31.8 million, pay closing costs of approximately $0.4 million, fund upfront reserves of approximately $5.3 million, and return approximately $8.0 million of equity to the borrower. Based on the appraised value of $61.5 million as of August 15, 2015, the cut-off date LTV is 74.0%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,500,000	100.0%	Loan Payoff	$31,780,299	69.8%
			Reserves	$5,293,503	11.6%
			Closing Costs	$412,961	0.9%
			Return of Equity	$8,013,237	17.6%
Total Sources	$45,500,000	100.0%	Total Uses	$45,500,000	100.0%

The Borrower / Sponsor. The borrower, Rosetree KPG III, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with one independent director in its organizational structure. The sponsor of the borrower and the non-recourse carveout guarantor is PA Portfolio K3 Investments, LLC.

The sponsor of this transaction is PA Portfolio K3 Investments, LLC, a subsidiary of Keystone Property Group, L.P. (“Keystone”). Keystone was formed in 1991 by William Glazer. Since 1995, Keystone has invested over $350 million in 43 assets consisting of 7.3 million sq. ft. with total project costs of $1.1 billion. Keystone Property Group acquires, develops, leases and manages commercial real estate properties, including office, flex and industrial spaces in major markets throughout the United States. MC Rosetree Holding L.P., a subsidiary of Mack-Cali Realty Corporation, acts as a managing member of the borrower. Mack-Cali Realty Corporation (NYSE: CLI), is one of the country’s largest real estate investment trusts that owns, manages and develops class-A real estate. Mack-Cali owns and has interests in 274 properties totaling approximately 29.7 million sq. ft. and 19 multi-family rental properties containing over 5,700 residential units, all located in the Northeast, as well as land to accommodate additional commercial, multi-family, and hotel development.

The Property. The Rosetree Corporate Center Property consists of two office buildings containing 268,156 sq. ft. of rentable space. Rosetree I is a 4-story, Class A office building built in 1986 and Rosetree II is a 6-story, Class A office building built in 1990. The Rosetree Corporate Center Property’s two buildings, Rosetree I and Rosetree II, are situated on a 14.2-acre site. In April 2015, an extensive, $2.6 million campus renovation was completed which included interior and exterior upgrades. Some of the renovations included new entrances, landscaping, fully renovated lobbies and common areas, campus-wide Wi-Fi, and new furniture (both indoor and outdoor). The renovated lobbies include new flooring, furniture, lighting, electronic directories, and upgraded elevator cabs. Upgrades were made to the parking signage including interior and exterior wayfinding. A variety of amenities were also added, including a new fitness center, conference facilities, and a 24/7 food market.

As of July 31, 2015, the Rosetree Corporate Center Property was 88.5% leased by 53 tenants representing a mix of national and local tenants. The three largest tenants at the Rosetree Corporate Center Property occupy a total of 25.5% of the total net rentable area (“NRA”) and account for 27.5% of underwritten base revenue. The largest tenant, FXI, Inc., occupies 43,252 sq. ft., or 16.1% of total NRA, and accounts for 19.2% of underwritten base rent. The second largest tenant, United States of America, occupies 13,120 sq. ft. or 4.9% of total NRA, and accounts for 5.9% of underwritten base rent. The third largest tenant, Vista Underwriting Partners, occupies 11,922 sq. ft., or 4.4% of total NRA, and accounts for 4.9% of underwritten base rent.

Environmental Matters. The Phase I environmental report dated June 30, 2015 recommended no further action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

1400 North Providence Road Media, PA 19063	Collateral Asset Summary – Loan No. 6 Rosetree Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,500,000 74.0% 1.31x 9.0%

Major Tenants.

FXI, Inc. (“FXI”) (43,252 sq. ft.; 16.1% of NRA; 16.9% of U/W Base Rent) FXI, Inc. is one of the nation’s largest manufactures of foam cushions, leases 43,252 sq. ft. and expires in September 2019. FXI, Inc. has one 5-year option remaining and no termination options. FXI, Inc. moved into their space in 2008. This location is the company’s headquarters and serves as FXI’s Research & Innovation Center which focuses on the development of new foam applications for the mattress industry and several other industries. The tenant was founded in 1990 and is a leading manufacturer and distributor of flexible polyurethane and polymer foam products for the Home, Healthcare, Electronics, Industrial, Personal Care and Transportation Markets. The company operates through four segments: foam products, carpet cushion products, automotive products, and technical products. Their products include finished goods, sub-assemblies, services and raw materials for OEMs, fabricators and retailers. In July 2014, FXI purchased the 250,000 sq. ft., 25-acre manufacturing facility located in Orange, California that it had leased since 2009. FXI has an estimated 5,000 employees globally.

The Market. The Rosetree Corporate Center Property is located in the Delaware County submarket within the Philadelphia-Camden-Wilmington metropolitan statistical area (“MSA”). The Rosetree Corporate Center Property is located approximately 13 miles west of Philadelphia CBD. The Philadelphia–Camden–Wilmington MSA is the sixth-largest metropolitan area in the U.S. The Rosetree Corporate Center Property is located on North Providence Road, proximate to the I-476/ US-1 junction. The Rosetree Corporate Center Property’s submarket benefits from an above-average income demographic with the surrounding area within a one, three and five mile radius reporting a 2015 median household income of $83,748, $88,098 and $78,744, respectively.

The vacancy rate in the Delaware County submarket area was 11.1% at the end of Q1 2015. Asking rents for available Class A office space averaged $26.91 PSF as of Q1 2015, an approximately 1.0% increase over Q4 2014 asking rents, while asking rents in the Philadelphia-Camden-Wilmington MSA was $26.37 PSF, at the end of Q1 2015.

The appraisal analyzed a set of five recently executed leases at comparable properties within the immediate competitive area of the Rosetree Corporate Center Property. The below chart summarizes the comparable leases as determined by the appraisal.

Lease Comparable Summary(1)
Building	City, State	Year Built	Size (Sq. Ft.)	Base Rent	Base Rent
Rosetree Corporate Center Property	Media, PA	1986 / 1990	268,156(2)	$23.97(3)	Triple Net
Kelly Preserve	Newtown Square, PA	1980	6,641	$24.00	Modified Gross
Citizen’s Gateway Center	Plymouth, PA	2001	11,338	$26.50	Full Service Gross
1787 Sentry	Blue Bell, PA	1988	14,399	$21.60	Full Service Gross
Kelly Preserve	Newtown Square, PA	1980	10,681	$24.00	Full Service Gross
200 E. State St.	Media, PA	1991	946	$27.00	Modified Gross
Total / Wtd. Avg.(4):				$26.40
(1)	Source: Appraisal
(2)	Based on rent roll dated July 31, 2015.
(3)	The appraiser concluded a modified gross market rent of $24.25 PSF for the Rosetree Corporate Center Property.
(4)	Total / Wtd. Avg. excludes the Rosetree Corporate Center Property.

Cash Flow Analysis.

	Cash Flow Analysis
	2011	2012	2013	2014	T-12 5/15/15	U/W		U/W PSF
Base Rent	$5,750,942	$5,792,648	$5,589,364	$5,363,391	$5,582,286	$6,435,238		$24.00
Gross Potential Rent	$5,750,942	$5,792,648	$5,589,364	$5,363,391	$5,582,286	$6,435,238	(1)	$24.00
Total Recoveries	733,915	665,025	541,975	673,764	654,819	638,003		2.38
Other Income	74,562	28,683	10,943	210,538	171,040	171,040		0.64
Less: Vacancy(2)	0	0	0	0	0	(750,531)		(2.80)
Effective Gross Income	$6,559,419	$6,486,356	$6,142,282	$6,247,694	$6,408,145	$6,493,750		$24.22
Total Operating Expenses	2,472,963	2,393,672	2,441,020	2,442,948	2,465,103	2,420,133		9.03
Net Operating Income	$4,086,456	$4,092,684	$3,701,262	$3,804,745	$3,943,042	$4,073,616		$15.19
TI/LC	0	0	0	0	0	201,117		0.75
Capital Expenditures	0	0	0	0	0	40,223		0.15
Net Cash Flow	$4,086,456	$4,092,684	$3,701,262	$3,804,745	$3,943,042	$3,832,276		$14.29
(1)	Gross Potential Rent as per the rent roll dated July 31, 2015 with $92,046 in rent bumps through September 1, 2016.
(2)	Underwritten vacancy is based on the in-place economic vacancy of 10.6%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

1400 North Providence Road Media, PA 19063	Collateral Asset Summary – Loan No. 6 Rosetree Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,500,000 74.0% 1.31x 9.0%

Property Management. The Rosetree Corporate Center Property is managed by Keystone Property Group, L.P., an affiliate of the borrower.

Lockbox / Cash Management. The Rosetree Corporate Center Loan is structured with a hard lockbox and in place cash management. The tenants have been instructed to deposit all rents into the lockbox account controlled by the lender that was established at closing. All funds in the clearing account will be transferred on a daily basis into a deposit account controlled by the lender and disbursed in accordance with the Rosetree Corporate Center Loan documents. Provided no Trigger Period (as defined herein) is continuing, excess cash in the deposit account will be disbursed to borrower in accordance with the Rosetree Corporate Center Loan documents.

A “Trigger Period” will commence upon (i) the occurrence of an event of default under the loan documents or (ii) the DSCR being less than 1.10x for two consecutive calendar quarters and will end if (a) with respect to clause (i) the event of default has been cured and (b) with respect to clause (ii) the DSCR is at least 1.15x for two consecutive calendar quarters.

Initial Reserves. At closing, the borrower deposited (i) $201,777 into a tax reserve account, (ii) $25,471 into an insurance reserve account, (iii) $1,075,000 into a replacement reserve account representing pre-approved capital expenditures and required repairs including roof replacement, elevator modernization and HVAC repairs, (iv) $2,250,000 into a TI/LC reserve account for future leasing costs, (v) $374,083 into a TI/LC reserve for owed tenant allowances for recently executed leases, (vi) $1,200,000 into a reserve account related to FXI, Inc., which amount will be moved to the TI/LC reserve account if, after an un-interrupted 24-month period, FXI, Inc. is in good standing on its lease and in full occupancy of its space that it occupied as of the closing date and (vii) $167,173 into a rent abatement reserve account representing the total outstanding free rent for recently executed leases.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit (i) 1/12 of the estimated annual real estate taxes, which currently equates to $67,259, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $4,245, into an insurance reserve account, (iii) $3,352 ($0.15 PSF annually) into a replacement reserve account if the amount on deposit in the capital reserve account is equal to or less than $250,000, and (iv) $16,760 ($0.75 PSF annually) into a TI/LC reserve account if the amount on deposit in the TI/LC reserve account is equal to or less than $1,000,000 and (v) upon the occurrence of a Lease Sweep Period (as defined below), all excess cash into a rollover account.

A “Lease Sweep Period” will occur upon the earlier of (i) 12 months prior to the FXI, Inc. lease expiration or (ii) the date on which FXI, Inc. delivers notice of termination, goes dark, file bankruptcy or indicate its intention not to renew its lease.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

1400 North Providence Road Media, PA 19063	Collateral Asset Summary – Loan No. 6 Rosetree Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,500,000 74.0% 1.31x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

1400 North Providence Road Media, PA 19063	Collateral Asset Summary – Loan No. 6 Rosetree Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,500,000 74.0% 1.31x 9.0%

Rosetree Corporate Center
1400 North Providence Road
Media, PA 19063
Berwyn
Newtown Square
Media
Morton
Holmes
Glenolden
Villanova University
Bryn Mawr College
Haverford College
Suburban Square
Wynnewood Shopping Center
Lankenau Hospital
Haverford Avenue Shops-North
City Avenue Shopping Center
Manoa Shopping Center
Newtown Square Shopping Center
Delaware County Community College
Lawrence Park Shopping Center
Drexeline Shopping Center
Marple Crossroads
PENNSYLVANIA
Springfield Hospital
Springfield Park
Stoney Creek Center
Swarthmore College
Macdade Mall
Delcroft Shopping Center
Granite Run Mall
Riddle Memorial Hospital
Woodlyn Shopping Center
Widener University
Tinicum Township
PHILADELPHIA INTERNATIONAL AIRPORT
Delaware River
NEW JERSEY
Boyertown
Doylestown
Harleysville
PENNSLYVANIA
Woodside
Trenton
Southampton
Blue Bell
Levittown
Phoenixville
Norristown
Willow Grove
Bristol
Chester Springs
Cheltenham
Malvern
Wayne
Havertown
West Chester
Rose Tree
Philadelphia
Mt. Holly
Chester
Medford
Voorhees
NEW JERSEY
DELAWARE
Wilmington
Mantua
Berlin
Gloucester Township
Shamong
Glassboro
Pilesgrove
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

1401 Ocean Avenue Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 7 Portofino Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 68.7% 2.09x 8.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

1401 Ocean Avenue Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 7 Portofino Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 68.7% 2.09x 8.6%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsor:	Simon Mani; Daniel Mani
Borrower:	Mani Brothers Portofino Plaza (DE), LLC
Original Balance:	$45,000,000
Cut-off Date Balance:	$45,000,000
% by Initial UPB:	4.1%
Interest Rate:	3.9990%
Payment Date:	6th of each month
First Payment Date:	July 6, 2015
Maturity Date:	April 6, 2025
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(28), D(86), O(4)
Lockbox / Cash Management:	Soft, Springing Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$20,000	$11,910
Insurance:	$7,000	$2,000
Replacement:	$0	$982
TI/LC:	$0	$4,092
TrueCar LOC:	$3,500,000	NAP
TrueCar Lease Holdback:	$11,747,932	NAP
TrueCar Rollover Reserve:	$0	Springing
Free Rent:	$24,557	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$916
Balloon Balance / Sq. Ft.:	$916
Cut-off Date LTV:	68.7%
Balloon LTV:	68.7%
Underwritten NOI DSCR:	2.12x
Underwritten NCF DSCR:	2.09x
Underwritten NOI Debt Yield:	8.6%
Underwritten NCF Debt Yield:	8.5%
Underwritten NOI Debt Yield at Balloon:	8.6%
Underwritten NCF Debt Yield at Balloon:	8.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mixed Use Office / Retail / Parking Garage
Collateral:	Fee Simple
Location:	Santa Monica, CA
Year Built / Renovated:	1987/2002
Total Sq. Ft.:	49,103
Property Management:	Mani Brothers, LLC
Underwritten NOI:	$3,870,307
Underwritten NCF:	$3,809,419
Appraised Value:	$65,500,000
Appraisal Date:	April 15, 2015

Historical NOI
2014 NOI:	$3,004,652 (December 31, 2014)
2013 NOI:	$2,969,907 (December 31, 2013)
2012 NOI:	$2,895,798 (December 31, 2012)

Historical Occupancy(2)
Most Recent Occupancy:	100.0% (September 1, 2015)
2014 Occupancy	96.4% (December 31, 2014)
2013 Occupancy:	94.2% (December 31, 2013)
2012 Occupancy:	97.9% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

(2)	The Portofino Plaza Property has a 15-year average occupancy of 97.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

1401 Ocean Avenue Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 7 Portofino Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 68.7% 2.09x 8.6%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Office Tenants
TrueCar	NR/NR/NR	33,680	68.6%	$76.01	71.5%	Various(1)(2)
Total Office		33,680	68.6%	$76.01	71.5%

Retail Tenants
Water Grill	NR/NR/NR	8,750	17.8%	$66.54	16.3%	12/31/2025(1)
Sushi Roku	NR/NR/NR	4,448	9.1%	$59.53	7.4%	12/31/2018
Choco Chicken	NR/NR/NR	2,225	4.5%	$77.25	4.8%	1/31/2025(1)
Total Retail		15,423	31.4%	$66.07	28.5%

Total		49,103	100.0%

(1)	TrueCar, which is paying rent but is not yet in occupancy, has one, five-year extension option remaining. Water Grill has two, five-year extension options remaining. Choco Chicken, which is paying rent but is not yet in occupancy, has one, five-year option remaining.
(2)	TrueCar leases four spaces with staggered lease expirations. 16,681 sq. ft. (49.5% of TrueCar sq. ft.) expires in January 2030 and 16,999 sq. ft. (50.5% of TrueCar sq. ft.) expires in January 2025.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	2	4,448	9.1%	4,448	9.1%	$59.53	7.4%	7.4%
2019	0	0	0.0%	4,448	9.1%	$0.00	0.0%	7.4%
2020	0	0	0.0%	4,448	9.1%	$0.00	0.0%	7.4%
2021	0	0	0.0%	4,448	9.1%	$0.00	0.0%	7.4%
2022	0	0	0.0%	4,448	9.1%	$0.00	0.0%	7.4%
2023	0	0	0.0%	4,448	9.1%	$0.00	0.0%	7.4%
2024	0	0	0.0%	4,448	9.1%	$0.00	0.0%	7.4%
2025	5	27,974	57.0%	32,422	66.0%	$73.15	57.2%	64.6%
Thereafter	1	16,681	34.0%	49,103	100.0%	$76.01	35.4%	100.0%
Vacant	NAP	0	0.0%	49,103	100.0%	NAP	NAP
Total / Wtd. Avg.	8	49,103	100.0%			$72.89	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

1401 Ocean Avenue Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 7 Portofino Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 68.7% 2.09x 8.6%

The Loan.    The Portofino Plaza loan (the “Portofino Plaza Loan”) is a $45.0 million fixed rate loan secured by the borrower’s fee simple interest in a three-story, 49,103 sq. ft. Class A mixed-use building comprised of 33,680 sq. ft. of office space and 15,423 sq. ft. of retail space situated above a three-level subterranean parking garage located at 1401 Ocean Avenue in Santa Monica, California (the “Portofino Plaza Property”). The Portofino Plaza Loan has an approximately 10-year term and requires interest only payments for the term of the loan. The Portofino Plaza Loan accrues interest at a fixed rate equal to 3.9990% and has a cut-off date balance of $45.0 million. Proceeds of the Portofino Plaza Loan were used to retire existing debt of approximately $31.0 million, cover closing costs of approximately $0.2 million, pay reserves of approximately $11.8 million and pay defeasance costs of approximately $2.7 million. Based on the appraised value of $65.5 million as of April 15, 2015, the cut-off date LTV is 68.7%. The most recent prior financing of the Portofino Plaza Property was included in the GCCFC 2007-GG9 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,000,000	98.5%	Loan Payoff	$31,000,000	67.9%
Sponsor Equity	$675,000	1.5%	Defeasance Costs	$2,663,699	5.8%
			TrueCar Holdback Reserve	$11,747,933	25.7%
			Upfront Reserves	$51,557	0.1%
			Closing Costs	$211,811	0.5%
Total Sources	$45,675,000	100.0%	Total Uses	$45,675,000	100.0%

The Borrower / Sponsor.    The borrower, Mani Brothers Portofino Plaza (DE), LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrower and the non-recourse carveout guarantors are Simon Mani and Daniel Mani on a joint and several basis.

Simon and Daniel Mani own Mani Brothers Real Estate Group, a full service real estate investment company focused in the greater Los Angeles area. The sponsors’ portfolio of class A Southern California office buildings totals approximately 1.3 million sq. ft. (inclusive of the Portofino Plaza Property).

The Property. The Portofino Plaza Property consists of a three-story, 49,103 sq. ft. office and retail building built in 1987 and renovated in 2002. The Portofino Plaza Property is located on the heavily trafficked southeast corner of Santa Monica Boulevard and Ocean Avenue, less than half a mile from the Santa Monica Pier and the Third Street Promenade. The Portofino Plaza Property consists of 33,680 sq. ft. of office space and 15,423 sq. ft. of retail space and features unobstructed Pacific Ocean views from the ground floor restaurant, tenant suites and private balconies available to tenants occupying each of the office suites on the second and third floors. The Portofino Plaza Property also includes a three-level subterranean parking garage that contains 182 parking spaces, or approximately 3.71 spaces per 1,000 sq. ft. of rentable area. Parking income is segmented between contractual monthly parking, daily transient parking, validations and valet income. According to the appraisal, the Portofino Plaza Property’s land value is equal to $18.6 million or approximately 41.3% of the Portofino Plaza Loan balance, further demonstrating the strength of the location.

As of September 1, 2015, the Portofino Plaza Property was 100.0% leased to three retail tenants and one office tenant. The three retail tenants at the Portofino Plaza Property occupy approximately 31.4% of total net rentable area (“NRA”) and account for approximately 28.5% of underwritten base rent. The largest tenant, TrueCar, which is not yet in occupancy, leases 100.0% of the office space representing 68.6% of total NRA, and accounts for approximately 71.5% of underwritten base rent. The second largest tenant, Water Grill, has been at the Portofino Plaza Property since 1994 and occupies 8,750 sq. ft. or 17.8% of total NRA, and accounts for 16.3% of underwritten base rent. The third largest tenant, Sushi Roku, has been at the Portofino Plaza Property since 1999 and occupies 4,448 sq. ft., or 9.1% of total NRA, and accounts for 7.4% of underwritten base rent. According to the appraiser, the Portofino Plaza Property’s retail tenants are subject to leases that are approximately 27.7% below market.

Environmental Matters. The Phase I environmental report dated April 16, 2015 recommended no further action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

1401 Ocean Avenue Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 7 Portofino Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 68.7% 2.09x 8.6%

Major Tenants.

TrueCar (33,680 sq. ft.; 68.6% of NRA; 71.5% of U/W Base Rent) TrueCar is an automotive price and information website for new and used car buyers and dealers founded in 2005 by Scott Painter, former CEO of CarsDirect.com. The company went public in May 2014 and is listed on the NASDAQ (TRUE). TrueCar has reported that it has grown revenues from $80.0 million in 2012, to $134.0 million in 2013 and $207.0 million in 2014. The tenant has executed leases for four separate spaces with staggered lease expirations: 16,681 sq. ft. (49.5% of TrueCar sq. ft.) expires in January 2030 and 16,999 sq. ft. (50.5% of TrueCar sq. ft.) expires in January 2025. TrueCar is in the process of an extensive build out for three of its suites and is anticipated to be in occupancy during the fourth quarter 2015. The tenant has commenced paying rent and has provided the borrower with an assignable $3.5 million letter of credit, which is detailed below in the “Initial Reserves” section. TrueCar has one, five-year extension option remaining.

Water Grill (8,750 sq. ft.; 17.8% of NRA; 16.3% of U/W Base Rent) Water Grill is a popular seafood restaurant with an extensive raw bar and sophisticated wine list. The tenant has been at the Portofino Plaza Property since 1994 and has renewed three times, most recently in July 2015 which extended their lease term through December 2025. Water Grill reported year-end 2014 annual sales totaling $12,066,966 ($1,379 per sq. ft.) which equates to an occupancy cost ratio of 6.4%. The tenant has two, five-year extension options remaining.

Sushi Roku (4,448 sq. ft.; 9.1% of NRA; 7.4% of U/W Base Rent) Sushi Roku is an upscale sushi restaurant incorporating non-traditional ingredients from all over the globe into its menu, which offers hot and cold appetizers and exotic entrees. Sushi Roku is owned by the Innovative Dining Group (“IDG”). IDG also owns the BOA Steakhouse (locations in West Hollywood and Santa Monica), RivaBella, Katana and other high profile area restaurants. Sushi Roku originally took occupancy in 1999 and has renewed twice since then. Sushi Roku reported year-end 2014 annual sales totaling $6,800,000 ($1,529 per sq. ft.) which equates to an occupancy cost ratio of 5.4%.

Sales and Occupancy Costs

2014 Sales and Occupancy Costs(1)
	2014 Sales	PSF	Base Rent	PSF	Reimbursements	Gross Rent	PSF	Occupancy Costs %(2)
Water Grill	$12,066,966	$1,379	$582,255	$67	$194,534	$776,789	$89	6.4%
Sushi Roku	$6,800,000	$1,529	$257,911	$58	$107,867	$365,778	$82	5.4%
(1)	Provided by the sponsors.
(2)	Occupancy costs % are calculated based off gross underwritten rent (including reimbursements).

The Market. The Portofino Plaza Property is located within the Santa Monica submarket. As of the second quarter 2015, Santa Monica office market contained 562 properties totaling approximately 15.2 million sq. ft. with an overall vacancy rate of 7.1%. Quoted rates for the submarket are $51.77 full service gross. As of the second quarter 2015, the Santa Monica retail submarket contained 764 properties totaling approximately 6.5 million sq. ft. with an overall vacancy rate of 2.7%. The appraiser concluded $102.00 per sq. ft. NNN for the ground floor corner retail component of the Portofino Plaza Property, $75.00 per sq. ft. NNN for the typical retail component and $73.80 per sq. ft. full service gross for the office component.

Historical and Current Occupancy

Historical and Current Occupancy
2006	2007	2008	2009	2010	2011	2012	2013	2014	Most Recent(1)
94.3%	99.4%	100.0%	100.0%	97.9%	97.9%	97.9%	94.2%	96.4%	100.0%
(1)	Based on a rent roll dated September 1, 2015.

The appraiser analyzed a set of five comparable properties within the immediate competitive area of the Portofino Plaza Property. The chart below summarizes the competitive set as determined by the appraisal.

Competitive Set(1)
Building	Location	Year Built	Total GLA	Occupancy
Portofino Plaza Property	1401 Ocean Avenue, Santa Monica, CA	1987	49,103(2)	100%(2)
100 Wilshire	100 Wilshire Boulevard, Santa Monica, CA	1971	247,225	95%
The Clock Tower	225 Santa Monica Boulevard, Santa Monica, CA	1929	53,435	92%
SeaRise Office Tower	233 Wilshire Boulevard, Santa Monica, CA	1976	129,933	98%
1733 Ocean Avenue	1733 Ocean Avenue, Santa Monica, CA	2002	76,044	90%
Wilshire Palisades	1299 Ocean Avenue, Santa Monica, CA	1981	205,713	81%
(1)	Source: Appraisal.
(2)	Based on rent roll dated September 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

1401 Ocean Avenue Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 7 Portofino Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 68.7% 2.09x 8.6%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	U/W	U/W PSF
Base Rent	$2,781,156	$2,724,909	$2,664,149	$3,492,625	$71.13
Base Rent Steps	0	0	0	86,460	1.76
Gross Potential Rent	$2,781,156	$2,724,909	$2,664,149	$3,579,085	$72.89
Total Recoveries	168,886	154,613	142,121	360,637	7.34
Percentage Rent(1)	0	0	235,042	235,042	4.79
Parking Income	848,370	1,161,090	1,084,611	1,084,611	22.09
Other Income	88,787	80,809	66,686	66,686	1.36
Less: Vacancy(2)	0	0	0	(208,738)	(4.25)
Effective Gross Income	$3,887,199	$4,121,420	$4,192,609	$5,117,323	$104.22
Total Operating Expenses	991,401	1,151,513	1,187,957	1,247,016	25.40
Net Operating Income	$2,895,798	$2,969,907	$3,004,652	$3,870,307	$78.82
TI/LC	0	0	0	49,103	1.00
Capital Expenditures	0	0	0	11,785	0.24
Net Cash Flow	$2,895,798	$2,969,907	$3,004,652	$3,809,419	$77.58
(1)	U/W Percentage Rent is based on the year-end 2014 Percentage Rent paid by Water Grill.
(2)	U/W Vacancy is based on 5.0% of the combined Gross Potential Rent, Total Recoveries and Percentage Rent amount. The Portofino Plaza Property has a 15-year average occupancy of 97.5%.

Property Management.    The Portofino Plaza Property is managed by Mani Brothers, LLC, an affiliate of the borrower.

Lockbox / Cash Management.     The Portofino Plaza Loan is structured with a soft, springing hard lockbox and springing cash management. The borrower and property manager are required to deposit all rents into a clearing account maintained by the borrower. Unless a Cash Management Period (as defined below) has occurred, all amounts on deposit in the clearing account will be swept into the borrower’s account. From and after the commencement of a Cash Management Period, the borrower is required to instruct each tenant to deposit rents directly into a lockbox account and all amounts on deposit in the clearing account will be swept daily into a lender controlled account.

A “Cash Management Period” will occur (i) upon an event of default, (ii) on the stated maturity date or (iii) if the debt yield falls below 6.25% (until such time that the debt yield is at least 6.25% for two consecutive quarters).

Initial Reserves.    At closing, the borrower deposited (i) $20,000 into a tax reserve account, (ii) $7,000 into an insurance reserve account, (iii) $24,557 into a rent abatement reserve account representing the total outstanding free rent due to all signed tenants and (iv) $11,747,932 into a TrueCar Lease Holdback account. In addition, the borrower delivered to lender an assignable letter of credit in the amount of $3,500,000, issued by Silicon Valley Bank. Under the loan documents, upon a default under the TrueCar lease, which gives borrower the right to draw on the letter of credit, any amounts drawn under the letter of credit will be deposited in the TI/LC account.

Amounts in the TrueCar Lease Holdback account will be released to the borrower in full upon either (i) the delivery of an acceptable estoppel certificate executed by TrueCar and upon request by lender, lien waivers or other evidence of payment reasonably satisfactory to lender or (ii) the delivery of evidence reasonably satisfactory to lender that (w) TrueCar has taken occupancy of the space demised under the TrueCar lease, (x) all contingences under the TrueCar lease have been satisfied and the tenant has commenced paying full rent, (y) all TI/LCs payable in connection with the TrueCar lease have been paid and (z) TrueCar is open for business.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $11,910, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $2,000, into an insurance reserve account, (iii) $982 into a replacement reserve account, (iv) $4,092 into a TI/LC reserve account, subject to a cap of (a) $150,000 if occupancy is greater than or equal to 92.0% and (b) $300,000 if occupancy is less than 92.0% and (v) $500,000 into the TrueCar rollover reserve account ten days after the occurrence of a TrueCar Trigger Event (as defined below).

A “TrueCar Trigger Event” will occur if (i) the TrueCar lease is surrendered, cancelled or terminated prior to its then current expiration date, (ii) the TrueCar tenant goes dark, (iii) TrueCar defaults on its lease or (iv) a TrueCar insolvency proceeding occurs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

1401 Ocean Avenue Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 7 Portofino Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 68.7% 2.09x 8.6%

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

1401 Ocean Avenue Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 7 Portofino Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 68.7% 2.09x 8.6%

CARTIFACT
Annenberg Public Beach House
SANTA MONICA BAY
Santa Monica State Beach
MONTANA AVE
MONTANA AVENUE SHOPPING AREA
OCEAN AVE
LINCOLN BLVD
7TH ST
14TH ST
WILSHIRE BLVD
Portofino Plaza
1401 Ocean Avenue
Santa Monica, CA 90401
Santa Monica UCLA Medical Center
St John's Medical Center
SANTA MONICA BLVD
THIRD STREET PROMENADE
Santa Monica
Santa Monica Place
Santa Monica Pier
COLORADO AVE
COLORADO / 4TH STREET
COLORADO / 17TH STREET
OLYMPIC BLVD
Ocean Avenue South Residential
RAND Corporation
Santa Monica Civic Auditorium
Santa Monica High School
OLYMPIC / 26TH STREET
SANTA MONICA FREEWAY
PICO BLVD
OCEAN PARK
Santa Monica College
MAIN STREET
OCEAN PARK BLVD
16TH ST
NEILSON WAY
ROSE AVENUE
LINCOLN BLVD
ROSE AVE
VENICE
SANTA MONICA MUNICIPAL AIRPORT
VAN NUYS
Burbank
Glendale
HOLLYWOOD
West Hollywood
Beverly Hills
Santa Monica
Los Angeles
DTLA
Culver City
VENICE
Marina Del Rey
PLAYA VISTA
LOS ANGELES INTERNATIONAL AIRPORT (LAX)
Inglewood
El Segundo
Hawthorne
Manhattan Beach
Gardena
Lynwood
South Gate
Huntington Park
Vernon

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Various Various, NY 11749	Collateral Asset Summary – Loan No. 8 Crossroads Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,454,004 74.1% 1.48x 10.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Various Various, NY 11749	Collateral Asset Summary – Loan No. 8 Crossroads Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,454,004 74.1% 1.48x 10.4%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsor:	Glen Nelson
Borrower:	Matrix Crossroads, LLC; Crest Plaza LLC
Original Balance:	$44,500,000
Cut-off Date Balance:	$44,454,004
% by Initial UPB:	4.1%
Interest Rate:	5.2200%
Payment Date:	6th of each month
First Payment Date:	October 6, 2015
Maturity Date:	September 6, 2025
Amortization(1):	360 months
Additional Debt(2):	$5,500,000 Mezzanine Debt
Call Protection:	L(25), D(92), O(3)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$775,000	$154,200
Insurance:	$125,000	$9,400
Required Repairs:	$21,000	NAP
Rent Abatement Reserve:	$307,293	NAP
Replacement:	$0	$6,533
TI/LC:	$400,000	$24,500
Special Rollover Reserve:	$0	Springing

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Sq. Ft.:	$113	$127
Balloon Balance / Sq. Ft.:	$96	$97
Cut-off Date LTV:	74.1%	83.3%
Balloon LTV:	62.5%	63.2%
Underwritten NOI DSCR:	1.61x	1.24x
Underwritten NCF DSCR:	1.48x	1.14x
Underwritten NOI Debt Yield:	10.4%	9.2%
Underwritten NCF Debt Yield:	9.6%	8.5%
Underwritten NOI Debt Yield at Balloon:	12.3%	12.2%
Underwritten NCF Debt Yield at Balloon:	11.3%	11.2%
Property Information
Single Asset / Portfolio:	Portfolio of two properties
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Hauppauge / Islandia, NY
Year Built / Renovated:	Various / 2014
Total Sq. Ft.:	392,003
Property Management:	Matrix Equities, Inc.
Underwritten NOI:	$4,620,191
Underwritten NCF:	$4,247,788
Appraised Value:	$60,000,000
Appraisal Date:	June 25, 2015

Historical NOI
Most Recent NOI:	$4,269,308 (T-12 June 30, 2015)
2014 NOI:	$4,235,472 (December 31, 2014)
2013 NOI:	$4,369,074 (December 31, 2013)
2012 NOI:	$3,259,769 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	85.1% (September 1, 2015)
2014 Occupancy:	NAV
2013 Occupancy:	NAV
2012 Occupancy:	NAV

(1)	The Crossroads Office Portfolio Loan amortizes based on a non-standard amortization schedule. For additional information, see Annex H to the Free Writing Prospectus.
(2)	See “Current Mezzanine or Subordinate Indebtedness” herein.
(3)	See “Initial Reserves” and “Ongoing Reserves” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Various Various, NY 11749	Collateral Asset Summary – Loan No. 8 Crossroads Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,454,004 74.1% 1.48x 10.4%

Property Summary
Property Name	Location	Sq. Ft.	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Occupancy(1)
Crossroads Corporate Center	Hauppauge, NY	210,489	1986 / 2014	$29,000,000	$39,000,000	94.0%
Crossroads Executive Center	Islandia, NY	181,514	1984 / 2014	$15,500,000	$21,000,000	74.8%
Total / Wtd. Avg.		392,003		$44,500,000	$60,000,000	85.1%
(1)	Based on a rent roll dated September 1, 2015.

Tenant Summary
Tenant	Property	Ratings (Moody’s/Fitch/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Office Tenants
Paychex of New York LLC	Crossroads Corporate Center	NR/NR/NR	32,668	8.3%	$24.52	10.5%	9/30/2016
Rubin & Rothman, LLC	Crossroads Executive Center	NR/NR/NR	31,692	8.1%	$19.32	8.0%	Various(1)
Empire National Bank	Crossroads Executive Center	NR/NR/NR	24,990	6.4%	$23.37	7.6%	4/15/2033
TransFirst Holdings	Crossroads Corporate Center	NR/NR/NR	17,955	4.6%	$26.45	6.2%	1/31/2019
Nassau/Suffolk Law(2)	Crossroads Executive Center	NR/NR/NR	11,900	3.0%	$19.67	2.9%	6/30/2023
Stifel, Nicolaus & Company, Inc.(3)	Crossroads Corporate Center	NR/NR/NR	10,142	2.6%	$29.08	3.8%	4/30/2020
National Life Insurance Company	Crossroads Corporate Center	NR/NR/NR	10,125	2.6%	$25.09	3.3%	5/31/2018
Theracare Inc.	Crossroads Executive Center	NR/NR/NR	9,318	2.4%	$20.76	2.5%	7/31/2016
Total Major Office Tenants			148,790	38.0%	$23.18	45.2%
Remaining Office Tenants			184,753	47.1%	$22.64	54.8%
Total Occupied Office Tenants			333,543	85.1%	$22.88	100.0%
Vacant Office			58,460	14.9%
Total Office			392,003	100.0%

Total			392,003	100.0%

(1)	Rubin & Rothman, LLC currently occupies three suites at the Corporate Executive Center Property totaling 31,692 sq. ft.; however, effective January 1, 2016, the tenant will be downsizing to their 16,400 sq. ft. suite and vacating the two other suites totaling 15,292 sq. ft. Rubin & Rothman, LLC recently executed a 67 month renewal on the 16,400 sq. ft. suite. JLC has underwritten the downsized space as vacant.
(2)	Nassau/Suffolk Law has a one-time right to terminate its lease effective August 31, 2018.
(3)	Stifel, Nicolaus & Company Inc., has a one-time right to terminate its lease on the last day of the second full month of the eighth lease year by notifying the landlord at least 12 months prior to the cancellation date.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	NAP	0.0%	0.0%
2015	4	10,805	2.8%	10,805	2.8%	$21.82	3.2%	3.2%
2016	13	83,057	21.2%	93,862	23.9%	$22.26	24.2%	27.3%
2017	5	13,647	3.5%	107,509	27.4%	$24.87	4.4%	31.8%
2018	15	51,293	13.1%	158,802	40.5%	$24.22	16.3%	48.0%
2019	16	42,157	10.8%	200,959	51.3%	$23.86	13.2%	61.2%
2020	9	34,419	8.8%	235,378	60.0%	$25.67	11.6%	72.8%
2021	9	38,524	9.8%	273,902	69.9%	$19.68	9.9%	82.7%
2022	2	7,221	1.8%	281,123	71.7%	$22.66	2.1%	84.9%
2023	4	23,851	6.1%	304,974	77.8%	$19.23	6.0%	90.9%
2024	0	0	0.0%	304,974	77.8%	$0.00	0.0%	90.9%
2025	0	0	0.0%	304,974	77.8%	$0.00	0.0%	90.9%
Thereafter	2	28,569	7.3%	333,543	85.1%	$24.33	9.1%	100.0%
Vacant	NAP	58,460	14.9%	392,003	100.0%	NAP	NAP
Total / Wtd. Avg.	79	392,003	100.0%			$22.88	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Various Various, NY 11749	Collateral Asset Summary – Loan No. 8 Crossroads Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,454,004 74.1% 1.48x 10.4%

The Loan.    The Crossroads Office Portfolio loan (the “Crossroads Office Portfolio Loan”) is a $44.5 million fixed rate loan secured by the borrower’s fee simple interest in a two-property office portfolio totaling 392,003 sq. ft. located in Hauppauge and Islandia, New York (the “Crossroads Office Portfolio”). The Crossroads Office Portfolio Loan has a 10-year term and amortizes on a 30-year schedule. The Crossroads Office Portfolio Loan accrues interest at a fixed rate equal to 5.2200% and has a cut-off date balance of $44.5 million. Proceeds of the Crossroads Office Portfolio Loan were used to retire existing debt of approximately $38.8 million, pay closing costs of approximately $0.7 million, fund reserves of approximately $1.6 million and return approximately $8.8 million of equity to the sponsor. Based on the appraised value of approximately $60.0 million as of June 25, 2015, the cut-off date LTV is 74.1%. The most recent prior financing of the Crossroads Office Portfolio Loan was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$44,500,000	89.0%	Loan Payoff	$38,797,029	77.6%
Mezzanine Loan	$5,500,000	11.0%	Reserves	$1,628,293	3.3%
			Closing Costs	$726,684	1.5%
			Return of Equity	$8,847,989	17.7%
Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%

The Borrowers / Sponsors.    The borrowers, Matrix Crossroads, LLC and Crest Plaza LLC, each a tenant-in-common borrower, are each a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrowers and the non-recourse carveout guarantor is Glen Nelson.

Glen Nelson is the CEO of Matrix Realty Group, a New York-based real estate investment and management company with holdings throughout the United States including multifamily, manufactured housing, office and special purpose commercial properties totaling over 6.0 million sq. ft. Matrix Realty Group targets value-add properties for which they can create value through proactive leasing, asset reposition and management.

The Properties. The Crossroads Office Portfolio consists of two office parks containing 13 separate buildings in Suffolk County, Long Island totaling 392,003 sq. ft. As of September 1, 2015, the Crossroads Office Portfolio was 85.1% occupied. There are over 100 tenants in the Crossroads Office Portfolio and no one tenant represents more than 8.3% of total net rentable area (“NRA”) or 10.5% of underwritten base rent, providing a granular and diversified tenant roster. A summary of each property is below.

Crossroads Corporate Center (the “Crossroads Corporate Center Property”) is a four-building office park consisting of a four-story Class A office building 1393 Veterans Memorial Highway (“VMH”), and three single-story office buildings, 1363, 1373 and 1383 VMH totaling 210,489 sq. ft. (53.7% of total NRA). 1393 VMH has excellent visibility and frontage from VMH and features a 25 foot water fountain along with LED exterior lighting. Unique to the 1393 VMH property is a full service café with indoor and outdoor seating and a fitness center that was recently renovated. The Crossroads Corporate Center Property has 727 surface parking spaces dedicated to the 1363, 1373 and 1383 VMH properties and 272 surface parking spaces dedicated to the 1393 VMH property. is the Crossroads Corporate Center Property also has a two-level parking structure containing 215 spaces that serves all four buildings in the office park, yielding an overall parking ratio of 5.7 spaces per 1,000 sq. ft. The largest tenant at the Crossroads Corporate Center Property is Paychex of New York LLC, which occupies 32,668 sq. ft. and pays base rent of $24.52 per sq. ft. As of September 1, 2015, the Crossroads Corporate Center Property was 94.0% occupied.

Crossroads Executive Center (the “Crossroads Executive Center Property”) is a nine-building office park consisting of nine separate single-story office buildings totaling 181,514 sq. ft. (46.3% of total NRA). Recent upgrades to various buildings include façade replacements, aluminum roof coating, stone installation on corner buttresses and columns, underground sprinkler systems and landscaping upgrades. The Crossroads Executive Center Property includes 930 parking spaces which represents a ratio of 5.0 spaces per 1,000 sq. ft. The largest tenant at the Crossroads Executive Center Property is Empire National Bank, which occupies 24,990 sq. ft. and pays base rent of $23.37 per sq. ft. As of September 1, 2015, the Crossroads Executive Center Property was 74.8% occupied.

Environmental Matters. The Phase I environmental reports dated June 29, 2015 recommended no further action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Various Various, NY 11749	Collateral Asset Summary – Loan No. 8 Crossroads Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,454,004 74.1% 1.48x 10.4%

Major Tenants.

Paychex of New York LLC (32,668 sq. ft.; 8.3% of NRA; 10.5% of U/W Base Rent) “Paychex” (NASDAQ:PAYX) is a payroll, human resource and benefits outsourcing company with more than 12,000 employees serving more than half a million small to medium sized business nationwide. With over 100 office locations across the United States, the company offers a variety of payroll and human resource products and services that help clients efficiently run their businesses. Paychex is currently headquartered in Rochester, New York with an additional eight locations throughout New York. Paychex reported total revenues of $2.7 billion in fiscal year 2015, an 8.8% increase over the prior year. As of August 21, 2015, Paychex had a total market capitalization of approximately $16.5 billion. The tenant has been in occupancy at the Crossroads Corporate Center Property since 1990 and currently occupies space on both the first and fourth floors of the mid-rise, four-story building (1393 VMH). Paychex utilizes their space for its regional sales force for New York clients and training. The tenant is subject to a lease that is due to expire on September 30, 2016 and has two, three-year extension options remaining.

Empire National Bank (24,990 sq. ft.; 6.4% of NRA; 7.6% of U/W Base Rent) Empire National Bank specializes in serving the financial services needs of privately-owned businesses, professional practices, nonprofit organizations, municipalities, real estate investors and consumers through a variety of tailored loan and deposit products and business banking services. As of 2015, Empire National Bank has four banking offices located in New York and currently utilizes their space at the Crossroads Executive Center Property as their headquarters. The tenant has been in occupancy since 2007, has recently expanded in March 2015 and is subject to a lease that is due to expire in April 2033.

TransFirst Holdings (17,955 sq. ft.; 4.6% of NRA; 6.2% of U/W Base Rent) TransFirst Holdings is one of the largest providers of secure payment processing in the United States and offers tailor-made solutions to merchants and service providers, financial institutions, independent sales professionals, health care providers, e-commerce and catalog companies and municipalities. In total, the company provides electronic payment processing services for more than 200,000 merchants and approximately 1,000 financial institutions. The company has more than 1,000 employees and is headquartered at the Crossroads Corporate Center Property, with additional operations facilities in Dallas, Texas; Broomfield, Colorado; Aurora, Colorado; Franklin, Tennessee; and Cypress, California. TransFirst Holdings has been in occupancy since 2008, has expanded several times and is subject to a lease that is due to expire in January 2019.

The Market.

The Crossroads Office Portfolio is located in central Long Island in Suffolk County, New York, approximately 50 miles east of Manhattan. The two office parks are located within one mile of each other along VMH and within close proximity to the intersection of VMH and the Long Island Expressway (Interstate 495), Sunrise Highway (New York State Route 27) and the Northern State Parkway, all of which are integral arteries that extend northeast/southwest to/from Manhattan and the Brooklyn/Queens boroughs. As of the second quarter 2015, the overall Long Island office market was 7.1% vacant, down from the previous quarter vacancy figure of 7.4%. Rental rates averaged $26.36 per sq. ft. full service gross, which was generally consistent with the previous quarter’s rents of $26.58 per sq. ft. full service gross. The Crossroads Office Portfolio is located within the Western Suffolk office submarket which ended the second quarter 2015 with a vacancy of 9.1%, down from the previous quarter vacancy figure of 9.6%. Rental rates average $24.36 per sq. ft. full service gross which was generally consistent with the previous quarter’s rents of $24.42 per sq. ft. full service gross. No buildings have been delivered to the Western Suffolk office submarket since the third quarter of 2014 and there are no other additional buildings reported as under construction or planned.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Various Various, NY 11749	Collateral Asset Summary – Loan No. 8 Crossroads Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,454,004 74.1% 1.48x 10.4%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 6/30/2015	U/W	U/W PSF
Base Rent	$6,965,822	$7,137,329	$6,816,176	$6,925,677	$7,451,105	$19.01
Base Rent Steps	0	0	0	0	179,903	0.46
Vacant Gross Up	0	0	0	0	1,208,033	3.08
Gross Potential Rent	$6,965,822	$7,137,329	$6,816,176	$6,925,677	$8,839,041	$22.55
Total Recoveries	934,944	891,294	948,029	1,004,679	1,088,345	2.78
Other Income	37,904	14,347	25,551	15,613	15,613	0.04
Less: Vacancy(1)	0	0	0	0	(1,559,008)	(3.98)
Effective Gross Income	$7,938,670	$8,042,970	$7,789,757	$7,945,969	$8,383,992	$21.39
Total Operating Expenses	4,678,901	3,673,896	3,554,285	3,676,661	3,763,802	9.60
Net Operating Income	$3,259,769	$4,369,074	$4,235,472	$4,269,308	$4,620,191	$11.79
TI/LC	0	0	0	0	294,002	0.75
Capital Expenditures	0	0	0	0	78,401	0.20
Net Cash Flow	$3,259,769	$4,369,074	$4,235,472	$4,269,308	$4,247,788	$10.84

(1)	UW Vacancy based on 15.7% of Gross Potential Rent. Rubin & Rothman, LLC currently occupies three suites at the Corporate Executive Center Property totaling 31,692 sq. ft.; however, effective January 1, 2016, the tenant will be downsizing to their 16,400 sq. ft. suite and vacating the two other suites totaling 15,292 sq. ft. Rubin & Rothman, LLC recently executed a 67 month renewal on the 16,400 sq. ft. suite. JLC has underwritten the downsized space as vacant.

Property Management.    The Crossroads Corporate Center Property and the Crossroads Executive Center Property are managed by Matrix Equities, Inc.

Lockbox / Cash Management.     The Crossroads Office Portfolio Loan is structured with a hard lockbox and springing cash management.

A “Cash Management Period” will occur (i) upon an event of default, (ii) if the debt yield (combined mortgage and mezzanine loan test) falls below 8.0%, (iii) if the debt service coverage ratio falls below 1.25x, (iv) upon the commencement of a Lease Sweep Period (as defined below) or (v) if the Mezzanine Loan is outstanding from and after the monthly payment date in October 2022.

A “Lease Sweep Period” will commence (i) nine months prior to the end of the term of any Major Lease (defined below), (ii) upon the date required under a Major Lease by which the tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (iii) if any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date, (iv) if any Major Tenant (defined below) discontinues its business (i.e., “goes dark”) or gives notice that it intends to discontinue its business, (v) upon the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Tenant’s lease, or (vi) upon the occurrence of a Major Tenant insolvency proceeding.

A “Major Tenant” means any tenant under a “Major Lease.” Major Lease refers to the following leases: (a) the Paychex lease at the Crossroads Corporate Center Property; (b) the Empire National Bank lease at the Crossroads Executive Center Property; (c) any other lease which covers greater than 15,000 sq. ft.

Initial Reserves.    At loan closing, the borrower deposited (i) $775,000 into a tax reserve account, (ii) $125,000 into an insurance reserve account (iii) $400,000 into a TI/LC reserve account, (iv) $21,000 into a required immediate repairs reserve account, and (v) $307,293 into an outstanding rent abatement reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $154,200, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $9,400, into an insurance reserve account, (iii) $6,533 into a replacement reserve account and (iv) $24,500 into a TI/LC reserve account, subject to a cap of $1,176,000. During a Lease Sweep Period, all excess cash flow (after payment of debt service, reserves and lender approved operating expenses) is transferred to the special rollover reserve to be held and applied for leasing expenses in connection with re-tenanting the space under the applicable Major Lease that triggered the subject Lease Sweep Period.

Partial Releases. At any time after the expiration of the defeasance lockout period, the borrowers may obtain the release of an individual property upon a bona fide third-party sale provided, among other things, (i) the Crossroads Office Portfolio Mezzanine Loan has been paid off in full, (ii) the borrower partially defeases the principal of the Crossroads Office Portfolio Loan by an amount equal to the greater of (a) 100% of the net proceeds from such sale and (b) 125% of the allocated loan amount of the applicable property, (iii) the remaining Crossroads Office Portfolio Property has a minimum occupancy of 90.0% for the Crossroads Corporate Center Property or 85.0% for the Crossroads Executive Center Property and (iv) after giving effect to such release, the debt yield is not less than the greater of (a) the debt yield immediately prior to such release, (b) the debt yield at loan closing and (c) 10.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Various Various, NY 11749	Collateral Asset Summary – Loan No. 8 Crossroads Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,454,004 74.1% 1.48x 10.4%

Current Mezzanine or Subordinate Indebtedness.    In conjunction with the origination of the Crossroads Office Portfolio Loan, JLC provided a $5,500,000 mezzanine loan secured by the equity interest in the borrower (the “Crossroads Office Portfolio Mezzanine Loan”) that is coterminous with the Crossroads Office Portfolio Loan. The Crossroads Office Portfolio Mezzanine Loan accrues interest at an interest rate of 10.5200% per annum and has a maturity date of September 6, 2025. The lender and the mezzanine lender have entered into an intercreditor agreement. It is anticipated that JLC will sell the Crossroads Office Portfolio Mezzanine Loan to Seer Capital Partners Master Fund, L.P. or an affiliate, on or before the securitization closing date.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Various Various, NY 11749	Collateral Asset Summary – Loan No. 8 Crossroads Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,454,004 74.1% 1.48x 10.4%

New Haven
West Haven
Bridgeport
Norwalk
Stamford
NEW YORK
NEW JERSEY
Yonkers
Glen Cove
Hauppauge
Rocky Point
New York
East Meadow
West Babylon
Bohemia
Brookhaven
Jersey City
Hempstead
Atlantic Ocean
Old Field
Belle Terre
Poquott
Port Jefferson
Smithtown Bay
Three Village Shopping Center
Stony Brook Village Center
Stony Brook University
Port Jefferson Commons
Port Plaza
Nissequogue
Stony Brook University Hospital
Head Of The Harbor
Pine Plaza
Smith Haven Mall
Smithtown Plaza
Centereach Mall
Village Of The Branch
Lake Grove
Pathmark Shopping Center
Suffolk County Community College
Brookhaven Amphitheater
Hauppauge
Kohl's Plaza Shopping Center
Islandia
Islandia Shopping Center
Suffolk County Community College
LONG ISLAND MACARTHUR AIRPORT
Bohemia
Gateway Plaza
St Joseph's College
Patchogue
New York Institute Of Technology Central Islip Campus
Tanger Outlets at The Arches
HECKSCHER PKY
Westfield South Shore
West Brook Sports Complex
Dowling College
St John's University
Southside Hospital
Brightwaters
Babylon
Great South Bay
CARTIFACT

Crossroads Office Portfolio

	Property Name	Address	City/State	Zip Code
1	Crossroads Corporate Center	1363-1393 Veterans Memorial Highway	Hauppauge, NY	11749
2	Crossroads Executive Center	1707-1797 Veterans Memorial Highway	Islandia, NY	11749

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

220 Beaver Creek Place & 82 East Beaver Creek Boulevard Avon, CO 81620	Collateral Asset Summary – Loan No. 9 Chapel Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 70.6% 1.35x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

220 Beaver Creek Place & 82 East Beaver Creek Boulevard Avon, CO 81620	Collateral Asset Summary – Loan No. 9 Chapel Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 70.6% 1.35x 9.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	David H. Hoffmann
Borrower:	CSB Properties Holdings, LLC
Original Balance:	$36,000,000
Cut-off Date Balance:	$36,000,000
% by Initial UPB:	3.3%
Interest Rate:	4.6200%
Payment Date:	6th of each month
First Payment Date:	October 6, 2015
Maturity Date:	September 6, 2025
Amortization:	Interest Only for first 36 months, 360 months thereafter
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$81,641	$40,821
Insurance:	$0	Springing
Replacement:	$0	$3,253
TI/LC:	$170,072	$16,266
Required Repairs:	$36,208	$0
Condominium Assessment(3):	$0	$26,075

Financial Information
Cut-off Date Balance / Sq. Ft.:	$184
Balloon Balance / Sq. Ft.:	$162
Cut-off Date LTV:	70.6%
Balloon LTV:	62.0%
Underwritten NOI DSCR(4):	1.45x
Underwritten NCF DSCR(4):	1.35x
Underwritten NOI Debt Yield:	9.0%
Underwritten NCF Debt Yield:	8.3%
Underwritten NOI Debt Yield at Balloon:	10.2%
Underwritten NCF Debt Yield at Balloon:	9.5%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office/Retail Mixed Use
Collateral:	Fee Simple
Location:	Avon, CO
Year Built / Renovated:	1981, 1988-1999 / 2003, 2014
Total Sq. Ft.:	195,191
Property Management:	Hoffmann Commercial Real Estate, LLC
Underwritten NOI:	$3,224,012
Underwritten NCF:	$2,990,325
Appraised Value:	$51,000,000
Appraisal Date:	May 1, 2015

Historical NOI(5)
Most Recent NOI:	$3,126,409 (T-12 February 28, 2015)
2014 NOI:	$3,035,616 (December 31, 2014)
2013 NOI:	NAV
2012 NOI:	NAV

Historical Occupancy(5)
Most Recent Occupancy:	99.7% (May 1, 2015)
2014 Occupancy:	NAV
2013 Occupancy:	NAV
2012 Occupancy:	NAV

(1)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	The Condominium Assessment reserves consist of a $21,302 Building B Condominium Assessment Reserve and a $4,773 Master Condominium Assessment Reserve.
(4)	Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.91x and 1.77x, respectively.
(5)	The sponsor purchased the Benchmark Shopping Center property in July 2013 and the Chapel Square Property in February 2014. Historical NOI and Occupancy prior to the sponsor’s ownership are not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

220 Beaver Creek Place & 82 East Beaver Creek Boulevard Avon, CO 81620	Collateral Asset Summary – Loan No. 9 Chapel Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 70.6% 1.35x 9.0%

Tenant Summary
Tenant	Property	Ratings (Fitch/Moody’s/ S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Lease Expiration	Annual UW Base Rent PSF	% of Total U/W Base Rent

Major Tenants
Traer Creek(2)(3)	Chapel Square	NR/NR/NR	53,318	27.3%	3/31/2018	$4.00	6.2%
Wells Fargo Bank(4)	Chapel Square	AA-/A2/A+	12,411	6.4%	3/31/2016	$25.84	9.4%
Nest Furnishings(5)	Chapel Square	NR/NR/NR	11,605	5.9%	1/31/2019	$15.38	5.2%
Christy Sports(6)	Benchmark SC	NR/NR/NR	9,596	4.9%	4/30/2024	$21.88	6.1%
Avon Theater(7)(8)	Chapel Square	NR/NR/NR	9,265	4.7%	11/30/2024	$38.00	10.3%
Total Major Tenants			96,195	49.3%		$13.25	37.2%
Other Office			34,278	17.6%	$21.83		21.8%
Other Retail			64,117	32.8%		$21.91	41.0%
Total Occupied Collateral			194,590	99.7%	$17.62		100.0%
Vacant			601	0.3%
Total Collateral			195,191	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Traer Creek is currently subleasing its space to two separate tenants, Sports Authority and Pier 1 Imports. For additional information on the terms of the subleases see “Major Tenants” herein.
(3)	Traer Creek has four five-year renewal options each upon written notice of 60 days. The tenant has no termination options.
(4)	Wells Fargo Bank has three five-year renewal options each upon written notice no later than 12 months prior to the lease expiration date of 3/31/2016 or the subsequent renewal term expiration date. The tenant has no termination options.
(5)	Nest Furnishings has one six-year renewal option upon written notice no later than six months prior to the lease expiration date of 1/31/2019. The tenant has no termination options.
(6)	Christy Sports has two five-year renewal options each upon written notice no later than six months prior to the lease expiration date of 4/30/2024 or the subsequent renewal term expiration date. The tenant has no termination options.
(7)	Avon Theater has no renewal or termination options.
(8)	The Avon Theater space is currently being built out and the tenant has not yet taken occupancy, however, they are currently paying full rent at the property.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	2	2,900	1.5%	2,900	1.5%	$17.69	1.5%	1.5%
2016	11	41,290	21.2%	44,190	22.6%	$23.86	28.7%	30.2%
2017	8	21,604	11.1%	65,794	33.7%	$19.78	12.5%	42.7%
2018	4	58,156	29.8%	123,950	63.5%	$5.55	9.4%	52.1%
2019	11	35,859	18.4%	159,809	81.9%	$19.59	20.5%	72.6%
2020	4	12,445	6.4%	172,254	88.2%	$24.05	8.7%	81.3%
2021	0	0	0.0%	172,254	88.2%	$0.00	0.0%	81.3%
2022	0	0	0.0%	172,254	88.2%	$0.00	0.0%	81.3%
2023	1	1,418	0.7%	173,672	89.0%	$18.57	0.8%	82.1%
2024	3	20,918	10.7%	194,590	99.7%	$29.33	17.9%	100.0%
2025	0	0	0.0%	194,590	99.7%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	194,590	99.7%	$0.00	0.0%	100.0%
Vacant	NAP	601	0.3%	195,191	100.0%	NAP	NAP
Total / Wtd. Avg.	44	195,191	100.0%			$17.62	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

220 Beaver Creek Place & 82 East Beaver Creek Boulevard Avon, CO 81620	Collateral Asset Summary – Loan No. 9 Chapel Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 70.6% 1.35x 9.0%

The Loan. The Chapel Square Retail loan (the “Chapel Square Retail Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 195,191 sq. ft. mixed use retail and office center located in Avon, Colorado (the “Chapel Square Retail Property”). The Chapel Square Retail Loan has a 10-year term and after a 36-month interest only period, amortizes on a 30-year schedule. The Chapel Square Retail Loan accrues interest at a fixed rate equal to 4.6200%. Loan proceeds were used to retire existing debt of approximately $31.0 million, fund upfront reserves of approximately $0.3 million, pay closing costs of approximately $0.7 million and return approximately $4.0 million of equity to the borrower. Based on the appraised value of approximately $51.0 million as of May 1, 2015, the cut-off date LTV is 70.6%. The most recent prior financing of the Chapel Square property was included in the COMM 2010-C1 transaction and the most recent prior financing of the Benchmark Shopping Center property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$36,000,000	100.0%	Loan Payoff	$30,952,822	86.0%
			Reserves	$287,921	0.8%
			Closing Costs	$732,921	2.0%
			Return of Equity	$4,026,336	11.2%
Total Sources	$36,000,000	100.0%	Total Uses	$36,000,000	100.0%

The Borrower / Sponsor. The borrower, CSB Properties Holdings, LLC is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and non-recourse carveout guarantor is David H. Hoffmann, the founder and chairman of Hoffman Commercial Real Estate.

Hoffmann Commercial Real Estate is an owner and operator of commercial and residential real estate properties throughout the U.S. and is based in St. Louis, Missouri. Mr. Hoffman was previously the CEO of EPS Solutions, one of the largest outsourcing companies in the US at the time. After his tenure as CEO of EPS Solutions, David H. Hoffman founded DHR International in 1989, which has since grown to become one of the largest retained executive search firms with over 50 office locations globally. In 2002 Mr. Hoffmann formed Osprey Capital, LLC to primarily consolidate and invest his personal wealth in the business services, commercial real estate, multifamily, retail and manufacturing sectors.

The Property. The Chapel Square Retail Property is comprised of two adjacent properties, Benchmark Shopping Center (the “Benchmark Shopping Center”) and Chapel Square (“Chapel Square”), totaling 195,191 sq. ft. located in Avon, Colorado. The Chapel Square Retail Property is 99.7% leased to a granular mix of 44 national, regional and local tenants. The Chapel Square Retail Property is anchored by a 53,318 sq. ft. space that is leased to Traer Creek and subsequently subleased to Sports Authority and Pier 1 Imports. Chapel Square Retail and Benchmark Shopping Center together are comprised of seven, one- to three-story buildings constructed between 1981 and 1999 situated on 16.34 acres.

Benchmark Shopping Center consists of a three-building, 56,108 sq. ft., mixed-use retail and office development. The buildings were constructed in 1981 and renovated in 2014. The property was left in disarray by the prior owner and fell into foreclosure after a redevelopment plan was rejected by the town of Avon. Since acquisition of the Benchmark Shopping Center in 2013, the current sponsor invested approximately $7.8 million in capital improvements including new roofs, an HVAC replacement, landscaping, new signage, parking lot replacement and drainage improvements to bring the property to its current condition. Benchmark Shopping Center has a diverse tenant mix consisting of 23 restaurant, office and in-line retail tenants, with no tenant occupying more than 4.9% of total NRA for the Chapel Square Retail Property. The Benchmark Shopping Center features 214 parking spaces which equates to a ratio of 3.81 per 1,000 sq. ft.

Chapel Square consists of a four-building, 139,083 sq. ft. mixed-use, retail and office development. The collateral for the Chapel Square Retail loan includes three freestanding buildings and the street-level retail portion of a three-story residential building. The buildings were constructed between 1988 and 1999 and renovated in 2003. The sponsor purchased Chapel Square in 2014 and subsequently replaced delinquent tenants and re-leased tenants at higher rental rates. Chapel Square has a diverse tenant mix consisting of 21 tenants, the largest of which are Traer Creek (subleased to Sports Authority and Pier 1 Imports), Wells Fargo Bank, Nest Furnishings and the Avon Theater. Avon Theater is a borrower affiliated tenant with five screens. The Avon Theater lease commenced on December 1, 2014 and the tenant is currently paying rent pursuant to the terms of the lease. The lease for the theater is full recourse to the sponsor and the rent is guaranteed until the theater is open for business. The Chapel Square property is anchored by the 53,318 sq. ft. Traer Creek building which was originally occupied by Wal-Mart. Wal-Mart vacated the property in 2000 in order to develop a Wal-Mart supercenter approximately one mile southeast of the property. Wal-Mart assigned its lease to Traer Creek which subsequently sub-divided the space into three portions, two of which are currently occupied by Sports Authority and Pier 1 Imports. Chapel Square has a total of 696 parking spaces which equates to a ratio of 5.01 parking spaces per 1,000 sq. ft

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

220 Beaver Creek Place & 82 East Beaver Creek Boulevard Avon, CO 81620	Collateral Asset Summary – Loan No. 9 Chapel Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 70.6% 1.35x 9.0%

Chapel Square is subject to a master declaration agreement that encompasses the majority of the Chapel Square property and a separate declaration relating to the street-level retail portion of a 3-story residential building (“Building B”). There are approximately 15 commercial condominium units owned by the borrower and subject to the master declaration agreement. The borrower controls the master condominium association but not the building B condominium association. Non-collateral portions of the property include the residential condominiums that are on the second and third floors of Building B.

Environmental Matters. The Phase I environmental reports dated June 16, 2015 recommended no further action.

Major Tenants.

Traer Creek (53,318 sq. ft.; 27.3% of NRA; 6.2% of U/W Base Rent) Wal-Mart previously occupied the anchor space from 1988 to 2002 at the Chapel Square Retail Property but vacated and subsequently assigned its lease to Traer Creek-EXWMT LLC (“Traer Creek”), an affiliated entity of Wal-Mart’s current landlord. Traer Creek subdivided the vacated space into three portions, two of which are currently occupied by sublessors Sports Authority and Pier 1 Imports. The remaining portion was previously occupied by Office Depot, which vacated in 2013 during their merger with Office Max. The tenant has four, five-year renewal options remaining each upon written notice no later than 60 days prior to the expiration date. The tenant has no termination options.

Sports Authority currently occupies 30,000 sq. ft. of the subdivided space and has two, five year extension options remaining. Pier 1 Imports currently occupies 12,000 sq. ft. of the subdivided space and has two, five year extension options remaining.

Wells Fargo Bank (“Wells Fargo”) (12,411 sq. ft.; 6.4% of NRA; 9.4% of U/W Base Rent, rated AA-/A2/A+ by Fitch/Moody’s/S&P) Wells Fargo provides retail commercial and corporate banking services to individuals, businesses and institutions. As of February 25, 2015, Wells Fargo operated approximately 8,700 locations and 12,500 ATMs and offices in 36 countries. For the year ended December 31, 2014, Wells Fargo reported sales of $88.4 billion and net earnings of $23.1 million. The company’s total reported assets were $1.7 trillion and total stockholder’s equity was $158.7 billion. Wells Fargo was founded in 1852 and is headquartered in San Francisco, California. Wells Fargo has three, five-year extension options remaining upon written notice no later than 12 months prior to the lease expiration date. The tenant has no termination options.

Nest Furnishings (11,605 sq. ft.; 5.9% of NRA; 5.2% of U/W Base Rent) Nest Furnishings is a privately-owned consignment furniture store. Nest Furnishings has been a tenant since 2013 and has one, six year renewal option remaining upon written notice no later than six months prior to the lease expiration date. The tenant has no termination options.

The Market. The Chapel Square Retail Property is located in the town of Avon in Eagle County, Colorado, approximately 110 miles west of the western edge of the Denver MSA, 5 miles west of Vail and 35 miles east of Glenwood Springs. It is considered to be part of the Eagle and Vail Valley regions, a series of tourism-oriented communities on or near the I-70 freeway that include Eagle-Vail, Mintum, Avon Beaver Creek and Edwards. Regional access to the area is primarily provided by I-70, an east/west freeway that bisects Colorado and Eagle County. Per the appraisal, the trade area consisting of a five-mile radius contains an estimated 17,111 people with an average household income of $103,031 as of 2014.

Demand in the area is driven primarily by its proximity to I-70 and the Vail and Beaver Creek Mountain Resorts. Tourism is a significant draw to the Vail Valley as it is home to several world-class ski resorts. Additionally, as I-70 is the primary east-west thoroughfare in Colorado, there is demand from highway users and people passing through the area.

Chapel Square and Benchmark Shopping Center comprise a large portion of the retail space in the market. The appraiser identified two directly competitive properties in Avon; Benchmark Plaza and Nottingham Station (also owned by the borrower). These properties are currently 96% and 100% occupied, respectively. Further, the appraiser identified three secondary competitors with vacancies ranging from 88% to 93%. The appraiser determined an average rent PSF across the competitive set between $15.70 and $25.50 and an average occupancy of 95%.

The most significant new development in the area over the past several years was the Village at Avon, a project which added approximately 600,000 square feet of retail and office space, 200,000 sq. ft. of which is big box retail space built for owner-occupancy by Wal-Mart and Home Depot. The appraiser estimates that the remainder of the development will require an absorption period of 10 years or longer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

220 Beaver Creek Place & 82 East Beaver Creek Boulevard Avon, CO 81620	Collateral Asset Summary – Loan No. 9 Chapel Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 70.6% 1.35x 9.0%

Cash Flow Analysis.

Cash Flow Analysis
	2014	T-12 2/28/2015	U/W	U/W PSF
Base Rent	$3,088,349	$3,167,603	$3,428,091	$17.56
Base Rent Steps(1)	0	0	69,529	0.36
Vacant Income	0	0	15,025	0.08
Gross Potential Rent	$3,088,349	$3,167,603	$3,512,644	$18.00
Total Recoveries	1,203,274	1,271,427	1,362,566	6.98
Other Income	15,451	16,672	16,574	0.08
Less: Vacancy(2)	0	0	(244,589)	(1.25)
Effective Gross Income	$4,307,074	$4,455,702	$4,647,195	$23.81
Total Operating Expenses	1,271,458	1,329,293	1,423,183	7.29
Net Operating Income	$3,035,616	$3,126,409	$3,224,012	$16.52
TI/LC	0	0	194,648	1.00
Capital Expenditures	0	0	39,038	0.20
Net Cash Flow	$3,035,616	$3,126,409	$2,990,325	$15.32
(1)	Rent Steps are taken through May 2016.
(2)	U/W Vacancy is 7.0% of Gross Potential Rent.

Property Management. The Chapel Square Retail Property is managed by Hoffmann Commercial Real Estate, LLC, a borrower affiliate.

Lockbox / Cash Management. The Chapel Square Retail Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by lender. Unless a Trigger Period (as defined herein) is ongoing, all amounts on deposit in the clearing account are required to be swept daily into the borrower’s account. During a Trigger Period, all amounts on deposit in the clearing account are required to be swept daily into the deposit account controlled by the lender and disbursed in accordance with the Chapel Square Retail loan documents.

A “Trigger Period” will commence (i) upon an event of default, (ii) if the DSCR is less than 1.15x on the last day of any calendar quarter, or (iii) if a mezzanine loan is outstanding and will continue until such time as (a) with respect to clause (i) such event of default has been cured, (b) with respect to clause (ii) the DSCR is at least 1.20x for two consecutive quarters and (c) with respect to clause (iii) such mezzanine loan is no longer outstanding.

Initial Reserves. At closing, the borrower deposited (i) $81,641 into a tax reserve, (ii) $170,072 into a TI/LC reserve and (iii) $36,208 into an immediate repairs reserve.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit (i) $40,821 into a tax reserve, (ii) $3,253 into a replacement reserve, (iii) $16,266 into a TI/LC reserve, subject to a cap of $583,770, (iv) $21,302 into a Building B Condominium Assessment Reserve and (v) $4,773 into a Master Condominium Assessment Reserve. In addition, the borrower is required to deposit 1/12 of the annual insurance premiums into an insurance reserve if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. The borrower is permitted to obtain future mezzanine financing provided that, among other conditions, (i) the mezzanine loan can only be made on or after the date that is two years after the final securitization of the loan, (ii) an amount less than or equal to $7,000,000, (iii) the principal amount of such mezzanine loan when combined with the principal amount of the Chapel Square Retail Loan will result in a (x) combined LTV of no more than 75.0%, (y) combined debt service coverage ratio of no less than 1.28x and (z) debt yield of no less than 7.87%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

220 Beaver Creek Place & 82 East Beaver Creek Boulevard Avon, CO 81620	Collateral Asset Summary – Loan No. 9 Chapel Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 70.6% 1.35x 9.0%

CARTIFACT
Steamboat Springs
Boulder
Bloomfield
Denver
Aurora
Lakewood
Littleton
Idaho Springs
Evergreen
Silverthorne
Frisco
Vail
Eagle
Breckenridge
Leadville
Aspen
Conifer
Pine
Castle Rock
Monument
NOTTINGHAM RD
70
W BEAVER CREEK BLVD
Harry A Nottingham Park
Nottingham Lake
Beaver Creek West Condos
Falcon Point
Comfort Inn
US Post Office
LAKE ST
Sheraton Mountain Vista
Walgreens
Avon Recreation Center
Avon
FirstBank
Avon Police Department
Avon Branch Library
Lodge At Avon Center
Alpine Bank
The Christie Lodge
Avon Village
U.S. Bank
The Blue Plate
Beaver Liquors
The UPS Store
BENCHMARK RD
RIVERFRONT LN
ANB Bank
BEAVER CREEK PL
City Market
E BENCHMARK RD
SWIFT GULCH RD
Eagle River
6
PRATER RD
The Westin Riverfront Resort & Spa at Beaver Creek Mountain
AVON RD
CHAPEL PL
Chapel Square Retail
220 Beaver Creek Place &
82 East Beaver Creek Boulevard
Avon, CO 81620
E HURD LN
HWY 6 & 24
Beaver Creek Golf Club

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

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95

Various	Collateral Asset Summary – Loan No. 10 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 74.4% 1.36x 8.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Various	Collateral Asset Summary – Loan No. 10 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 74.4% 1.36x 8.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	NorthStar Real Estate Income Operating Partnership II, LP
Borrower(1):	Various
Original Balance(2):	$35,000,000
Cut-off Date Balance(2):	$35,000,000
% by Initial UPB:	3.2%
Interest Rate:	4.3060%
Payment Date:	1st of each month
First Payment Date:	August 1, 2015
Maturity Date:	July 1, 2025
Amortization:	Interest only for first 72 months; 360 months thereafter
Additional Debt(2):	$215,000,000 Pari Passu Debt
Call Protection(3):	L(27), YM1(89), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$643,812	$279,525
Insurance:	$0	Springing
Replacement:	$5,564,124	$50,230
TI/LC:	$5,848,650	$27,905
Free Rent:	$100,000	$0
Outstanding TI/LC:	$390,457	$0
Required Repairs:	$284,526	NAP

Financial Information(5)
Cut-off Date Balance / Sq. Ft.:	$37
Balloon Balance / Sq. Ft.:	$35
Cut-off Date LTV(6):	74.4%
Balloon LTV(6):	69.3%
Underwritten NOI DSCR(7):	1.45x
Underwritten NCF DSCR(7):	1.36x
Underwritten NOI Debt Yield:	8.6%
Underwritten NCF Debt Yield:	8.1%
Underwritten NOI Debt Yield at Balloon:	9.3%
Underwritten NCF Debt Yield at Balloon:	8.7%

Property Information
Single Asset / Portfolio:	Portfolio of 22 properties
Property Type:	Warehouse / Distribution Industrial
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Sq. Ft.:	6,697,304
Property Management:	Exeter Property Group Advisors II, L.P.
Underwritten NOI:	$21,572,877
Underwritten NCF:	$20,163,383
Appraised Value(6):	$336,000,000
Appraisal Date:	May 1, 2015

Historical NOI
Most Recent NOI:	$22,179,122 (T-12 April 30, 2015)
2014 NOI:	$21,801,398 (December 31, 2014)
2013 NOI:	$21,282,753 (December 31, 2013)
2012 NOI:	$21,550,385 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	97.7% (July 1, 2015)
2014 Occupancy:	99.2% (December 31, 2014)
2013 Occupancy:	96.1% (December 31, 2013)
2012 Occupancy:	98.2% (December 31, 2012)

(1)	Mid-South 7555 Woodland (IN), LLC; Mid-South Winton Drive (IN), LLC; Mid-South Lakeview Parkway (IN), LLC; Mid-South 7645 Woodland (IN), LLC; Mid-South 5045 West 79th (IN), LLC; Mid-South 4080 Perry (IN), LLC; Mid-South 1380 Perry (IN), LLC; Mid-South 117-119 Industrial (IL), LLC; Mid-South 6500 Adelaide (OH), LLC; Mid-South 2850 Earhart (KY), LLC; Mid-South 271 Omega (KY), LLC; Mid-South 150 Omicron (KY), LLC; Mid-South 5201 Interchange (KY), LLC; Mid-South 2000 Stanley Gault (KY), LLC; Mid-South 801 Swan (TN), LLC; Mid-South 300 Oakbluff (TN), LLC; Mid-South 200 Northfork (TN), LLC; Mid-South 100 Northfork (TN), LLC; Mid-South 431 Smith (TN), LLC; Mid-South 120 Trans Air (NC), LLC; Mid-South 4800 Corporation (NC), LLC; Mid-South 1080 Jenkins Brothers (SC), LLC.

(2)	The Heartland Industrial Portfolio Loan Combination is evidenced by three pari passu notes in the aggregate original principal amount of $250.0 million. The non-controlling Note A-3, with an original principal balance of $35.0 million, will be included in the COMM 2015-CCRE26 mortgage trust. The controlling Note A-1, with an original principal balance of $120.0 million, is a pari passu companion loan and was included in the COMM 2015-CCRE25 mortgage trust. The non-controlling Note A-2, with an original principal balance of $95.0 million, is a pari passu companion loan and was included in the COMM 2015-CCRE24 mortgage trust. For additional information on the pari passu companion loans, see “The Loan” herein.

(3)	Partial release is permitted. See “Property Release” herein.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Heartland Industrial Portfolio Loan Combination.

(6)	The portfolio Appraised Value of $336.0 million reflects a premium attributed to the aggregate value of the Heartland Industrial Portfolio as a whole. The sum of the value of each of the Heartland Industrial Portfolio Properties on an individual basis is $313.565 million, which represents a Cut-off Date LTV of 79.7%.

(7)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.98x and 1.85x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Various	Collateral Asset Summary – Loan No. 10 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 74.4% 1.36x 8.6%

Portfolio Summary
Property Name	Ownership Interest	City	State	Sq. Ft.	Year Built	Allocated Loan Amount	“As-Is” Appraised Value(1)	Occupancy(2)
1080 Jenkins Brothers Road	Fee Simple	Blythewood	SC	660,200	1999, 2003	$30,695,390	$38,500,000	100.0%
4080 Perry Boulevard	Fee Simple	Whitestown	IN	497,860	2004	$18,576,691	$23,300,000	100.0%
5045 West 79th Street	Fee Simple	Indianapolis	IN	504,164	2001	$17,938,864	$22,500,000	100.0%
117-119 Industrial Drive	Fee Simple	Granite City	IL	450,668	1992	$17,061,853	$21,400,000	100.0%
150 Omicron Court	Fee Simple	Shepherdsville	KY	399,600	2001	$15,307,831	$19,200,000	100.0%
431 Smith Lane	Fee Simple(3)	Jackson	TN	771,000	2003	$14,921,149	$18,715,000	100.0%
4800 Corporation Drive	Fee Simple	Fayetteville	NC	506,115	1997	$14,510,548	$18,200,000	100.0%
6500 Adelaide Court	Fee Simple	Groveport	OH	354,676	2002	$13,234,895	$16,600,000	100.0%
271 Omega Parkway	Fee Simple	Shepherdsville	KY	283,900	2001	$11,480,873	$14,400,000	100.0%
1380 Perry Road	Fee Simple	Plainfield	IN	260,400	1998	$10,603,862	$13,300,000	100.0%
2000 Stanley Gault Parkway	Fee Simple	Louisville	KY	214,000	2000	$9,886,307	$12,400,000	100.0%
300 Oak Bluff Lane	Fee Simple	Goodlettsville	TN	207,080	1998	$9,647,123	$12,100,000	100.0%
120 Trans Air Drive	Fee Simple	Morrisville	NC	164,005	1997	$9,647,123	$12,100,000	100.0%
5250-5350 Lakeview Parkway	Fee Simple	Indianapolis	IN	152,864	1999	$8,610,655	$10,800,000	100.0%
5201 Interchange Way	Fee Simple	Louisville	KY	248,400	2000	$8,610,655	$10,800,000	100.0%
2850 Earhart Court	Fee Simple	Hebron	KY	218,064	1997	$8,371,470	$10,500,000	100.0%
7555 Woodland Drive	Fee Simple	Indianapolis	IN	195,080	1993	$7,893,100	$9,900,000	100.0%
801 Swan Drive	Fee Simple	Smyrna	TN	229,504	1993	$6,896,497	$8,650,000	61.4%
7601-7687 Winton Drive	Fee Simple	Indianapolis	IN	152,000	1996	$6,537,719	$8,200,000	100.0%
7645 Woodland Drive	Fee Simple	Indianapolis	IN	60,224	2000	$4,305,327	$5,400,000	100.0%
200 Northfork Lane	Fee Simple	Goodlettsville	TN	100,500	1998	$3,069,539	$3,850,000	34.3%
100 Northfork Lane	Fee Simple	Goodlettsville	TN	67,000	1998	$2,192,528	$2,750,000	100.0%
Total / Wtd. Avg.				6,697,304		$250,000,000	$313,565,000	97.7%
Total with Portfolio Premium							$336,000,000

(1)	The portfolio Appraised Value of $336.0 million reflects a premium attributed to the aggregate value of the Heartland Industrial Portfolio as a whole. The sum of the value of each of the Heartland Industrial Portfolio Properties on an individual basis is $313.565 million.
(2)	Occupancy based on the weighted average of each property per the rent roll dated July 1, 2015.
(3)	The related borrower currently has a ground lease interest and the 431 Smith Lane property is subject to Industrial Development Bond (“IDA”) financing. In addition to the ground lease mortgage from the related borrower, the IDA issuing entity provided a fee simple mortgage in favor of lender on the 431 Smith Lane property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Various	Collateral Asset Summary – Loan No. 10 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 74.4% 1.36x 8.6%

Tenant Summary
Tenant	Property Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Kirkland’s(2)	431 Smith Lane	NR/NR/NR	771,000	11.5%	$2.12	7.5%	5/31/2019
Amcor PET Packaging(3)	1080 Jenkins Brothers Road	NR/Baa2/BBB	660,200	9.9%	$4.10	12.4%	7/21/2023
Baker and Taylor, Inc.(4)	5045 West 79th Street	NR/NR/NR	504,164	7.5%	$2.90	6.7%	8/31/2018
Home Depot USA, Inc.(5)	4080 Perry Boulevard	A/A2/A	497,860	7.4%	$3.14	7.2%	11/30/2017
Rue La La, Inc.(6)	150 Omicron Court	NR/NR/NR	399,600	6.0%	$3.40	6.2%	6/30/2016
Total Major Tenants			2,832,824	42.3%	$3.08	40.0%
Remaining Tenants			3,514,796	52.5%	$3.72	60.0%
Total Occupied Collateral			6,347,620	94.8%	$3.43	100.0%
Vacant(7)			349,684	5.2%
Total			6,697,304	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Kirkland’s has two, five-year renewal options upon written notice no later than twelve months prior to the lease expiration date of May 31, 2019. The tenant has no termination options.
(3)	Amcor PET Packaging has one, five-year renewal option upon written notice no later than twelve months prior to the lease expiration date of July 21, 2023. The tenant has no termination options.
(4)	Baker and Taylor, Inc. has two, three-year renewal options upon written notice no later than twelve months prior to the lease expiration date of August 31, 2018. The tenant has no termination options.
(5)	Home Depot USA, Inc. has one, two-year renewal option upon written notice no later than nine months prior to the lease expiration date of November 30, 2017. The tenant has no termination options.
(6)	Rue La La, Inc. has two, five-year renewal options upon written notice no later than seven months prior to the lease expiration date of June 30, 2016. The tenant has no termination options.
(7)	Based on the U/W rent roll. Hat World Inc., the only tenant at the 7555 Woodland Drive property, is currently in-place but was underwritten as vacant as the tenant is vacating upon its lease expiration in January 2016. Actual occupancy as of July 1, 2015 is 97.7%.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	70,000	1.0%	70,000	1.0%	$3.00	1.0%	1.0%
2015	3	425,576	6.4%	495,576	7.4%	$3.36	6.6%	7.5%
2016	4	538,572	8.0%	1,034,148	15.4%	$4.36	10.8%	18.3%
2017	4	1,167,863	17.4%	2,202,011	32.9%	$3.16	16.9%	35.3%
2018	6	1,124,569	16.8%	3,326,580	49.7%	$3.53	18.2%	53.5%
2019	5	1,326,748	19.8%	4,653,328	69.5%	$2.61	15.9%	69.4%
2020	3	154,116	2.3%	4,807,444	71.8%	$5.11	3.6%	73.0%
2021	2	462,400	6.9%	5,269,844	78.7%	$3.49	7.4%	80.4%
2022	1	210,496	3.1%	5,480,340	81.8%	$3.25	3.1%	83.5%
2023	1	660,200	9.9%	6,140,540	91.7%	$4.10	12.4%	96.0%
2024	0	0	0.0%	6,140,540	91.7%	$0.00	0.0%	96.0%
2025	0	0	0.0%	6,140,540	91.7%	$0.00	0.0%	96.0%
2026	0	0	0.0%	6,140,540	91.7%	$0.00	0.0%	96.0%
Thereafter	1	207,080	3.1%	6,347,620	94.8%	$4.24	4.0%	100.0%
Vacant(2)	NAP	349,684	5.2%	6,697,304	100.0%	NAP	NAP
Total / Wtd. Avg.	31	6,697,304	100.0%			$3.43	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.
(2)	Based on the U/W rent roll. Hat World, Inc., the only tenant at the 7555 Woodland Drive property, is currently in-place but was underwritten as vacant as the tenant is vacating upon its lease expiration in January 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Various	Collateral Asset Summary – Loan No. 10 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 74.4% 1.36x 8.6%

The Loan.    The Heartland Industrial Portfolio loan (the “Heartland Industrial Portfolio Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in a portfolio of 22 warehouse and distribution industrial properties located across seven states, totaling 6,697,304 sq. ft. (the “Heartland Industrial Portfolio” or the “Heartland Industrial Portfolio Properties”). The Heartland Industrial Portfolio Loan is evidenced by the non-controlling Note A-3, with original principal balance of $35.0 million, which will be included in the COMM 2015-CCRE26 Mortgage Trust. The controlling Note A-1 is a pari passu companion loan, with an original principal balance of $120.0 million, and has been contributed to the COMM 2015-CCRE25 Mortgage Trust. The non-controlling Note A-2 is a pari passu companion loan (together with Note A-1 and the Heartland Industrial Portfolio Loan, the “Heartland Industrial Portfolio Loan Combination”), with an original principal balance of $95.0 million, and has been contributed to the COMM 2015-CCRE24 Mortgage Trust.

The relationship between the holders of the Heartland Industrial Portfolio Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—Loan Combinations—The Heartland Industrial Portfolio Loan” in the Prospectus Supplement.

Loan Combination Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-3	$35,000,000	$35,000,000	COMM 2015-CCRE26	No
Note A-1	$120,000,000	$120,000,000	COMM 2015-CCRE25	Yes
Note A-2	$95,000,000	$95,000,000	COMM 2015-CCRE24	No
Total	$250,000,000	$250,000,000

The Heartland Industrial Portfolio Loan Combination has a 10-year term and amortizes on a 30-year schedule after an initial 72-month interest only period. The Heartland Industrial Portfolio Loan Combination accrues interest at a fixed rate equal to 4.3060% and has a cut-off date balance of $35.0 million. Heartland Industrial Loan Combination Loan proceeds, along with approximately $87.3 million in equity from the sponsor, were used to acquire the Heartland Industrial Portfolio for approximately $317.5 million, fund upfront reserves of approximately $12.8 million and pay closing costs of approximately $6.9 million. Based on the portfolio appraised value of approximately $336.0 million as of May 1, 2015, which reflects a premium attributed to the aggregate value of the Heartland Industrial Portfolio as a whole, the cut-off date LTV is 74.4%. The most recent prior financing of the Heartland Industrial Portfolio Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$250,000,000	74.1%	Purchase Price	$317,500,000	94.1%
Sponsor Equity	$87,255,474	25.9%	Reserves	$12,831,568	3.8%
			Closing Costs	$6,923,906	2.1%
Total Sources	$337,255,474	100.0%	Total Uses	$337,255,474	100.0%

The Borrower / Sponsor.    The borrower consists of 22 single purpose Indiana, Illinois, Ohio, Kentucky, Tennessee, North Carolina and South Carolina limited liability companies collectively structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrowers and nonrecourse carve-out guarantor is NorthStar Real Estate Income Operating Partnership II, LP.

NorthStar Real Estate Income Operating Partnership II, LP is the sole member of NorthStar Real Estate Income II, Inc. (“NS Income II”) and is a public, non-traded real estate investment trust formed to originate, acquire and manage a diversified portfolio of commercial real estate debt, select equity and securities investments. NorthStar Asset Management Group Inc., the sponsor of NorthStar Real Estate Income II, Inc., is a global commercial real estate asset management firm with over $21.7 billion in assets under management.

The Properties.    The Heartland Industrial Portfolio is comprised of 22 Class A warehouse and distribution facilities totaling approximately 6.7 million sq. ft., located in the Mid-South regional markets of the United States spanning across Indiana, Illinois, Kentucky, Tennessee, North Carolina, South Carolina and Ohio. The properties in the Heartland Industrial Portfolio are on average 16.5 years old and approximately 304,000 sq. ft. As of July 1, 2015, the Heartland Industrial Portfolio is 97.7% occupied with some notable tenants that include Home Depot USA, Inc., AmerisourceBergen Drug Corp, Zappos.com, Inc., Hanes Companies, Inc., Beckman Coulter, Inc. and Amcor PET Packaging. The tenants operate predominantly in the consumer goods, logistics, manufacturing, automotive and e-commerce sectors.

The Heartland Industrial Portfolio has maintained a weighted average historical occupancy of 98.7% since 2006. All tenants at the Heartland Industrial Portfolio Properties are subject to triple-net leases and, on a weighted average basis, the current tenants have been at the properties for 13.9 years. Approximately 69.9% of the Heartland Industrial Portfolio’s tenants are publicly traded or rated companies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Various	Collateral Asset Summary – Loan No. 10 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 74.4% 1.36x 8.6%

Heartland Industrial Portfolio Historical Occupancy(1)
Year	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	7/1/2015
Wtd. Avg. Occupancy	97.4%	98.8%	100.0%	100.0%	98.6%	99.3%	98.5%	98.2%	96.1%	99.2%	97.7%
(1)	Source: sponsor.

The five largest properties occupy 43.9% of the total sq. ft. and contribute 40.8% of the U/W Base Rent. The top five tenants occupy 42.3% of the total sq. ft. and contribute 40.0% of the U/W Base Rent. The Heartland Industrial Portfolio exhibits a weighted average in-place rent of $3.43 PSF NNN, which is, on a weighted average basis, 9.7% below the appraiser’s weighted average submarket rents of $3.80 PSF NNN.

Environmental Matters.   The Phase I environmental reports dated April and May 2015 recommended no further action at the Heartland Industrial Portfolio Properties.

Major Tenants.

Kirkland’s (“Kirkland’s”) (771,000 sq. ft., 11.5% of NRA, 7.5% of U/W Base Rent) is a national retail chain that sells home décor, specializing in furnishings, accessories and gifts. Kirkland’s is based in greater Nashville, Tennessee and has 324 stores in 35 states. As of August 2014, Kirkland’s reported net sales of $103.5 million. Kirkland’s is the largest tenant in the Heartland Industrial Portfolio by sq. ft. and is located at the 431 Smith Lane property in Jackson, Tennessee, where the tenant has been in occupancy since May 2004. Kirkland’s has two, five-year renewal options at fair-market value upon written notice no later than twelve months prior to the lease expiration date of May 31, 2019 and no termination options.

Amcor PET Packaging (“Amcor”) (660,200 sq. ft., 9.9% of NRA, 12.4% of U/W Base Rent, rated Baa2/BBB by Moody’s/S&P) is an Australian-based multinational packing company. Amcor is headquartered in Hawthorn, Melbourne, and creates packaging solutions using flexible and rigid plastics packaging. Amcor products protect food, beverage, pharmaceutical, medical, personal, and home and personal care goods. Amcor employs 27,200 people worldwide and has operations across 43 countries. Amcor has two major packaging products, rigid plastics and flexible. Amcor is the largest producer of polyethylene terephthalate (PET) bottles. As of June 30, 2014, Amcor reported EBITDA of $1.1 billion. Amcor is located at 1080 Jenkins Brothers Road property in Blythewood, South Carolina and has been in occupancy since March 1999. Amcor has one, five-year renewal option at fair-market value upon written notice no later than twelve months prior to the lease expiration date of July 21, 2023 and no termination options.

Baker and Taylor, Inc. (“Baker and Taylor”) (504,164 sq. ft., 7.5% of NRA, 6.7% of U/W Base Rent) is a distributor of books and entertainment, which has been in business for over 180 years. Based in Charlotte, North Carolina, Baker and Taylor’s core business distributes books, calendars, music CDs, DVDs, Blu-ray discs and digital content, including e-books and e-spoken word audio. Digital content is available through the company’s Axis 360 platform via the Blio app or the Axi360 app in combination with the Axis Reader app. Baker and Taylor’s retail unit contributes over approximately 1 million book titles and music CDs, DVDs and Blu-rays to brick and mortar and internet retailers. Baker and Taylor is located at 5045 West 79th Street in Indianapolis, Indiana and has been in occupancy since July 2001. Baker and Taylor has two, three-year renewal options at fair-market value upon written notice no later than twelve months prior to the lease expiration date of August 31, 2018 and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Various	Collateral Asset Summary – Loan No. 10 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 74.4% 1.36x 8.6%

The Market. According to a market research report, the overall United States national industrial market continued to strengthen with overall vacancy rates declining from 8.0% to 7.0% from Q4 2013 to Q4 2014 and overall asking rents increasing 5.0% to $5.49 PSF NNN from Q1 2013 to Q1 2014. The Heartland Industrial Portfolio is geographically diversified, representing 8 different markets and 13 different submarkets.

Market Level Concentrations(1)
Market	Number of Properties	Sq. Ft.	% of Portfolio NRA	Weighted Average Occupancy(2)	U/W Base Rent	% of U/W Base Rent	U/W Base Rent PSF
Indianapolis	7	1,822,592	27.2%	100.0%	$6,059,577	27.8%	$3.32
Louisville	4	1,145,900	17.1%	100.0%	$3,965,910	18.2%	$3.46
Columbia	1	660,200	9.9%	100.0%	$2,706,820	12.4%	$4.10
Nashville	4	604,084	9.0%	74.4%	$1,656,115	7.6%	$2.74
Jackson/Memphis	1	771,000	11.5%	100.0%	$1,633,976	7.5%	$2.12
Fayetteville	1	506,115	7.6%	100.0%	$1,518,345	7.0%	$3.00
St. Louis	1	450,668	6.7%	100.0%	$1,451,171	6.7%	$3.22
Columbus	1	354,676	5.3%	100.0%	$1,195,258	5.5%	$3.37
Raleigh/Durham	1	164,005	2.4%	100.0%	$861,655	4.0%	$5.25
Cincinnati	1	218,064	3.3%	100.0%	$741,418	3.4%	$3.40
Total / Wtd. Avg.	22	6,697,304	100.0%	97.7%	$21,790,244	100.0%	$3.43
(1)	Source: Appraisal.
(2)	Based on the actual in-place occupancy of 97.7% as of July 1, 2015. The underwritten occupancy of 94.8% does not include Hat World, Inc., the only tenant at the 7555 Woodland Drive property, which is currently in-place but was underwritten as vacant as the tenant is vacating upon its lease expiration in January 2016.

Submarket Level Concentrations(1)
Submarket	Market	Number of Properties	Sq. Ft.	% of Portfolio NRA	Weighted Avg. Occupancy(2)	U/W Base Rent	% of U/W Base Rent	U/W Base Rent PSF	Market Rent PSF	Market Vacancy
Northwest Indianapolis	Indianapolis	6	1,562,192	23.3%	100.0%	$5,148,177	23.6%	$3.30	$4.21	3.9%
Bullitt	Louisville	3	897,500	13.4%	100.0%	$3,208,290	14.7%	$3.57	$3.63	10.9%
Northeast Columbia	Columbia	1	660,200	9.9%	100.0%	$2,706,820	12.4%	$4.10	$3.73	13.3%
Southeast Memphis	Jackson/Memphis	1	771,000	11.5%	100.0%	$1,633,976	7.5%	$2.12	$2.73	13.8%
East Fayetteville	Fayetteville	1	506,115	7.6%	100.0%	$1,518,345	7.0%	$3.00	$3.05	15.7%
Illinois Industrial	St. Louis	1	450,668	6.7%	100.0%	$1,451,171	6.7%	$3.22	$3.57	3.6%
North Nashville	Nashville	3	374,580	5.6%	82.4%	$1,212,145	5.6%	$3.24	$3.58	6.6%
Southeast Columbus	Columbus	1	354,676	5.3%	100.0%	$1,195,258	5.5%	$3.37	$3.11	7.2%
Southwest Indianapolis	Indianapolis	1	260,400	3.9%	100.0%	$911,400	4.2%	$3.50	$4.19	8.5%
Raleigh/Durham	Raleigh/Durham	1	164,005	2.4%	100.0%	$861,655	4.0%	$5.25	$6.69	3.9%
South Central	Louisville	1	248,400	3.7%	100.0%	$757,620	3.5%	$3.05	$3.72	7.3%
Cincinnati International Airport	Cincinnati	1	218,064	3.3%	100.0%	$741,418	3.4%	$3.40	$3.87	5.0%
Southeast Nashville	Nashville	1	229,504	3.4%	61.4%	$443,970	2.0%	$1.93	$3.88	7.1%
Total / Wtd. Avg.		22	6,697,304	100.0%	97.7%	$21,790,244	100.0%	$3.43	$3.71	8.6%
(1)	Source: Appraisal.
(2)	Based on the actual in place occupancy of 97.7% as of July 1, 2015. The underwritten occupancy of 94.8% does not include Hat World, Inc., the only tenant at the 7555 Woodland Drive property, which is currently in-place but was underwritten as vacant as the tenant is vacating upon its lease expiration in January 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Various	Collateral Asset Summary – Loan No. 10 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 74.4% 1.36x 8.6%

Indianapolis Market.    (7 properties totaling 1,822,592 sq. ft., 27.2% of NRA, 27.8% of U/W Base Rent) Indianapolis has emerged as one of the strongest industrial markets in the country, with quarterly absorption for Q4 2014 registering 2.4 million sq. ft. and net occupancy gains for the year reaching 5.5 million sq. ft. overall industrial vacancy is currently 5.8% for all product types in the greater Indianapolis market. The key factors driving demand are technology, housing, auto and distribution centers related to internet sales. Indianapolis is also home to the warehousing and distribution operations for a number of the nation’s Fortune 1000 companies, including WellPoint, Eli Lilly, Brightpoint, Simon Property Group and Calumet Specialty Products. The Indianapolis area benefits from low cost of living and cost of doing business relative to other Midwestern states. Within Indianapolis is the “Crossroads of America”, which is the intersection of five major interstate highways. Additionally, Indianapolis International Airport also recently expanded to serve as a major FedEx shipping hub.

Louisville Market. (4 properties totaling 1,145,900 sq. ft., 17.1% of NRA, 18.2% of U/W Base Rent) Louisville’s industrial market had a vacancy rate of 6.1% as of Q4 2014, down from 6.9% as of Q4 2013. Over the same period of time, Louisville industrial market rents have increased 1.4% to $3.60 PSF NNN. Strong employment growth has been realized in Louisville as job creation accelerated in the second half of 2014. United Parcel Service (UPS), the world’s 8th largest airline and Louisville’s largest employer, completed its $1.0 billion Worldport Expansion Project, which has created more than 4,900 new jobs in the area over the last three years. Louisville is also home to five Fortune 1000 companies, including Humana, Inc., Kindred Healthcare, Yum! Brands, Brown-Forman and PharMerica. All four assets in the Louisville market are located near Interstates 265 and 65 and proximate to the Louisville International Airport.

Columbia Market. (1 property totaling 660,200 sq. ft., 9.9% of NRA, 12.4% of U/W Base Rent) The 1080 Jenkins Brothers Road property is located in Richland County, South Carolina within the Columbia MSA, approximately 90 miles south of Charlotte and 200 miles east of Atlanta. Three major interstates (Interstates 26, 77 and 20), along with access to Interstates 85 and 95 provide the region with a vast transportation network. Additionally, Columbia’s proximity to the Ports of Charleston and Savannah provide access for distribution and manufacturing firms in the southeast United States. Columbia’s economic base includes the $14.0 billion energy-based holding company SCANA. Major international corporations such as DHL, Michelin, CSC, Kraft Foods, Husqvarna and Westinghouse Electric Company anchor the region’s industrial base. Area development includes headquarters operations, manufacturing facilities and distribution centers. Attracting businesses in the advanced manufacturing industry is a major focus of the local and state economic development communities and is supported in Columbia by the Center for Manufacturing and Technology. In October of 2012, Amazon opened its 1.0 million sq. ft. warehouse/distribution fulfillment center in West Columbia. Amazon brought over 1,100 new jobs to the region. Moreover, within the last two years, seven manufacturers have relocated to the Columbia area, bringing approximately 1,300 additional jobs to the region.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 4/30/2015	U/W	U/W PSF
Base Rent(1)	$22,459,468	$22,516,874	$22,706,119	$22,897,832	$22,214,652	$3.32
Value of Vacant Space	0	0	0	0	1,234,013	0.18
Gross Potential Rent	$22,459,468	$22,516,874	$22,706,119	$22,897,832	$23,448,665	$3.50
Total Recoveries	4,864,682	5,577,413	6,349,062	6,417,685	6,706,946	1.00
Total Other Income	62,808	10,310	6,768	7,730	0	0.00
Less: Vacancy(2)	0	0	0	0	(1,234,013)	(0.18)
Effective Gross Income	$27,386,958	$28,104,597	$29,061,949	$29,323,247	$28,921,598	$4.32
Total Operating Expenses	5,836,573	6,821,844	7,260,551	7,144,125	7,348,721	1.10
Net Operating Income	$21,550,385	$21,282,753	$21,801,398	$22,179,122	$21,572,877	$3.22
TI/LC/CapEx Reserve Credit(3)	0	0	0	0	(1,169,730)	(0.17)
TI/LC	0	0	0	0	1,306,736	0.20
Capital Expenditures	0	0	0	0	1,272,488	0.19
Net Cash Flow	$21,550,385	$21,282,753	$21,801,398	$22,179,122	$20,163,383	$3.01

(1)	U/W Base Rent includes $424,445 in contractual step rent through August 2018.
(2)	U/W Vacancy is based on economic vacancy and represents 4.1% of potential gross revenue, the sum of total recoveries and gross potential rent.
(3)	TI/LC/CapEx Reserve Credit represents the upfront outstanding TI/LC obligations, free rent and required repairs reserves amortized over the term of the Heartland Industrial Portfolio Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Various	Collateral Asset Summary – Loan No. 10 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 74.4% 1.36x 8.6%

Property Management.    The Heartland Industrial Portfolio is managed by Exeter Property Group Advisors II, L.P. Exeter Property Group Advisors II, L.P. is a real estate investment management firm specializing in the acquisition, development, leasing and management of industrial and related business park properties across the United States and Europe through an array of value add and core return private equity investment vehicles.

Lockbox / Cash Management.    The Heartland Industrial Portfolio Loan Combination is structured with a hard lockbox and springing cash management. The borrower is required to direct all tenants to deposit all rents and other payments in to the lockbox account controlled by the lender that was established by the borrowers at closing. Provided no Trigger Period (as defined below) is continuing, all funds in the cash management account are swept daily to the borrower’s operating account. Upon the occurrence and during the continuance of a Trigger Period, all transfers to borrowers’ operating account will cease and all funds in the lockbox account will be swept on each business day to a cash management account under the control of the lender and disbursed in accordance with the Heartland Industrial Portfolio Loan Combination documents, with any excess funds being held by lender as additional collateral for the Heartland Industrial Portfolio Loan Combination.

A “Trigger Period” will commence (i) upon an event of default or (ii) if the DSCR is less than 1.20x on the last day of any calendar quarter. A Trigger Period will cease to exist when (a) with respect to clause (i) of the definition of “Trigger Period”, such event of default has been cured and (b) with respect to clause (ii) of the definition of “Trigger Period” the DSCR is at least 1.20x for two consecutive calendar quarters (which, at any time after August 1, 2017 (the “Lockout Date”), may be satisfied by the borrower prepaying a portion of the principal (together with any applicable yield maintenance premium applicable thereto) in an amount sufficient to cause the DSCR to be at least 1.20x and terminate the Trigger Period).

Initial Reserves.    At loan closing, the borrower deposited (i) $643,812 into a tax reserve account, (ii) $5,564,124 into a replacement reserve account, (iii) $5,848,650 into a TI/LC reserve account, (iv) $100,000 for free rent into a rollover reserve subaccount, (v) $390,457 for outstanding TI/LC obligations into a rollover reserve subaccount and (vi) $284,526 into a required repairs reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $279,525 into a tax reserve account, (ii) $50,230 into a replacement reserve account and (iii) (a) $27,905 into a TI/LC reserve account or (b) from and after the date that the rollover reserve subaccount balance first falls below $1,500,000, the monthly TI/LC payment will increase to $139,527. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Property Releases; Kirkland Parcel Release.

Property Releases Generally. On any payment date after the Lockout Date, the borrower may obtain the release of any property, provided, among other things, (i) no event of default has occurred and is continuing, (ii) the DSCR for the remaining properties is not less than the greater of the DSCR immediately preceding the partial release and 1.39x, (iii) each remaining borrower remains a special purpose bankruptcy remote entity and the borrower delivers a new or updated non-consolidation opinion, (iv) borrower makes a prepayment of the Heartland Industrial Portfolio Loan Combination in an amount equal to 120% of the allocated loan amount for the released property and (v) borrower pays to lender any yield maintenance premium on the principal being prepaid pursuant to the loan documents.

Property Release: Kirkland Sale. Kirkland’s has a one-time right to purchase the property located at 431 Smith Lane, Jackson, Tennessee (the “Kirkland Property”) effective May 31, 2019 with 12 months’ notice (the “Kirkland Purchase Option”). In the event Kirkland’s exercises the Kirkland Purchase Option, the borrower will be permitted to sell the Kirkland Property provided, among other things, (i) no event of default has occurred and is continuing, (ii) the DSCR for the remaining properties is not less than the DSCR immediately preceding the release, (iii) each remaining borrower remains a special purpose bankruptcy remote entity and the borrower delivers a new or updated non-consolidation opinion, (iv) borrower makes a prepayment of the Heartland Industrial Portfolio Loan Combination in an amount equal to the greater of 120% of the allocated loan amount for the Kirkland Property and 100% of the net sales proceeds and (v) borrower pays to lender any yield maintenance premium on the principal being prepaid pursuant to the loan documents.

Kirkland Expansion Right: Parcel Release. Kirkland’s has the option, exercisable by notice to the borrower at least 12 months prior to the expiration of the initial term of its lease (by May 31, 2018) to elect to expand the improvements on the Kirkland Property on land at such property that is currently vacant (the “Kirkland Release Parcel”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

Various	Collateral Asset Summary – Loan No. 10 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 74.4% 1.36x 8.6%

If, at the time Kirkland exercises its expansion option, Kirkland does not have a “fixed charge coverage ratio” (as such term is defined in the Kirkland lease) of at least 1.80x (the “Required FCCR”) then borrower will not be obligated to construct the expansion improvements and Kirkland may purchase the Kirkland Release Parcel, in which case, the Kirkland Release Parcel will be released from the lien of the related security instrument (whether prior to or after the Lockout Date), provided, among other things, (i) the Kirkland Release Parcel is a separate tax lot, (ii) borrower and Kirkland enter into all necessary easement and similar agreements necessary or desirable to ensure the continued use, operation and access to the remaining Kirkland Property, (iii) borrower makes a prepayment of the Heartland Industrial Portfolio Loan Combination in an amount equal to 100% of the net sales proceeds and (iv) borrower pays to lender any yield maintenance premium on the principal being prepaid pursuant to the loan documents.

However, if, at the time Kirkland exercises its expansion option, Kirkland does meet the Required FCCR then the borrower will either (i) transfer the Kirkland Release Parcel to an affiliate of borrower (in which case the Kirkland Release Parcel will be released from the lien of the mortgage provided, among other things, that (A) the Kirkland Release Parcel is a separate tax lot, (B) the borrower and the transferee enter into all necessary easement and similar agreements necessary or desirable to ensure the continued use, operation and access to the remaining Kirkland Property and (C) such transferee enters into a new lease with Kirkland relating to the Kirkland Release Parcel and any expansion obligations relating thereto) or (ii) effect the release of the Kirkland Property in accordance with the general release provisions (see “Property Releases Generally” above); provided (A) such release will not be prohibited prior to the Lockout Date and (B) the DSCR requirement will be that the DSCR for the remaining properties is not less than the DSCR immediately preceding the release.

Substitution. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

Various	Collateral Asset Summary – Loan No. 10 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 74.4% 1.36x 8.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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107

400 Southwest Broadway Portland, OR 97205	Collateral Asset Summary – Loan No. 11 Hotel Lucia	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,118,231 68.0% 1.72x 11.5%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor(1):	Gordon D. Sondland
Borrower:	Aspen Imperial, LLC
Original Balance:	$33,200,000
Cut-off Date Balance:	$33,118,231
% by Initial UPB:	3.0%
Interest Rate:	4.6000%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(26), D(89), O(5)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$55,068	$5,507
Insurance(3):	$0	Springing
FF&E:	$0	4.0% of prior month’s gross revenue

Financial Information
Cut-off Date Balance / Room:	$260,773
Balloon Balance / Room:	$212,106
Cut-off Date LTV:	68.0%
Balloon LTV:	55.3%
Underwritten NOI DSCR:	1.87x
Underwritten NCF DSCR:	1.72x
Underwritten NOI Debt Yield:	11.5%
Underwritten NCF Debt Yield:	10.6%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Portland, OR
Year Built / Renovated:	1909 / 2013-2014
Total Rooms:	127
Property Management:	Aspen Lodging Group, LLC
Underwritten NOI:	$3,822,101
Underwritten NCF:	$3,509,255
Appraised Value:	$48,700,000
Appraisal Date:	April 10, 2015

Historical NOI
Most Recent NOI:	$3,822,101 (T-12 June 30, 2015)
2014 NOI:	$3,478,868 (December 31, 2014)
2013 NOI:	$2,735,157 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	80.0% (June 30, 2015)
2014 Occupancy:	78.6% (December 31, 2014)
2013 Occupancy:	75.0% (December 31, 2013)
(1)	The sponsor is related to the borrower under the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as Hotel Max, which has a Cut-off Date Balance of $32,220,287.

(2)	Cash management will be triggered upon (i) an event of default or (ii) the failure by the borrower to maintain a DSCR of at least 1.15x, until such time that the DSCR is at least 1.20x for two consecutive calendar quarters.

(3)	If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into the insurance reserve account on a monthly basis.

TRANSACTION HIGHLIGHTS

■	Property/Amenities. Hotel Lucia is a 127 room, full-service, luxury boutique hotel located in downtown Portland, Oregon. The hotel features 2,531 sq. ft. of meeting space, complimentary high-speed wireless internet, a 24-hour business center, a 24-hour fitness center, 24-hour room service and valet parking. Dining options include a restaurant and a diner known, respectively as Imperial Restaurant and Portland Penny Diner. As of May, 30 2015, Hotel Lucia had an ADR and RevPAR of $186.60 and $149.53, respectively.

■	Capital Expenditures. The property was originally opened as a hotel in 1909 but was reopened as the Hotel Lucia in 2002 following a $5.4 million renovation. Since its conversion to the Hotel Lucia, additional capital expenditures have been invested in the property, including a two-phase renovation to upgrade the guestrooms and guestroom corridors as well as the fitness center, lobby, public spaces, meeting rooms, business center and elevators. Phase I was completed in January 2014 for approximately $2.3 million ($18,000/room) and Phase II has a budgeted cost of $1.1 million.

■	Location/Market. Hotel Lucia is located in the heart of downtown Portland with primary vehicular access provided along Southwest Broadway, where the hotel’s valet parking is located. The neighborhood surrounding Hotel Lucia is characterized by office buildings, retail space and a growing restaurant scene. Nearby demand generators to the property include Providence Park, Pioneer Courthouse Square, Pearl District, Tom McCall Waterfront Park and Rose Quarter/Moda Center as well as companies such as Nike, Adidas and Columbia Sportswear, all of which have a long-standing presence in Portland.

■	Sponsorship/Management. Gordon D. Sondland is a principal of The Aspen Companies LLC (“Aspen”) and the founder and CEO of Provenance Hotels (“Provenance”). Aspen owns, develops and manages a diversified portfolio of income properties including hotels, retail centers, office buildings and residential properties. Founded in 1985, Provenance serves as Aspen’s boutique hotel brand which specializes in the Portland and Seattle markets. In 2001, Provenance launched a management company that today operates and manages six independent boutique hotels with two additional properties currently undergoing construction and rebranding. Provenance owns or retains an equity interest in thirteen hotels, totaling 2,236 rooms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

620 Stewart Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 12 Hotel Max	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,220,287 67.5% 1.81x 12.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor(1):	Gordon D. Sondland
Borrower:	Vance Hotel Associates, LLC
Original Balance:	$32,300,000
Cut-off Date Balance:	$32,220,287
% by Initial UPB:	3.0%
Interest Rate:	4.5900%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(26), D(89), O(5)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$20,419	$20,419
Insurance(3):	$0	Springing
FF&E:	$0	4.0% of prior month’s gross revenue

Financial Information
Cut-off Date Balance / Room:	$197,670
Balloon Balance / Room:	$160,726
Cut-off Date LTV:	67.5%
Balloon LTV:	54.9%
Underwritten NOI DSCR:	1.98x
Underwritten NCF DSCR:	1.81x
Underwritten NOI Debt Yield:	12.2%
Underwritten NCF Debt Yield:	11.1%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Seattle, WA
Year Built / Renovated:	1935 / 2005, 2014
Total Rooms:	163
Property Management:	Aspen Lodging Group, LLC
Underwritten NOI:	$3,928,251
Underwritten NCF:	$3,586,521
Appraised Value:	$47,700,000
Appraisal Date:	April 13, 2015

Historical NOI
Most Recent NOI:	$3,928,251 (T-12 June 30, 2015)
2014 NOI:	$3,552,699 (December 31, 2014)
2013 NOI:	$2,572,180 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	81.0% (June 30, 2015)
2014 Occupancy:	81.3% (December 31, 2014)
2013 Occupancy:	75.2% (December 31, 2013)
(1)	The sponsor is related to the borrower under the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as Hotel Lucia, which has a Cut-off Date Balance of $33,118,231.

(2)	Cash management will be triggered upon (i) an event of default or (ii) the failure by the borrower to maintain a DSCR of at least 1.15x, until such time that the DSCR is at least 1.20x for two consecutive calendar quarters.

(3)	If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into the insurance reserve account on a monthly basis.

TRANSACTION HIGHLIGHTS

■	Property/Amenities. The collateral for the Hotel Max loan is secured by a 163 room, full-service, luxury boutique hotel located in downtown Seattle, Washington and the adjacent 5-story parking garage. The hotel features 6,550 sq. ft. of meeting space, a restaurant and lounge, fitness room, business center, vending areas, complimentary happy hour, room service and valet parking. The parking garage has a total of 106 parking spaces which equates to a parking ratio of 0.65 spaces per room. As of March 2015, the Hotel Max had an ADR and RevPAR of $151.77 and $121.35, respectively.

■	Capital Expenditures. The property was originally opened in 1935 as the Vance Hotel and was purchased by the current ownership in 2005 and converted to the Hotel Max. Upon acquisition, the sponsor undertook a property-wide renovation and refurbishment program that replaced all of the furnishing and fixtures in the guestrooms, public areas and back-of-the-house space. The hotel’s prominent “Hotel Max” neon sign was added at this time as well. Additional capital expenditures at the property since acquisition include a $2.3 million ($14,110/room) upgrade to the lobby completed in 2014.

■	Location/Market. Hotel Max is located in downtown Seattle in the neighborhood known as the Denny Triangle. The neighborhood connects the retail core of downtown Seattle with the South Lake Union neighborhood and according to the appraiser is one of Seattle’s fastest growing neighborhoods. Major demand generators in the market include the Waterfront/Pike Place Market, Seattle Center, Pioneer Square and University of Washington as well as the corporate headquarters of Nordstrom, Amazon and Microsoft.

■	Sponsorship/Management. Gordon D. Sondland is a principal of The Aspen Companies LLC (“Aspen”) and the founder and CEO of Provenance Hotels (“Provenance”). Aspen owns, develops and manages a diversified portfolio of income properties including hotels, retail centers, office buildings and residential properties. Founded in 1985, Provenance serves as Aspen’s boutique hotel brand which specializes in the Portland and Seattle markets. In 2001, Provenance launched a management company that today operates and manages six independent boutique hotels with two additional properties currently undergoing construction and rebranding. Provenance owns or retains an equity interest in thirteen hotels, totaling 2,236 rooms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Various	Collateral Asset Summary – Loan No. 13 JDSK Portfolio – AHIP	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 61.9% 2.40x 16.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	American Hotel Income Properties REIT Inc.
Borrower(1):	Various
Original Balance:	$32,000,000
Cut-off Date Balance:	$32,000,000
% by Initial UPB:	2.9%
Interest Rate:	4.2400%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest only for the first 84 months, 360 months thereafter
Additional Debt:	None
Call Protection(2):	L(27), D(89), O(4)
Lockbox / Cash Management(3):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$39,306	$39,306
Insurance(4):	$0	Springing
FF&E(5):	$0	Springing
Required Repairs:	$93,698	NAP
PIP Reserve:	$3,275,000	NAP

Financial Information
Cut-off Date Balance / Room:	$57,658
Balloon Balance / Room:	$54,722
Cut-off Date LTV:	61.9%
Balloon LTV:	58.7%
Underwritten NOI DSCR(6):	2.71x
Underwritten NCF DSCR(6):	2.40x
Underwritten NOI Debt Yield:	16.0%
Underwritten NCF Debt Yield:	14.1%
(1)	The borrowing entities consist of AHIP OK Chickasha 3004 Properties LLC; AHIP OK Chickasha 3004 Enterprises LLC; AHIP OK Bethany Properties LLC; AHIP OK Bethany Enterprises LLC; AHIP OK Chickasha 2610 Properties LLC; AHIP OK Chickasha 2610 Enterprises LLC; AHIP IA Dubuque Properties LLC; AHIP IA Dubuque Enterprises LLC; AHIP KS Emporia Properties LLC; AHIP KS Emporia Enterprises LLC; AHIP IL Jacksonville Properties LLC; AHIP IL Jacksonville Enterprises LLC; AHIP IL Mattoon Properties LLC; AHIP IL Mattoon Enterprises LLC; AHIP MO Nevada Properties LLC; AHIP MO Nevada Enterprises LLC.
Property Information
Single Asset / Portfolio:	Portfolio of Eight Properties
Property Type:	Limited Service Hospitality
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / Various
Total Rooms:	555
Property Management:	Various sponsor affiliates
Underwritten NOI:	$5,114,011
Underwritten NCF:	$4,524,061
“As Is” Appraised Value:	$51,700,000
“As Is” Appraisal Date:	May 1, 2015
“As Stabilized” Appraised Value(7):	$59,750,000
“As Stabilized” Appraisal Date(7):	May 1, 2017

Historical NOI
Most Recent NOI:	$5,122,377 (T-12 March 31, 2015)
2014 NOI:	$4,803,000 (December 31, 2014)
2013 NOI(8):	$3,203,000 (December 31, 2013)
2012 NOI(8):	$2,448,000 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	71.2% (March 31, 2015)
2014 Occupancy:	69.3% (December 31, 2014)
2013 Occupancy:	73.9% (December 31, 2013)
2012 Occupancy:	71.9% (December 31, 2012)
(2)	After the expiration of the lockout period the borrower may obtain the release of an individual property upon a bona fide third-party sale provided, among other things, (i) the LTV for the remaining property shall not exceed the lesser of the LTV immediately preceding such sale and 61.9%, (ii) the DSCR for the remaining property is not less than the greater of the DSCR immediately preceding the sale and 2.36x, and (iii) borrower partially defeases to lender a release amount equal to 110% of the allocated loan amount for such property being sold. Notwithstanding the foregoing, clause (i) above shall not apply if after giving effect to such sale and defeasance the debt yield for all of the properties then remaining shall be 15.0% or higher.
(3)	Cash management will be triggered upon (i) an event of default or (ii) the failure by the borrower to maintain a DSCR of at least 1.20x, until such time that the DSCR is at least 1.20x for two consecutive calendar quarters.
(4)	If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into the insurance reserve account on a monthly basis.
(5)	Beginning July 6, 2017, the borrower is required to deposit the greater of (i) 1/12th of 4% of estimated annual rent and (ii) the then-current amount required by the franchise agreement for the approved capital expenditures and the repair and replacement of the FF&E.
(6)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 3.72x and 3.29x, respectively.
(7)	The “As Stabilized” Appraised Value is based on each property achieving stabilized occupancy and ADR rates.
(8)	2012 NOI and 2013 NOI does not include the Hampton Inn Chickasha and Holiday Inn Express & Suites Emporia properties, which opened in 2013, or the Holiday Inn Express & Suites Nevada, which opened in 2014. 2014 NOI only includes one month for the Holiday Inn Express & Suites Nevada, which opened in late 2014.

TRANSACTION HIGHLIGHTS

■	Properties. The portfolio consists of eight limited service hospitality properties located in Oklahoma, Kansas, Illinois, Missouri and Iowa. Seven of the properties operate under Holiday Hospitality Franchising, LLC and one property operates under Hilton Franchise Holding LLC. The portfolio will be undergoing a $3,275,000 property improvement plan, with six of the properties having brand new 10-year franchise agreements, one with a new 18-year franchise agreement and one with a 19-year franchise agreement.
■	Sponsor and Franchise. American Hotel Income Properties REIT Inc. is the United States holding company for all of American Hotel Income Properties REIT LP’s (“AHIP”) US assets. AHIP (TSX: HOT.UN) indirectly owns and acquires hotel properties in the United States. The portfolio is comprised of 73 hotels including 38 hotels serving the U.S. rail industry pursuant to long-term railway contracts and 35 hotels affiliated with leading national and international hotel brands. Hilton Worldwide is one of the largest and fastest growing hospitality companies in the world, with more than 4,440 hotels, resorts and timeshare properties comprising more than 730,000 rooms in 97 countries and territories. Intercontinental Hotels Group (“IHG”) operates nine hotel brands, including Holiday Inn Express & Suites, with a portfolio of over 4,900 hotels and approximately 674,000 rooms in nearly 100 countries and territories around the world.
■	Performance. As of the most recent market reports in June and July 2015, the portfolio has weighted average T-12 occupancy, ADR and RevPAR penetration rates of 116.8%, 120.5% and 141.5%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

10740, 10750 & 10760 4th Street Rancho Cucamonga, CA 91730	Collateral Asset Summary – Loan 14 Empire Corporate Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 62.5% 2.39x 11.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Benjamin Nazarian; Neil Kadisha
Borrower:	Omninet Empire, LLC
Original Balance:	$32,000,000
Cut-off Date Balance:	$32,000,000
% by Initial UPB:	2.9%
Interest Rate:	4.1300%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$143,048	$29,732
Insurance(2):	$0	Springing
Replacement:	$0	$1,238
TI/LC(3):	$3,373,383	$30,941
State of California Holdback:	$3,784,050	NAP
Free Rent:	$374,995	NAP
Lereta Holdback:	$230,630	NAP
Wells Holdback:	$10,708	NAP
Lease Sweep(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$129
Balloon Balance / Sq. Ft.:	$129
Cut-off Date LTV:	62.5%
Balloon LTV:	62.5%
Underwritten NOI DSCR:	2.78x
Underwritten NCF DSCR:	2.39x
Underwritten NOI Debt Yield:	11.7%
Underwritten NCF Debt Yield:	10.0%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Rancho Cucamonga, CA
Year Built / Renovated:	2007 / NAP
Total Sq. Ft.:	247,552
Property Management:	Omninet Property Management LLC
Underwritten NOI:	$3,728,709
Underwritten NCF:	$3,201,562
Appraised Value:	$51,200,000
Appraisal Date:	May 29, 2015

Historical NOI
Most Recent NOI:	$2,558,181 (T-12 March 31, 2015)
2014 NOI:	$2,340,233 (December 31, 2014)
2013 NOI:	$1,943,063 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	81.3% (June 25, 2015)
2014 Occupancy:	57.3% (December 31, 2014)
2013 Occupancy:	57.3% (December 31, 2013)
(1)	Cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.15x until such time that the DSCR is at least 1.15x for two consecutive calendar quarters or (iii) during a Lease Sweep Period. A “Lease Sweep Period” will commence (a) upon the earlier of (i) the date that is nine months prior to the expiration of a lease sweep lease or (ii) upon the date the Lease Sweep Tenant is required to give notice of its exercise of a renewal option, (b) upon the early termination, cancellation or surrender of a Lease Sweep Tenant or upon borrower’s receipt of notice by a Lease Sweep Tenant of its intent to surrender, cancel or terminate its lease sweep lease, (c) upon a bankruptcy of a Lease Sweep Tenant, (d) the occurrence of a insolvency proceeding of a Lease Sweep Tenant or (e) a monetary default under a lease sweep lease by a Lease Sweep Tenant, provided in each event, if the debt yield, as defined in the loan documents, is less than 9.5%. A “Lease Sweep Tenant” shall mean Kaiser Foundation Health Plan, Inc., Wachovia Dealer Services (Wells Fargo) (“Wells Fargo”) or Lereta, LLC and any replacement tenant that, either individually, or when taken together with any other lease, covers all or substantially all of the applicable Lease Sweep Tenant space.
(2)	The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place.
(3)	TI/LC reserve account is subject to a $1,400,000 cap.
(4)	On each monthly payment date during a Lease Sweep Period, the borrower is required to deposit all excess cash into the Lease Sweep reserve.

TRANSACTION HIGHLIGHTS

■	Property. The Empire Corporate Plaza property is a Class A office complex consisting of three, two story buildings containing a combined 247,552 sq. ft. The property was constructed in 2007 and is situated in an open campus environment with a central landscaped courtyard and fountain plazas. Each building features an elevator, two common area restrooms per floor and 10 foot ceiling heights. The property features 1,230 parking spaces which equates to a ratio of 4.97 spaces per 1,000 sq. ft.
■	Tenancy. As of June 25, 2015, the property is 81.3% leased to five tenants, including three investment grade tenants, Kaiser Foundation Health Plan, Inc. (rated A by Fitch), Wells Fargo (rated AA-/A2/A+ by Fitch/Moody’s/S&P) and the CA Board of Equalization (rated A+/Aa3/AA- by Fitch/Moody’s/S&P). Three tenants, Wells Fargo (expansion space), Lereta, LLC and the CA Board of Equalization have not taken occupancy of their respective spaces. Wells Fargo is anticipated to take occupancy of its expansion space in September 2015 while the remaining tenants are anticipated to take occupancy in October 2015. Holdback reserves were established at closing for each tenant and will be released upon receipt of an estoppel from the applicable tenant stating the applicable lease has commenced, the tenant is occupancy and paying rent under its lease.
■	Market. The Empire Corporate Plaza property is located in Rancho Cucamonga, California within an area known as The Inland Empire. The Inland Empire is comprised of Riverside and San Bernardino Counties, including the cities of Riverside, San Bernardino and Ontario. The Inland Empire is located approximately 30 miles east of Los Angeles and 20 miles west of Palm Springs. From Q1 2014 to Q2 2014 The Inland Empire posted the highest employment growth rate among all of California’s metropolitan areas, growing at an annual rate of 4.1%. The property is located within the Airport Area submarket of The Inland Empire, which contains 2,219,626 sq. ft. of net rentable area of Class A office space. In Q1 2015, the submarket reported net absorption of 17,993 sq. ft., a submarket vacancy of 11.4% and an average asking rent of $23.78 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

5821 Richmond Highway Alexandria, VA 22303	Collateral Asset Summary – Loan No. 15 Hampton Inn & Suites Alexandria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,457,141 69.6% 1.73x 12.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Allan V. Rose
Borrower:	Alexandria Hotel Associates, L.C.
Original Balance:	$28,630,000
Cut-off Date Balance:	$28,457,141
% by Initial UPB:	2.6%
Interest Rate:	4.5900%
Payment Date:	1st of each month
First Payment Date:	July 1, 2015
Maturity Date:	June 1, 2025
Amortization:	324 months
Additional Debt:	None
Call Protection:	L(28), D(88), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$128,536	$21,423
Insurance(2):	$0	Springing
FF&E(3):	$0	At least 4.0% of prior month’s gross revenue
Comfort Letter Transfer(4):	$2,500	NAP
Seasonality Reserve(5):	$334,078	Springing
Franchise Trigger Period(6):	$0	Springing

Financial Information
Cut-off Date Balance / Room:	$133,602
Balloon Balance / Room:	$103,512
Cut-off Date LTV:	69.6%
Balloon LTV:	53.9%
Underwritten NOI DSCR:	1.91x
Underwritten NCF DSCR:	1.73x
Underwritten NOI Debt Yield:	12.4%
Underwritten NCF Debt Yield:	11.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Limited Service Hospitality
Collateral:	Fee Simple
Location:	Alexandria, VA
Year Built / Renovated:	1967 / 2013
Total Rooms:	213
Property Management:	Dimension Development Two, LLC
Underwritten NOI:	$3,532,642
Underwritten NCF:	$3,211,254
Appraised Value:	$40,900,000
Appraisal Date:	March 20, 2015

Historical NOI
Most Recent NOI:	$3,572,278 (T-12 July 31, 2015)
2014 NOI:	$3,260,875 (December 31, 2014)
2013 NOI(7):	$2,991,167 (December 31, 2013)
2012 NOI:	$3,341,183 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	72.9% (July 31, 2015)
2014 Occupancy:	69.6% (December 31, 2014)
2013 Occupancy:	63.6% (December 31, 2013)
2012 Occupancy:	64.1% (December 31, 2012)
(1)	Cash management trigger period (“Trigger Period”) will commence upon (i) an event of default, (ii) the failure by the borrower to maintain a DSCR of at least 1.15x, until such time that the DSCR is at least 1.20x for two consecutive calendar quarters or (iii) a Franchise Trigger Period (as defined below).
(2)	If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into the insurance reserve account on a monthly basis.
(3)	On a monthly basis, the borrower is required to deposit the greater of (i) 4.0% of prior month’s gross revenues and (ii) any amount required under the management agreement or franchise agreement for FF&E work.
(4)	The $2,500 on deposit in the Comfort Letter Transfer Reserve is to be paid to the franchisor for an assignment of the comfort letter or issuance of a new comfort letter, as the case may be, in connection with a secondary market transaction.
(5)	If the funds in the Seasonality Reserve are drawn the reserve will replenish to $334,078. If the funds in the seasonality reserve are not drawn for the first three years of the loan term, the funds will be released to the borrower, provided no Trigger Period exists.
(6)	A Franchise Trigger Period shall commence upon the earlier of (a) 18 months prior to the earliest stated franchise agreement expiration date or (b) upon borrower’s notification to enter into a replacement franchise agreement, as defined in the loan documents. A Franchise Trigger Period shall end when (i) the borrower has entered into an extension of the franchise agreement or a replacement franchise agreement with a term of at least ten years, (ii) the borrower has delivered a comfort letter from the franchisor, (iii) if required, the borrower has entered into and delivered a PIP to the lender or (iv) the amount in the Franchise Trigger Period reserve is equal to the greater of (1) the product of $10,000 and the number of keys at the Hampton Inn & Suites Alexandria or (2) 120% of the PIP costs.
(7)	The decrease in 2013 NOI is a result of a guestroom renovation at the Hampton Inn & Suites Alexandria property in 2013.

TRANSACTION HIGHLIGHTS

■	Property. The Hampton Inn & Suites Alexandria property is a limited-service 213-room hotel located in Alexandria, Virginia. The seven-story property was originally opened in 1967 as a Howard Johnsons motel. The property was expanded in 2008 with the addition of 57 guestrooms and was converted to a Hampton Inn. The property mainly features double queen rooms and standard king rooms that make up 201 (94.4%) of the 213 rooms, while the remaining 12 rooms are configured as one-bedroom suites. The property underwent a $2.24 million ($10,527 per key) renovation in 2013. As part of the renovation, $2.01 million ($9,507 per key) was spent on renovating the original 156 guestrooms, guestroom bathrooms and case goods. The property features 250 surface parking spots, which equates to a ratio of 1.17 spaces per guestroom, and also offers a 24-hour shuttle service to the Huntington Metro Station and Old Town Alexandria.
■	Location. The Hampton Inn & Suites Alexandria property is located in Alexandria, Virginia, a suburb of Washington, D.C and nearby Historic Old Town Alexandria. The property is accessible by a number of regional throughways, including Jefferson Davis Highway (US Route 1) which extends from Washington, D.C. to the north and connects to I-95 and I-495 to the south. The property is also approximately three miles south of the Ronald Reagan Washington National Airport. The government sector is the primary driver of economic and employment growth in the Washington, D.C. region. Government agencies as well as government contractors and businesses generate a significant amount of the demand for office space in the region.
■	Performance. As of July 31, 2015 the Hampton Inn & Suites Alexandria property had occupancy of 72.9%, ADR of $137.15 and RevPAR of $99.96. According to a market research report, the property outperformed its competitive set, with reported a RevPAR penetration levels of 125.5%, for the trailing 12-month period ending July 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

41, 47 and 53 Perimeter Center East Dunwoody, GA 30346	Collateral Asset Summary – Loan No. 16 Park at Perimeter Center East	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,136,732 71.4% 1.20x 8.6%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Acquisition
Sponsor:	Grubb Real Estate Investment Company, LLC
Borrower:	PCE Atlanta Office, LLC
Original Balance:	$27,200,000
Cut-off Date Balance:	$27,136,732
% by Initial UPB:	2.5%
Interest Rate:	4.8795%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2020
Amortization:	360 Months
Additional Debt:	None
Call Protection(1):	L(26), YM1(31), O(3)
Lockbox / Cash Management(2)(3):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$459,055	$41,732
Insurance:	$20,944	$2,618
Replacement(4):	$0	$4,742
TI/LC(5):	$3,000,000	$17,784
Immediate Repairs(6):	$1,500,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$96
Balloon Balance / Sq. Ft.:	$89
Cut-off Date LTV:	71.4%
Balloon LTV:	65.9%
Underwritten NOI DSCR:	1.36x
Underwritten NCF DSCR:	1.20x
Underwritten NOI Debt Yield:	8.6%
Underwritten NCF Debt Yield:	7.6%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Dunwoody, GA
Year Built / Renovated:	1974 / 2011
Total Sq. Ft.:	282,363
Property Management:	Self-managed
Underwritten NOI:	$2,344,699
Underwritten NCF:	$2,074,388
Appraised Value:	$38,000,000
Appraisal Date:	May 18, 2015

Historical NOI
Most Recent NOI:	$1,772,727 (T-12 March 31, 2015)
2014 NOI:	$1,715,882 (December 31, 2014)
2013 NOI:	$1,635,744 (December 31, 2013)
2012 NOI:	$1,047,826 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	84.9% (July 29, 2015)
2014 Occupancy:	85.4% (December 31, 2014)
2013 Occupancy:	81.5% (December 31, 2013)
2012 Occupancy:	73.9% (December 31, 2012)
(1)	After the expiration of the lockout period and prior to the open prepayment date, the borrower may obtain the release of all or a portion of an undeveloped parcel provided, among other things, the borrower pays an amount equal to $750,000 per acre to be released along with a yield maintenance premium (provided, however, no amount is due in connection with a release of that portion of the released property to be utilized solely as one or more parking structures for the benefit of the remaining property),

(2)	A hard lockbox, in place cash management and an excess cash flow sweep will be triggered upon (i) an event of default, (ii) any bankruptcy action of the borrower, sole member of the borrower, guarantor or property manager, (iii) Dunwoody tenant trigger event or (iv) the failure of the borrower to maintain a debt service coverage ratio of at least 1.10x after the end of two consecutive calendar quarters, until such time that the debt service coverage is at least equal to 1.20x for two consecutive calendar quarters.

(3)	An excess cash flow sweep will be triggered upon the earlier of, with respect to the City of Dunwoody lease (i) the date that is twelve months prior to the end of the term of the lease (including any renewal terms, (ii) the date by which the tenant is required to give notice of its exercises of a renewal option; (iii) the lease is cancelled or terminated before its then current expiration date, (iv) the tenant “goes dark,” (v) the occurrence of a default or material non-monetary default under the lease, or (vi) the occurrence of a bankruptcy action by the tenant under the lease.

(4)	Replacement Reserves are subject to a cap of $150,000.

(5)	The TI/LC reserve must have a minimum of $159,700 until such time as all tenants at the property are paying full contractual rent without abatement, right of offset or credit under their applicable leases (the “Release Conditions”). After the satisfaction of the Release Conditions, the borrower may obtain the release of $1.0 million of the initial TI/LC reserve deposit at any time, for approved leasing expenses, and an additional $2.0 million, for approved lease expenses, so long as, among other things, the debt yield is equal to or greater than 8.0%.

(6)	The borrower deposited $1.5 million into an immediate repair reserve for the resealing and restriping of damaged asphalt pavement, HVAC replacement, and elevator modernization expenses.

TRANSACTION HIGHLIGHTS

■	Property. The Park at Perimeter Center East property is 282,363 sq. ft., three-building, 5-6 story office park located in Dunwoody, Georgia that is 84.9% leased by 52 tenants. Since 2010, the property has undergone approximately $1.4 million in renovations, including remodeled lobbies and common areas, renovated restrooms, and upgraded amenities such as conference centers and a café.

■	Major Tenant Expansion. The property’s largest tenant, City of Dunwoody, has occupied space at the property since 2009 and, in April 2015, the tenant expanded its space from 24,785 sq. ft. to 26,682 sq. ft. City of Dunwoody now occupies 9.4% of the total net rentable area.

■	Market & Location. Park at Perimeter Center East lies within the Central Perimeter office submarket of Atlanta, which has the highest concentration of Fortune 500 companies in the Southeast. The submarket’s vacancy rate is currently 13.2%, with a 17.2% ten year average. Recent submarket highlights include the relocation or expansion of several high-profile companies such as Mercedes-Benz, State Farm and Cox Enterprises. The property’s centralized location and close proximity to the GA 400 (primary north-south highway) provides access to the metro Atlanta area.

■	Sponsor. Grubb Properties, Inc., the parent company of Grubb Real Estate Investment Company, LLC, was founded in 1963 and, is a fully integrated real estate organization based in Charlotte, NC with operations including development, acquisition, renovation and management. Grubb Properties, Inc. has a portfolio of approximately 15,000 residential units and 4.0 million square feet of commercial space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

536 Fayette Street Perth Amboy, NJ 08861	Collateral Asset Summary – Loan No. 17 Preferred Freezer Perth Amboy	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,125,000 57.1% 1.72x 11.7%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	STORE Capital Corporation
Borrower:	STORE SPE Perth Amboy 2014-1, LLC
Original Balance:	$21,125,000
Cut-off Date Balance:	$21,125,000
% by Initial UPB:	1.9%
Interest Rate:	4.3600%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(49), D(67), O(4)
Lockbox / Cash Management(1):	Soft / Springing

Reserves
	Initial	Monthly
Taxes(2):	$0	Springing
Insurance(2):	$0	Springing
Replacement(3)(4):	$0	Springing
TI/LC(5)(6):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$87
Balloon Balance / Sq. Ft.:	$74
Cut-off Date LTV:	57.1%
Balloon LTV:	48.6%
Underwritten NOI DSCR(7):	1.96x
Underwritten NCF DSCR(7):	1.72x
Underwritten NOI Debt Yield:	11.7%
Underwritten NCF Debt Yield:	10.3%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Warehouse/ Distribution
Collateral:	Fee Simple
Location:	Perth Amboy, NJ
Year Built / Renovated:	1933 / 1990, 1991, 1996
Total Sq. Ft.:	243,400
Property Management:	Self-managed
Underwritten NOI:	$2,472,344
Underwritten NCF:	$2,168,094
Appraised Value:	$37,000,000
Appraisal Date:	June 17, 2015

Historical NOI
Most Recent NOI:	$2,464,742 (T-12 June 30, 2015)
2014 NOI:	$2,464,742 (December 31, 2014)
2013 NOI:	$2,464,742 (December 31, 2013)
2012 NOI:	$2,464,742 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (October 6, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
(1)	In place cash management will be triggered upon the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower, managing member of the borrower, guarantor, property manager or single tenant, (iii) the fixed charge coverage ratio is less than 1.10x or (iv) the commencement of any primary tenant cash sweep period.

(2)	The borrower will be required to deposit 1/12 of the annual real estate taxes and insurance premiums if, among other things, (i) the single tenant lease is no longer in effect, (ii) with respect to the taxes, the single tenant fails to pay all taxes in a timely manner or (iii) with respect to insurance, the single tenant fails to pay all insurance premiums in a timely manner.

(3)	The borrower will be required to deposit $5,071 monthly into the replacement reserve account if, among other things, (i) the single tenant lease is no longer in effect or (ii) the single tenant fails to maintain the property in good repair and condition.

(4)	Replacement reserves are subject to a cap of $304,250.

(5)	The borrower will be required to deposit $20,283 monthly into the TI/LC reserve account upon, among other things, (i) the ratio of (x) the single tenant’s EBITDAR for the trailing-12 months to (y) the single tenant’s interest expense on all debt obligations and any rent payable under any lease for the trailing 12-months is less than 1.20x and (ii) the ratio of (x) the single tenant’s EBITDAR for the trailing-12 months to (y) the single tenant’s interest expense on any debt obligation with respect to the property and any rent payable under its lease at the property for the trailing 12-months is less than 1.40x

(6)	TI/LC reserves are subject to a cap $1,217,000.

(7)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.65x and 2.32x, respectively.

TRANSACTION HIGHLIGHTS

■	Property. The Preferred Freezer Perth Amboy property is a 243,400 sq. ft., industrial building located in Perth Amboy, New Jersey. The property is a temperature controlled warehouse, which has 80,000 sq. ft. of refrigerated docking, a new super-freezer that operates at -76 degrees, as well as a new backup generator and a state-of-the-art inventory tracking system. In addition, the property has operated at a high utilization rate above 100.0% for the past four years.

■	Market Leader. Preferred Freezer Services operates approximately 230 million total cubic feet, which makes it the fourth largest public provider of temperature controlled warehouses in North America as of 2011. The company currently operates more than 35 facilities across the US. In addition, the Perth Amboy facility services some of the largest seafood importers in the United States. The three largest seafood importers have been using the facility since its opening in 1989.

■	Long Term Tenancy. This property is Preferred Freezer Services’ original location, which has been in operation since 1989. The most recent lease commenced in 2005 with a 25 year term (expiring in 2030, with rent bumps every five years). The lease structure includes four, five-year extension options. In 2014, Preferred Freezer Services has invested in a new super-freezer that cost approximately $1.0 million for the property. In addition, the Perth Amboy facility services some of the largest seafood importers in the US, with the property’s three largest seafood importers utilizing the facility since its opening in 1989.

■	Location. The property is located within 30 minutes of Port of Elizabeth, Global Terminal, Port of Newark and Port of Staten Island, four of the largest ports along the Northeastern coast. In addition, I-95 is located within approximately 3.6 miles and is the main thoroughfare along the east coast.

■	Sponsor. Founded in 2011, STORE Capital Corporation is a net-lease REIT. As of December 31, 2014, the company owned a portfolio consisting of 947 properties leased by 226 tenants across 46 states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

Florida and Ohio	Collateral Asset Summary – Loan No. 18 ART Florida & Ohio MF Portfolio III	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,500,000 74.7% 1.50x 10.4%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Arbor Realty SR, Inc.
Borrower:	Larkspur Apartments of Columbus, LLC; Larkspur Apartments of Columbus, II, LLC; Suffolk Grove Apartments of Grove City, LLC; Suffolk Grove Apartments of Grove City, II, LLC; Empirian Cedarwood LLC; Cedarwood Apartments II, LLC; Shadow Bay Apartments, LLC; Shadow Bay Apartments II, LLC; Millburn Apartments of Stow, LLC
Original Balance:	$20,500,000
Cut-off Date Balance:	$20,500,000
% by Initial UPB:	1.9%
Interest Rate:	4.8675%
Payment Date:	6th of each month
First Payment Date:	October 6, 2015
Maturity Date:	September 6, 2025
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection(1):	L(25), D(91), O(4)
Lockbox / Cash Management(2):	Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$166,291	$29,038
Insurance:	$67,744	$6,159
Replacement:	$0	$14,649
Required Repairs(3):	$54,891	NAP

Financial Information
Cut-off Date Balance / Unit:	$41,082
Balloon Balance / Unit:	$35,425
Cut-off Date LTV:	74.7%
Balloon LTV:	64.4%
Underwritten NOI DSCR(4):	1.64x
Underwritten NCF DSCR(4):	1.50x
Underwritten NOI Debt Yield:	10.4%
Underwritten NCF Debt Yield:	9.5%
Property Information
Single Asset / Portfolio:	Portfolio of five properties
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Florida and Ohio
Year Built / Renovated:	1978-1987/ NAP
Total Units:	499
Property Management:	Elon Property Management Company, L.L.C.
Underwritten NOI:	$2,129,195
Underwritten NCF:	$1,953,410
Appraised Value:	$27,450,000
Appraisal Date:	May 2015

Historical NOI
Most Recent NOI:	$2,035,629 (T-12 June 30, 2015)
2014 NOI:	$1,889,154 (December 31, 2014)
2013 NOI:	$1,902,765 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	93.6% (August 1, 2015)
2014 Occupancy:	91.7% (December 31, 2014)
2013 Occupancy:	92.5% (December 31, 2013)
(1)	After the expiration of the lockout period and prior to the open prepayment date, the borrower may obtain the release of an individual property provided, among other things, the borrower partially defeases the loan in an amount equal to the greater of (i) 115% of the Allocated Loan Amount with respect to such individual property and (ii) an amount that, after giving effect to such release results in (a) a debt service coverage ratio for the remaining properties that is not less than 1.45x and (b) a loan to value ratio for the remaining properties that does not exceed 74.7%. Additionally, the Shadow Bay Mortgaged Property must be the first property released. The “Allocated Loan Amounts” are as follows: Larkspur Mortgaged Property - $5,302,368, Suffolk Grove Mortgaged Property - $4,854,281, Shadow Bay Mortgaged Property - $4,480,874, Cedarwood Mortgaged Property - $3,248,634 and Millburn Mortgaged Property - $2,613,843.

(2)	In place cash management and an excess cash flow sweep will be triggered upon (i) an event of default or (ii) the failure of the borrower to maintain a debt service coverage ratio of at least 1.10x at the end of one calendar quarter, until such time that the debt service coverage ratio is at least 1.15x for two consecutive calendar quarters.

(3)	The borrower reserved 125.0% of the engineer’s estimated required repairs, for ADA-related and other repairs at each of the properties.

(4)	Based on amortizing debt service payments. Based on the current interest-only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.10x and 1.93x, respectively.

TRANSACTION HIGHLIGHTS

■	Properties. The ART Florida & Ohio MF Portfolio III is comprised of five, single-story garden style apartment communities, containing an aggregate of 499 units. The properties are located in Florida and Ohio. The ART Florida & Ohio MF Portfolio III properties have increased in occupancy since acquisition by Arbor Realty SR, Inc. from 90.0% in 2012 to 93.6% as of August 2015.

■	Capital Investment. Since the sponsor acquired the portfolio in 2011, it has invested approximately $1.2 million ($2,390/unit) into renovations at the five properties.

■	Market. The portfolio’s market vacancy rates range from 1.9% to 7.4% with a blended market vacancy of 5.2%, in-line with the portfolio’s actual blended vacancy of 6.4%. Additionally, the market rental rates range from $545 to $778 with a blended market rental rate of $630.
■	Sponsorship. Arbor Realty SR, Inc., a subsidiary of Arbor Realty Trust, Inc. (“Arbor”) (NYSE: ABR), acquired the portfolio in 2011. Arbor is a REIT that invests in a diversified portfolio of multifamily and commercial real estate-related bridge and mezzanine loans and preferred equity.

■	Management. The ART Florida & Ohio MF Portfolio III will be managed by Elon Property Management Company, L.L.C., who currently manages Arbor’s portfolio of approximately 15,000 units across 150 apartment communities throughout the United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

3555 Market Place West University Place, WA 98466	Collateral Asset Summary – Loan No. 19 Clearview Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,300,000 67.1% 1.27x 7.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Stephen Berg; Kevin Berg
Borrower:	Clearview Mixed Use Building, LLC
Original Balance:	$15,300,000
Cut-off Date Balance:	$15,300,000
% by Initial UPB:	1.4%
Interest Rate:	4.4000%
Payment Date:	6th of each month
First Payment Date:	October 6, 2015
Maturity Date:	September 6, 2025
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(92), O(3)
Lockbox / Cash Management(1):	Springing Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$17,929
Insurance(2):	$0	Springing
Replacement(3):	$0	$2,083
TI/LC(4):	$0	$950
Common Charges:	$0	Amount set forth in the approved annual budget for common charges

Financial Information
Cut-off Date Balance / Unit:	$153,000
Balloon Balance / Unit:	$139,776
Cut-off Date LTV:	67.1%
Balloon LTV:	61.3%
Underwritten NOI DSCR(5):	1.31x
Underwritten NCF DSCR(5):	1.27x
Underwritten NOI Debt Yield:	7.8%
Underwritten NCF Debt Yield:	7.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mid-Rise Multifamily
Collateral:	Fee Simple
Location:	University Place, WA
Year Built / Renovated:	2013 / NAP
Total Units:	100
Property Management:	Self-managed
Underwritten NOI:	$1,200,921
Underwritten NCF:	$1,164,481
Appraised Value:	$22,810,000
Appraised Date:	May 21, 2015

Historical NOI
Most Recent T-3 Annualized NOI:	$1,173,981 (T-3 July 31, 2015 Ann.)
Most Recent T-12 NOI:	$848,897 (T-12 July 31, 2015)
2014 NOI(6):	NAP

Historical Occupancy
Most Recent Occupancy:	98.0% (June 11, 2015)
2014 Occupancy(6):	NAP
2013 Occupancy(6):	NAP
(1)	A soft lockbox and in place cash management will be triggered (i) upon an event of default or (ii) if the DSCR falls below 1.15x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters.
(2)	If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into the insurance reserve account on a monthly basis.
(3)	The Replacement reserve is subject to a cap of $50,000.
(4)	The TI/LC reserve is subject to a cap of $22,800.
(5)	Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.76x and 1.71x, respectively.
(6)	The Clearview Apartments property was opened in August 2013 and recently stabilized occupancy, as such, Historical NOI and Historical Occupancy are not available.

TRANSACTION HIGHLIGHTS

■	Property. The Clearview Apartments property consists of a 100-unit mid-rise style apartment complex and an 11,440 sq. ft. ground floor retail space located in University Place, Washington. The property is part of a larger master planned development, The Village at Chambers Bay, which is expected to contain over 250,000 sq. ft. of retail, office, multifamily and medical office space once complete. The residential unit mix consists of studios, two types of 1BR/1BA units, 2BR/1BA units and 2BR/2BA units and is currently 98.0% occupied as of June 11, 2015. The retail portion of the property consists of 11,440 sq. ft. that is divided between seven ground level suites. Currently, three of the seven retail suites are occupied (39.8% of NRA) by Jersey Mike’s, Rainier Medical and Pinnacle Capital. As part of the development agreement, the property features 100 dedicated parking spaces within the subterranean parking garage below the building and is part of a two unit condominium, of which one unit is the property building and the other unit is the garage. An additional 92 parking spaces are shared by both residents and retail patrons.

■	Master Planned Development. The Village at Chambers Bay is an approximately 250,000 sq. ft. master planned development featuring retail, office, multifamily and medical office space. The development is anchored by a Whole Foods, which opened in May 2015, located directly north of the Clearview Apartments property. To the south of the property is the University Place City Offices which contains an approximately 20,000 sq. ft. public library, approximately 35,000 sq. ft. of municipal office space and approximately 5,000 sq. ft. of retail space. The sponsors are also currently developing Latitude 47, an apartment complex within The Village at Chambers Bay that is currently under construction. The Village at Chambers Bay is located less than five miles from I-5 and less than three miles from Highway 16, two major highways in the area. In addition, a Sounder Commuter Rail station, which provides direct office to downtown Seattle, is approximately three miles from the development.

■	Market. The Clearview Apartments property is located in the Fircrest/University Place submarket. The Fircrest/University Place submarket features a vacancy rate of 3.4% and an average rent of $860 as of March 2015. University Place also features strong demographics, including an average household income level of $70,183 within a 1-mile radius of the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

111 West University Avenue El Paso, TX 79902	Collateral Asset Summary – Loan No. 20 Hilton Garden Inn El Paso	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$14,366,915 68.7% 1.65x 12.3%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Wayne A. Vandenburg; Sheila M. Vandenburg
Borrower:	High Desert Investors, L.P.
Original Balance:	$14,400,000
Cut-off Date Balance:	$14,366,915
% by Initial UPB:	1.3%
Interest Rate:	4.9390%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	360 Months
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$209,020	$26,128
Insurance:	$48,578	$5,218
FF&E(2):	$500,000	1/12 of 4.0% of the annual Gross Income from Operations
Immediate Repairs:	$12,250	NAP

Financial Information
Cut-off Date Balance / Room:	$93,901
Balloon Balance / Room:	$77,236
Cut-off Date LTV:	68.7%
Balloon LTV:	56.5%
Underwritten NOI DSCR:	1.92x
Underwritten NCF DSCR:	1.65x
Underwritten NOI Debt Yield:	12.3%
Underwritten NCF Debt Yield:	10.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral(3):	Leasehold
Location:	El Paso, TX
Year Built / Renovated:	2006 / NAP
Total Rooms:	153
Property Management:	TVO Management Services, L.L.C.
Underwritten NOI:	$1,766,770
Underwritten NCF:	$1,516,162
Appraised Value:	$20,900,000
Appraisal Date:	March 31, 2015

Historical NOI
Most Recent NOI:	$1,814,903 (T-12 June 30, 2015)
2014 NOI:	$1,625,547 (December 31, 2014)
2013 NOI:	$1,466,521 (December 31, 2013)
2012 NOI:	$1,249,084 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	85.2% (June 30, 2015)
2014 Occupancy:	85.1% (December 31, 2014)
2013 Occupancy:	77.8% (December 31, 2013)
2012 Occupancy:	70.9% (December 31, 2012)
(1)	Cash management will commence upon the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower, principal, guarantor, or property manager has occurred or (iii) the failure of the borrower to maintain the debt service coverage ratio of at least 1.25x after the end of two consecutive calendar quarters, until such time that the debt service coverage is at least equal to 1.35x for two consecutive calendar quarters.
(2)	At closing, $500,000 was deposited into the FF&E reserve for the purposes of completing discretionary improvements to common areas. Borrower shall be required to make an initial deposit and subsequent monthly deposits into an FF&E reserve equal to an amount which is 1/12 of 4% of annual gross income from operations as estimated by lender. Funds will be disbursed to borrower for reimbursement of FF&E expenses incurred in accordance with the terms of the loan documents.
(3)	The Hilton Garden Inn El Paso property is subject to a ground lease with an expiration date of December 31, 2054 and two, ten year extension options. The ground lessor is the University of Texas – El Paso.

TRANSACTION HIGHLIGHTS

■	Property. Hilton Garden Inn El Paso is a five story, full service lodging facility, located on the campus of University of Texas El Paso. It was constructed in December of 2006. The property consists of 153 guestrooms and suites, including 56 double queen and 91 king guestrooms, as well as 6 suites. Since 2007, the sponsor has invested approximately $737,000 in upgrades. At closing, the borrower deposited $500,000 into an FF&E reserve for discretionary improvements to common areas.
■	Strong Brand Affiliation / Corporate Business. Hilton Garden Inn is a mid-priced upscale brand with 618 locations spanning 22 different countries and territories worldwide. The Franchise Agreement is effective through May 8, 2027.
■	Location. The property is located on the campus of the University of Texas El Paso, and is four miles northwest of downtown El Paso. In addition, the property is in close proximity to both the University of Texas El Paso football stadium (0.8 miles) and basketball arena (0.4 miles).
■	Performance / Penetration. For the T-12 ending June 30, 2015 the Hilton Garden Inn El Paso reported occupancy, ADR and RevPAR of 85.2%, $114.27, and $97.31, respectively, which resulted in penetration rates of 116.0%, 102.0%, and 118.3%, respectively, relative to the competitive set.
■	Sponsor. Wayne Vandenburg is the Chairman and Co-Chief Executive Officer of TVO Groupe. TVO Groupe was first established as a real estate principal in 1983 and now owns, develops and/or manages approximately 400 properties. In addition, TVO Groupe has also successfully acquired, developed, and managed over $4 billion in real estate assets over the past 30 years. In December 2012, TVO Groupe took over management of the property from Interstate Hotels who had managed the property since 2006.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., Jefferies LLC and CastleOak Securities, L.P., or any other underwriter, (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the COMM 2015-CCRE26 Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

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